OFFSHORE OPERATING AGREEMENT




                                 by and between




                              Chevron U.S.A. Inc.,

                          Newfield Exploration Company
                                       and

       Ridgewood Energy Corporation, Manager Ridgewood Energy Q Fund, LLC.


                            effective October 1, 2005


                                    covering

                        Main Pass Block 221; OCS-G 26163

                        Main Pass Block 222; OCS-G 26164


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                                TABLE OF CONTENTS

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ARTICLE 1. APPLICATION ...........................................................................................1

   1.1      Application to Contract Area .........................................................................1

ARTICLE 2.  DEFINITIONS ..........................................................................................1

   2.1      Additional Testing ...................................................................................1
   2.2      Affiliate ............................................................................................1
   2.3      Authorization For Expenditure ........................................................................2
   2:4      Complete, Completing, Completion .....................................................................2
   2.5.     Completion Equipment .................................................................................2
   2.6      Confidential Data ....................................................................................2
   2.7      Contract Area ........................................................................................2
   2.8      Deepen, Deepening ....................................................................................2
   2.9      Development Facilities ...............................................................................2
   2.10     Development Operation ................................................................................3
   2.11     Development Well .....................................................................................3
   2.12     Exploratory Operation ................................................................................3
   2.13     Exploratory Well .....................................................................................3
   2.14     Export Pipelines .....................................................................................3
   2.15     Force Majeure ........................................................................................3
   2.16     Hydrocarbons .........................................................................................3
   2.17     Joint Account ........................................................................................4
   2.18     Lease ................................................................................................4
   2.19     MMS ..................................................................................................4
   2.20     Non-consent Operation ................................................................................4
   2.21     Non-consent Platform .................................................................................4
   2.22     Non-consent Well .....................................................................................4
   2.23     Non-operator .........................................................................................4
   2.24     Non-participating Party ..............................................................................4
   2.25     Non-participating Party's Share ......................................................................4
   2.26     Objective Depth ......................................................................................4
   2.27     Objective Horizon ....................................................................................4
   2.28     Offsite Host Facilities ..............................................................................4
   2.29     Operator .............................................................................................5
   2.30     Participating interest ...............................................................................5
   2.31     Participating Party ..................................................................................5
   2.32     Platform .............................................................................................5
   2.33     Producible Reservoir .................................................................................5
   2.34     Producible Well ......................................................................................5
   2.35     Production Interval ..................................................................................5
   2.36     Recomplete, Recompleting, Recompletion ...............................................................5
   2.37     Rework, Reworking ....................................................................................6
   2.38     Sidetrack, Sidetracking ..............................................................................6
   2.39     Take-in-Kind Facilities ..............................................................................6
   2.40     Transfer of Interest .................................................................................6
   2.41     Working Interest .....................................................................................6

ARTICLE 3.  EXHIBITS .............................................................................................6

   3.1      Exhibits .............................................................................................6
      3.1.1    Exhibit A - Operator, Description of Leases, etc ..................................................6
      3.1.2    Exhibit B - Insurance Provisions ..................................................................6
      3.1.3    Exhibit C - Accounting Procedure ..................................................................6
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      3.1.4    Exhibit D - Non-discrimination Provisions .........................................................7
      3.1.5    Exhibit E - Gas Balancing Agreement ...............................................................7
      3.1.6    Exhibit F -Tax Partnership Provision ..............................................................7
      3.1.7    Exhibit G - Memorandum of Operating Agreement and Financing Statement .............................7
      3.1.8    Exhibit H - Other .................................................................................7
      3.1.9    Exhibit I - Security Rights, Default, Unpaid Charges, Carved-out. Interests .......................7

   3.2      Conflicts ............................................................................................7

ARTICLE 4. OPERATOR ..............................................................................................7

   4.1      Operator .............................................................................................7
   4.2      Substitute Operator ..................................................................................7
      4.2.1    Circumstances Under Which the Operator Must Conduct a Non-Consent Operation .......................8
      4.2.2    Operator's Conduct of a Non-Consent Operation in Which it is a Non participating Party ............8
      4.2,3    Appointment of a Substitute Operator ..............................................................8
      4.2.4    Redesignation of Operator .........................................................................9
   4.3      Resignation of Operator ..............................................................................9
   4.4      Removal of Operator ..................................................................................9
   4.5      Selection of Successor Operator ......................................................................10
   4.6      Effective Date of Resignation or Removal .............................................................10
   4.7      Delivery of Property .................................................................................10

ARTICLE 5. AUTHORITY AND DUTIES OF OPERATOR ......................................................................11

   5.1      Exclusive Right to Operate ...........................................................................11
   5.2      Workmanlike Conduct ..................................................................................11
   5.3      Liens and Encumbrances ...............................................................................11
   5.4      Employees and Contractors ............................................................................11
   5.5      Records ..............................................................................................12
   5.6      Compliance ...........................................................................................12
   5.7      Contractors ..........................................................................................12
   5.8      Governmental Reports .................................................................................12
   5.9      Information to Participating Parties .................................................................12
   5.10     Information to Non-participating Parties .............................................................13

ARTICLE 6. VOTING AND VOTING PROCEDURES ..........................................................................14

   6.1     Voting Procedures .....................................................................................14
      6.1.1    Voting interest ...................................................................................14
      6.1.2    Vote Required .....................................................................................14
      6.1.3    Votes .............................................................................................14
      6.1.4    Meetings ..........................................................................................14

ARTICLE 7. ACCESS ................................................................................................14

   7.1      Access to Contract Area ..............................................................................14
   7.2      Reports ..............................................................................................15
   7.3      Confidentiality ......................................................................................15
   7.4      Limited Disclosure ...................................................................................15
   7.5      Limited Releases to Offshore Scout Association .......................................................16
   7.6      Media Releases .......................................................................................16

ARTICLE 8. EXPENDITURES ..........................................................................................16

   8.1      Basis of Charge to the Parties .......................................................................16
   8.2      AFEs .................................................................................................17
   8.3      Emergency and Required-Expenditures ..................................................................17
   8.4      Advance Billings .....................................................................................17
   8.5      Commingling of Funds .................................................................................17
   8.6      Security Rights (LA) .................................................................................17
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   8.7      Overexpenditures .....................................................................................17

ARTICLE 9. NOTICES ...............................................................................................18

   9.1      Giving and Receiving Notices .........................................................................18
   9.2      Content of Notice ....................................................................................19
   9.3      Response to Notices ..................................................................................19
      9.3.1    Platform and/or Development Proposals .............................................................19
      9.3.2    Well Proposals ....................................................................................20
      9.3.3    Proposal for Multiple Operations ..................................................................20
      9.3.4    Other Matters .....................................................................................20
   9.4      Failure to Respond ...................................................................................20
   9.5      Response to Counterproposals .........................................................................20
   9.6      Timely Well Operations ...............................................................................20
   9.7      Timely Platform/Development Facilities Operations ....................................................21

ARTICLE 10. EXPLORATORY OPERATIONS ...............................................................................21

   10.1     Proposing Operations .................................................................................21
   10.2     Counterproposals .....................................................................................21
   10.3     Operations by All Parties ............................................................................22
   10.4     Second Opportunity to Participate ....................................................................22
   10.5     Operations by Fewer Than All Parties .................................................................22
   10.6     Expenditures Approved ................................................................................23
   10.7     Conduct of Operations ................................................................................23
   10.8     Course of Action After Reaching Objective Depth ......................................................23
       10.8.1     Election by Participating Parties ..............................................................23
       10.8.2     Priority of Operations .........................................................................23
       10.8.3     Second Opportunity to Participate ..............................................................24
       10.8.4     Operations by Fewer Than All Parties ...........................................................24
       10.8.5     Subsequent Operations ..........................................................................25
   10.9    Wells Proposed Below Deepest Producible Reservoir .....................................................25

ARTICLE 11. DEVELOPMENT OPERATIONS ...............................................................................26

   11.1     Proposing Operations .................................................................................26
   11.2     Counterproposals .....................................................................................26
   11.3     Operations by All Parties ............................................................................27
   11.4     Second Opportunity to Participate ....................................................................27
   11.5     Operations by Fewer Than All Parties .................................................................27
   11.6     Expenditures Approved ................................................................................28
   11.7     Conduct of Operations ................................................................................28
   11.8     Course of Action After Reaching Objective Depth ......................................................28
       11.8.1     Election by Fewer Than All Parties .............................................................28
       11.8.2     Priority of Operations .........................................................................29
       11.8.3     Second Opportunity to Participate ..............................................................29
       11.8.4     Operations by Fewer Than All Parties ...........................................................30
       11.8.5     Subsequent Operations ..........................................................................30

   ARTICLE 12. PLATFORM AND DEVELOPMENT FACILITIES ...............................................................31

   12.1     Proposal .............................................................................................31
   12.2     Counterproposals .....................................................................................31
       12.2.1     Operations by All Parties ......................................................................31
       12.2.2     Second Opportunity to Participate ..............................................................31
       12.2.3     Operations by Fewer Than All Parties ...........................................................32
   12.3     Ownership and Use of the Platform and Development Facilities .........................................33
   12.4     Rights to Take in Kind ...............................................................................33
   12.5     Expansion or Modification of a Platform and/or Development Facilities ................................34
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   12.6     Offsite Host Facilities ..............................................................................35

ARTICLE 13. NON-CONSENT OPERATIONS ...............................................................................35

   13.1     Non-consent Operations ...............................................................................35
       13.1.1      Non-interference ..............................................................................35
       13.1.2      "Multiple Completion Limitation ...............................................................35
       13.1.3 Metering ...........................................................................................35
       13.1.4      Non-consent Well ..............................................................................35
       13.1.5      Cost Information ..............................................................................36
       13.1.6      Completions ...................................................................................36
   13.2     Relinquishment of Interest ...........................................................................36
       13.2.1      Production Reversion Recoupment ...............................................................37
       13.2.2      Non-production Reversion ......................................................................38
   13.3     Deepening or Sidetracking of Non-consent Well ........................................................38
   13.4     Deepening or Sidetracking Cost Adjustments ...........................................................38
   13.5     Subsequent Operations in Non-consent Well ............................................................39
   13,6     Operations in a Production Interval ..................................................................39
   13.7     Operations  Utilizing a Non-consent Platform and/or Development Facilities ...........................39
   13.8     Discovery or Extension from Non-consent Drilling .....................................................40
   13.9     Allocation of Platform/Development Facilities Costs to Non-consent Operations ........................40
      13.9.1     Investment Usage Fees ...........................................................................41
      13.9.2     Operating and Maintenance Charges ...............................................................43
   13.10    Allocation of Costs Between Zones ....................................................................44
   13.11    Lease Maintenance Operations .........................................................................44
      13.11.1    Participation in Lease Maintenance Operations ...................................................44
      13.11.2    Accounting for Non participation ................................................................45
   13.12    Retention of Lease by Non-consent Well ...............................................................45
   13.13    Non-Consent Premiums .................................................................................46

ARTICLE 14. ABANDONMENT, SALVAGE AND SURPLUS .....................................................................46

   14.1     Platform Salvage and Removal Costs ...................................................................46
   14.2     Abandonment of Platforms, Development Facilities or Wells ............................................46
   14.3     Assignment of Interest ...............................................................................47
   14.4     Abandonment Operations Required by Governmental Authority ............................................47
   14.5     Disposal of Surplus Material .........................................................................47

ARTICLE 15. WITHDRAWAL ...........................................................................................48

   15.1     Right to Withdraw ....................................................................................48
   15.2     Response to Withdrawal Notice ........................................................................48
      15.2.1     Unanimous Withdrawal ............................................................................48
      15.2.2     No Additional Withdrawing Parties ...............................................................49
      15.2.3     Acceptance of the Withdrawing Parties' Interests ................................................49
      15.2.4     Effects of Withdrawal ...........................................................................49
   15.3     Limitation Upon and Conditions of Withdrawal .........................................................49
      15.3.1     Prior Expenses ..................................................................................49
      15.3.2     Confidentiality .................................................................................50
      15.3.3     Emergencies and Force Majeure ...................................................................50

ARTICLE 16. RENTALS, ROYALTIES AND OTHER PAYMENTS ................................................................51

   16.1     Overriding Royalty and Other Burdens .................................................................51
   16.2     Subsequently Created Interest ........................................................................51
   16.3     Payment of Rentals and Minimum Royalties .............................................................52
   16.4     Non-participation in Payments ........................................................................52
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   16.5     Royalty Payments .....................................................................................52

ARTICLE 17. TAXES ................................................................................................52

   17.1     Property Taxes .......................................................................................52
   17.2     Contest of Property Tax Valuation ....................................................................53
   17.3     Production and Severance Taxes .......................................................................53
   17.4     Other Taxes and Assessments ..........................................................................53

ARTICLE 18. INSURANCE. ...........................................................................................53

   18.1     Insurance ............................................................................................53
   18.2     Bonds ................................................................................................53

ARTICLE 19. LIABILITY, CLAIMS AND LAWSUITS .......................................................................54

   19.1     Individual Obligations ...............................................................................54
   19.2     Notice of Claim or Lawsuit ...........................................................................54
   19.3     Settlements ..........................................................................................54
   19.4     Defense of Claims and Lawsuits .......................................................................54
   19.5     Liability for Damages ................................................................................55
   19.6     Indemnification for Non-Consent Operations ...........................................................55
   19.7     Damage to Reservoir, Loss of Reserves and Profit .....................................................56
   19.8     Non-Essential Personnel ..............................................................................56
   19.9     Dispute Resolution Procedure .........................................................................56

ARTICLE 20. INTERNAL REVENUE PROVISION ...........................................................................56

  20.1      Internal Revenue Provision ...........................................................................56

ARTICLE 21 CONTRIBUTIONS .........................................................................................57

   21.1     Notice of Contributions Other Than Advances for Sale of Production ...................................57
   21.2     Cash Contributions ...................................................................................57
   21.3     Acreage Contributions ................................................................................57

ARTICLE 22. DISPOSITION OF PRODUCTION ............................................................................58

   22.1     Take-in-Kind Facilities ..............................................................................58
   22.2     Duty to Take-in-Kind .................................................................................58
   22.3     Failure to Take Oil and Condensate in-Kind ...........................................................58
   22.4     Failure to Take Gas in-Kind ..........................................................................59
   22.5     Expenses of Delivery in-Kind .........................................................................59

ARTICLE 23. APPLICABLE LAW .......................................................................................59

   23.1     Applicable Law .......................................................................................59

ARTICLE 24. LAWS, REGULATIONS AND NON-DISCRIMINATION .............................................................60

   24.1     Laws and Regulations .................................................................................60
   24.2     Non-discrimination ...................................................................................60

ARTICLE 25. FORCE MAJEURE ........................................................................................60

   25.1     Force Majeure ........................................................................................60

ARTICLE 26. SUCCESSORS, ASSIGNS AND PREFERENTIAL RIGHTS ..........................................................60

   26.1     Successors and Assigns ...............................................................................60
   26.2     Transfer of Interest .................................................................................61
   26.3     Consent to Assign ....................................................................................61
   26.4     Transfers Between Parties ............................................................................61
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   26.5     Division of Interest .................................................................................62
   26.6     Preferential Rights ..................................................................................62

ARTICLE 27. ADMINISTRATIVE PROVISIONS ............................................................................63

   27.1     Term .................................................................................................63
   27.2     Waiver ...............................................................................................63
   27.3     Waiver of Right to Partition .........................................................................63
   27.4     Compliance With Laws and Regulations .................................................................64
      27.4.1      Severance of Invalid Provisions ................................................................64
      27.4.2      Fair and Equal Employment ......................................................................64
   27.5     Construction and Interpretation of this Agreement ....................................................64
      27.5.1      Headings for Convenience .......................................................................64
      27.5.2      Article References .............................................................................64
      27.5.3      Gender and Number ..............................................................................65
      27.5.4      Future References ..............................................................................65
      27.5.5      Currency .......................................................................................65
      27.5.6      Optional Provisions ............................................................................65
      27.5.7      Joint Preparation ..............................................................................65
      27.5.8      Integrated Agreement ...........................................................................65
      27.5.9      Binding Effect .................................................................................65
      27.5.10     Further Assurances .............................................................................65
      27.5.11     Counterpart Execution ..........................................................................66
   27.6     Restricted Bidding ...................................................................................66

ARTICLE 28. AREA OF MUTUAL INTEREST ..............................................................................66

   28.1    Area of Mutual Interest (AMI) .........................................................................66
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                          OFFSHORE OPERATING AGREEMENT


THIS AGREEMENT, made effective the 1St day of October, 2005, by and between Chevron U.S.A. Inc., Newfield Exploration Company-and Ridgewood. Energy Corporation, Manager Ridgewood Energy Q Fund, LLC., their respective heirs, successors, legal representatives, and assigns, herein referred to collectively as the "Parties" and individually as a "Party."

                                   WITNESSETH:

WHEREAS, the Parties own a leasehold interest in one or more oil and gas Leases identified in Exhibit "A" and desire to explore, develop, produce, and operate those Leases pursuant to this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants in this Agreement, the Parties agree as follows:

                                    ARTICLE 1

                                   APPLICATION

1.1    Application to Contract Area

       This Agreement applies to the entire Contract Area. For purposes of this Agreement, activities or operations affecting one Lease are considered activities or operations affecting all Leases. Unless otherwise provided in this Agreement, the Parties according to their respective Working interests, own all rights and obligations in and under the Leases, all property acquired with funds from the Joint Account, and all Hydrocarbons.

                                    ARTICLE 2

                                   DEFINITIONS

2.1    Additional Testing

       An operation not previously approved in the AFE and proposed for the specific purpose of obtaining additional subsurface data.

2.2    Affiliate

       For a person, another person that controls, is controlled by, or is under common control with that person. In this definition, (a) "control" means the ownership by one person, directly or Indirectly, of more than fifty percent (50%) of the voting securities of a corporation or, for other persons, the equivalent ownership interest (such as partnership



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       interests), and (b) "person" means an individual, corporation, partnership, trust, estate, unincorporated organization, association, or other legal entity.

2.3    Authorization For Expenditure (AFE)

       An authority to expend funds prepared by a Party to estimate the costs to be incurred in conducting an operation under this Agreement.

2.4    Complete, Completing, Completion

       An operation to complete a well for initial Hydrocarbon production in one or more Producible Reservoirs, including, but not limited to, setting production casing, perforating the casing, stimulating the well, installing Completion Equipment, and/or conducting production tests.

2.5    Completion Equipment

       That certain equipment on an Exploratory Well or a Development Well required to be installed prior to the movement of a well-completion rig of that well

       (a) under 30 CFR 250.502, or any succeeding order or regulation issued by the MMS, up to and including the tree, and

       (b) by any other regulatory agency having jurisdiction, including, but not limited to, a caisson and navigational aids.

2.6    Confidential Data

       The information and data obtained under this Agreement, including, but not limited to, geological, geophysical, and reservoir information; originals and copies of logs; core and core analysis; and other well information including, but not limited to, the progress, tests, or results of a well drilled or an operation conducted under this Agreement, except data or information that becomes public other than by breach of this Agreement or as agreed to in writing by the Participating Parties.

2.7    Contract Area

       The Leases, or portions thereof, listed on Exhibit "A" to this Agreement.

2.8    Deepen, Deepening

       A drilling operation conducted in an existing wellbore below the Objective Depth to which the well was previously drilled.

2.9    Development Facilities

       Production equipment other than Completion Equipment that is installed on or outside the Contract Area in order to handle or process Hydrocarbon production. Development Facilities include, but are not limited to,

       (a) compression, separation, dehydration, generators, treaters, skimmers, bunkhouses and metering equipment,

       (b) the flowlines, gathering lines or lateral lines that deliver Hydrocarbons and water

              1 from the Completion Equipment to the Platform or to Offsite Host Facilities, or

              2      from the Platform to Export Pipelines; and

       (c)    injection and disposal wells.


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       Development Facilities include Export Pipelines.

2.10   Development Operation

       An operation on the Contract Area other than an Exploratory Operation.

2.11 Development Well A well or portion of a well proposed as a Development Operation.

2.12   Exploratory Operation

       An operation that is conducted on the Contract Area and that is any of the following:

       (a)    proposed to Complete an Exploratory Well;

       (b) proposed for an Objective Horizon that is not a Producible Reservoir; or

       (c) proposed for an Objective Horizon that has a Producible Well, but that will be penetrated at a location where the distance between the midpoint of the Objective Horizon to be penetrated by the proposed operation and the midpoint of the same Objective Horizon where it is actually penetrated by a Producible Well will be at least six thousand (6,000) feet for a gas Completion and at least three thousand five hundred (3,500) feet for an oil Completion.

       (d) proposed for an Objective Horizon that is unanimously agreed by the Parties not to be in an existing Producible Reservoir; or

       (e) proposed as a deeper drilling operation below the base of the deepest producible reservoir.

2.13   Exploratory Weil

       A well or portion of a well proposed as an Exploratory Operation.

2.14   Export Pipelines

       Pipelines to which a gathering line or lateral line downstream of the Platform and/or Development Facilities or, if there is no Platform, the Completion Equipment, is connected and which are used to transport Hydrocarbons or produced water to shore.

2.15   Force Majeure

       An event or cause that is reasonably beyond the control of the Party claiming the existence of such event or cause, which includes, but is not limited to, a flood, storm, hurricane, loop current/eddy, or other act of God, a fire, loss of well control, oil spill, or other environmental catastrophe, a war, terrorist act, a civil disturbance, a labor dispute, a strike, a lockout, compliance with a law, order, rule, or regulation, governmental. action or delay in granting necessary permits or permit approvals, and the inability to secure materials or a rig.

2.16   Hydrocarbons

       Oil and/or gas and associated liquid and gaseous by-products (except helium) which may be produced from a wellbore located on the Lease.


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2.17   Joint Account

       This term has the same definition as the defined term "Joint Account" in Exhibit "C" (Accounting Procedure).

2.18   Lease

       Each oil and gas lease identified in Exhibit R' and the lands- covered by that-lease.

2:19   MMS

       The Minerals Management Service, United States Department of Interior, or its successor agency. Where appropriate, the reference to MMS shall include the appropriate state agency.

2.20   Non-consent Operation

       An operation conducted on the Contract Area by fewer than all Parties, which subjects the Nonparticipating Party to Article 13 (Non-Consent Operations).

2.21   Non-consent Platform

       A Platform owned by fewer than all Parties.

2.22   Non-consent Well

       An Exploratory Well or a Development Well owned by fewer than all Parties.

2.23   Non-operator

       A Party other than the Operator.

2.24   Non-participating Party

       A Party other than a Participating Party.

2.25 Non-participating Party's Share The Participating Interest that a Non-participating Party would have had if all Parties had participated in the operation.

2.26   Objective Depth

       A depth sufficient to test the lesser of the Objective Horizon or the specific footage depth stated in the AFE and approved by the Participating Parties.

2.27   Objective Horizon

       The interval consisting of the deepest zone, formation, or horizon to be tested in an Exploratory Well, Development Well, Deepening operation, or Sidetracking operation, as stated in the AFE and approved by the Participating Parties.

2.28   Offsite Host Facilities

       Development and handling facilities that (a) are located off the Contract Area and (b) are either owned by one or more third parties or by one or more Participating Parties in a well, whose interests in the development and handling facilities differ from their respective Working Interest shares in the well.


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2.29   Operator

       The Party designated in Article 4.1 (Designation of the Operator), a successor Operator-selected under Article 4.5, (Selection of Successor Operator), and, if applicable, a substitute Operator selected under
       Article 4.2 (Substitute Operator).

2.30   Participating Interest

       The percentage of the costs and risks of conducting an operation under this Agreement that a Participating Party agrees, or is otherwise obligated, to pay and bear.

2.31   Participating Party

       A Party that executes an AFE for a proposed operation or otherwise agrees, or becomes liable, to pay and bear a share of the costs and risks of conducting an operation under this Agreement.

2.32   Platform

       An offshore structure on the Contract Area that supports Wells, Completion Equipment, or Development Facilities, whether fixed, compliant, or floating, and the components of that structure, including, but not limited to, caissons or well protectors to the extent same are not Completion Equipment, rising above the water line and used for the exploration, development, or production of Hydrocarbons. The term "Platform" shall also mean any offshore equipment or template (excluding templates used for drilling operations) and any component thereof, other than Completion Equipment (including, but not limited to, flow lines and control systems), that is resting on or attached to the sea floor and used to obtain production of Hydrocarbons.

2.33   Producible Reservoir

       An underground accumulation of Hydrocarbons (a) in a single and separate natural pool characterized by a distinct pressure system, (b) not in Hydrocarbon communication with another accumulation of Hydrocarbons, and
       (c) into which a Producible Well has been drilled.

2.34   Producible Well

       A well that is drilled under this Agreement and that (a) is producing Hydrocarbons; (b) is determined to be, or meets the criteria for being determined to be, capable of producing Hydrocarbons in paying quantities under an applicable order or regulation issued by the governmental authority having jurisdiction; or (c) is determined to be a Producible Well by two (2) or more Participating Parties having a combined Working Interest of forty-five percent (45%) or more, even if the well has been plugged and permanently or temporarily abandoned.

2.35   Production Interval

       A zone or interval producing or capable of producing Hydrocarbons from a well without Reworking operations.

2.36   Recomplete, Recompleting, Recompletion

       An operation whereby a Completion in one Producible Reservoir is abandoned in order to attempt a Completion in a different Producible Reservoir within the existing wellbore.

2.37   Rework, Reworking

       An operation conducted in a well, after it has been Completed in one or more Producible Reservoirs, to restore, maintain, or improve Hydrocarbon production from one or more of those Producible Reservoirs, but specifically excluding drilling, Sidetracking, Deepening, Completing, or Recompleting the well.

2.38   Sidetrack, Sidetracking

       The directional control and intentional deviation of a well to change the bottom-hole location, whether it be to the original Objective Depth or formation or another bottom-hole location not deeper than the stratigraphic equivalent. of the initial Objective Depth, unless the intentional 'deviation is done to straighten the hole or to drill around junk in the hole or to overcome other mechanical difficulties.

2.39   Take-in-Kind Facilities

       Facilities which (i) are not paid for by the Joint Account and (ii) are installed for the benefit and use of a particular Party or Parties to take its or their share of Hydrocarbon production in kind.

2.40   Transfer of Interest

       A conveyance, assignment, transfer, farmout, exchange, or other disposition of all or part of a Party's Working Interest.

2.41   Working Interest

              The record title interest, or where applicable, the leasehold interest or the operating rights of each Party in and to each Lease (expressed as the percentage provided in Exhibit "A"). If a Party's record title interest is different from its operating rights, the Working Interest of each Party is the interest provided in Exhibit "A".


                                    ARTICLE 3

                                    EXHIBITS


3.1    Exhibits

       The following exhibits are attached to this Agreement and incorporated into this Agreement by reference:

       (Check the exhibits the Parties wish to incorporate into this Agreement.)

       3.1.1  Exhibit "A"

              Operator, Description of Leases, Division of Interests, and Notification Addresses

       3.1.2  Exhibit "B"

              Insurance Provisions.

       3.1.3  Exhibit "C"

              Accounting procedure.

       3.1.4  Exhibit "D"

              Nan-discrimination Provisions.

       3.1.5  Exhibit "E"

              Gas Balancing Agreement.

       3.1.6  Exhibit "F"

              Tax Partnership Provision.

       3.1.7  Exhibit "G"

              Memorandum of Operating Agreement and Financing Statement.

       3.1.8  Exhibit "H".

              Other (e.g. -Dispute-Resolution).

       3.1.9  Exhibit "I"

              Security Rights; Default' Unpaid Charges' Carved-out Interests


3.2    Conflicts

       If a provision of an exhibit, except Exhibits "D," "E," or "F", is inconsistent with a provision in the body of this Agreement, the provision in the body of this Agreement shall prevail. If a provision of Exhibit "D," "E," or "F", is inconsistent with a provision in the body of this Agreement, however, the provision of the exhibit shall prevail.



                                    ARTICLE 4

                                    OPERATOR


4.1    Operator

       Chevron U.S.A. Inc. (Chevron) is designated as the Operator of the Contract Area covered by this Offshore Operating Agreement. The Parties shall promptly execute and provide Operator with all documents required by the MMS in connection with the designation of Chevron as Operator or with the designation of any other Party as a substitute or successor Operator. Unless agreed to the contrary by all Parties hereto, Operator shall also be classified as the designated applicant for oil spill financial responsibility purposes and each Non-operating Party shall promptly execute the appropriate documentation reflecting this designation and promptly provide same to Operator for filing with MMS.

4.2    Substitute Operator

       Except as otherwise provided in Article 4.2.1 (Circumstances Under Which the Operator Must Conduct a Non-Consent Operation), if the Operator becomes a Non-participating Party in a Non-consent Operation, the Participating Parties may approve the designation of any Participating Party as the substitute Operator by the vote of two (2) or more of the

       Participating Parties having a combined forty-five percent (45%) or more of the Participating Interests. The substitute Operator shall serve only
       (a) for the Non-consent Operation, (b) on the Lease, or that portion of the Lease, affected by the Non-consent Operation, and (c) with the same authority, rights, obligations, and duties as the Operator. If a Non-operator is the only Participating Party in a Non-consent Operation, then the Non-operator shall be designated as. the substitute Operator for that Non-consent Operation, with. no vote required, unless the Non-operator elects not to accept the designation. No Non-operator shall ever be designated as a substitute Operator against its will. If a substitute Operator is not designated under the foregoing procedures, the Operator shall, upon the unanimous agreement of the Participating Parties and the Operator, conduct the Non-consent Operation on behalf of the Participating Parties and at the Participating Parties' sole cost and risk under Article 13 (Non-Consent Operations).

       4.2.1 Circumstances Under Which the Operator Must Conduct a Non-Consent Operation If:

              (a) a drilling rig is on location and the Operator becomes a Non-participating Party in a supplemental AFE for an Exploratory Operation, or Development Operation, or

              (b) the Operator becomes a Non-participating Party in an operation to be conducted from a Platform operated by the Operator, the Operator, as a Non-participating Party, shall conduct the Non-consent Operation on behalf of the Participating Parties and at the Participating Parties' sole cost and risk under Article 13 (Non-Consent Operations).

       4.2.2 Operator's Conduct of a Non-Consent Operation in Which it is a Non-participating Party

              When, under Article 4.2 (Substitute Operator) or Article 4.2.1 (Circumstances Under Which the Operator Must Conduct a Non-Consent Operation), the Operator conducts a Non-consent Operation in which it is a Non-participating Party, it shall follow the practices and standards in Article 5 (Authorities and Duties of Operator). Notwithstanding anything to the contrary in Exhibit "C", the Operator shall not be required to proceed with the Non consent Operation until the Participating Parties have advanced the total estimated costs of the Non-consent Operation to the Operator. The Operator shall never be obligated to expend any of its own funds for the Non-consent Operation in which it is a Non participating Party.

       4.2.3 Appointment of a Substitute Operator After expiration of all applicable response periods for the Non-consent Operation and selection of a substitute Operator, each Party shall promptly provide the substitute Operator with the appropriate MMS designation of operator forms and designation of oil spill responsibility forms. The Operator and the substitute Operator shall coordinate the change of operatorship to avoid interfering with ongoing activities and operations, if any, including but not limited to, lease maintenance activities and operations.

       4.2.4  Redesignation of Operator

              Within five (5) days after conclusion of the Non-consent Operation, all Parties shall execute and provide the Operator with the appropriate MMS designation of operator forms and designation of oil spill responsibility forms to return operatorship to the Operator, thereby superseding the Parties' designation of the substitute Operator under Article 4.2.3 (Appointment of a Substitute Operator).

4.3    Resignation of Operator

       Subject to Article 4.5 (Selection of Successor), the Operator may resign at any time by giving written notice to the Parties, except that the Operator may not resign during a Force Majeure or an emergency that poses a threat to life, safety, property, or the environment. If the. Operator ceases to own a Working Interest, the Operator automatically shall be deemed to have resigned as the Operator without any action by the Non-operators.

4.4    Removal of Operator

       Operator may be removed by an affirmative vote of the Parties owning a combined Working Interest of fifty-one percent (51%) or more of the remaining Working Interest after excluding the Operator's Working Interest if:

       (a) Operator becomes insolvent or unable to pay its debts as they mature, makes an assignment for the benefit of creditors, commits an act of bankruptcy, or seeks relief under laws providing for the relief of debtors;

       (b) a receiver is appointed for Operator or for substantially all of its property or affairs;

       (c) a Transfer of Interest by the Operator which reduces the Operator's Working Interest to less than the Working Interest of a Non-operator, whether accomplished by one or more Transfer of Interest; or

       (d) Operator commits a substantial breach of a material provision of this Agreement and fails to cure the breach within thirty (30) days after notice of the breach.

       If a petition for relief under the federal bankruptcy laws is filed by or against Operator, and if a federal bankruptcy court prevents the removal of Operator, all Non-operators and Operator shall comprise an interim operating committee to operate until Operator has elected to reject or assume this Agreement under the Bankruptcy Code. An election by Operator as a debtor-inpossession or by a trustee in bankruptcy to reject this Agreement shall be deemed to be a resignation by Operator without any action by the Non-operators, except the selection of a successor. To be effective, a vote to remove Operator for any cause described above must be taken within sixty (60) days after a Non-operator receives actual knowledge of the cause. A change of corporate name or structure of Operator shall not be deemed to be a resignation or basis for removing Operator.

4.5    Selection of Successor

       Upon resignation or removal of Operator, a successor Operator shall be selected from among the Parties by an affirmative vote of two (2) or more Parties having a combined Working Interest of forty-five percent (45%) or more. If the resigned or removed Operator is not entitled to vote, fails to vote, or votes only to succeed itself, then the successor Operator shall be selected by the affirmative vote of the Parties owning a combined Working Interest of fifty-one percent (51%) or more of the remaining Working Interest after excluding the Working Interest of the resigned or removed Operator. If the Operator assigns all or a part of its Working Interest, then under Article 4.3 (Resignation of Operator) or
       Article 4.4.(c), the Party who acquired all or a part of the former Operator's Working Interest shall not be excluded from voting for a successor Operator. If there are only two Parties to this Agreement when the Operator resigns or is removed, then the Non operator automatically has the right, but not the obligation, to become the Operator. If no Party is willing to become the Operator, this Agreement shall terminate under Article 27.1 (Term).

4.6    Effective Date of Resignation or Removal

       The resignation or removal of the Operator shall become effective as soon as practical but no later than 7:00 a.m. on the first day of the month following a period of ninety (90) days after the date of resignation or removal, unless a longer period is required for the Parties to obtain approval of the designation of the successor Operator, and designated applicant for oil spill financial responsibility purposes, by the MMS; however, in no event shall the resignation or removal of Operator become effective until a successor Operator has assumed the duties of Operator. The resignation or removal of the outgoing Operator shall not prejudice any rights, obligations, or liabilities resulting from its operatorship. The successor Operator may charge the Joint Account for reasonable costs incurred in connection with copying or obtaining the former Operator's records, information or data except when the change of Operator results from a merger, consolidation, reorganization or sale or transfer to an Affiliate of the Operator.

4.7    Delivery of Property

       On the effective date of resignation or removal of the Operator, the outgoing Operator shall deliver or transfer to the successor Operator custodianship of the Joint Account and possession of all items purchased for the Joint Account under this Agreement, all Hydrocarbons that are not the separate property of a Party, all equipment, materials, and appurtenances purchased for the Joint Account under this Agreement, which are not already in the possession of the successor Operator, and all books, records, and inventories relating to the Joint Account (other than those books, records, and inventories maintained by the outgoing Operator as the owner of a Working Interest). The outgoing Operator shall distribute or return all funds related to the Joint Account to the Parties who contributed the funds or are otherwise entitled to receive the funds under this Agreement. The outgoing Operator shall further use its reasonable efforts to transfer to the successor Operator, as of the effective date of the resignation or removal, its rights as Operator under all contracts exclusively relating to the activities or operations conducted under this Agreement, and the successor Operator shall assume all obligations of the Operator that are assignable under the contracts. The Parties may audit the Joint Account and conduct an inventory of all property and all Hydrocarbons that are not the separate property of a Party, and the inventory shall be used in the accounting to ' all Parties by the outgoing Operator of the property and the Hydrocarbons that are not the separate property of a Party. The inventory and audit shall be conducted under Exhibit "C".



                                    ARTICLE 5

                        AUTHORITY AND DUTIES OF OPERATOR


5.1    Exclusive Right to Operate

       Unless otherwise provided in this Agreement, Operator shall have the exclusive right and duty to conduct operations (or cause them to be conducted) under this Agreement. In performing services under this Agreement for the Non-operators, Operator shall be an independent contractor, not subject to the control or direction of Non-operators, except for the type of operation to be undertaken in accordance with the voting and election procedures in this Agreement. No Party shall be deemed to be, or hold itself out as, the agent or fiduciary of another Party.

5.2    Workmanlike Conduct

       Operator shall timely commence and conduct all operations in a good and workmanlike manner, as would a prudent operator under the same or similar circumstances. OPERATOR SHALL NOT BE LIABLE TO NON-OPERATORS FOR LOSSES SUSTAINED OR LIABILITIES INCURRED, EXCEPT AS MAY RESULT FROM OPERATOR'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. Operator shall never be required under this Agreement to conduct an operation that it believes would be unsafe or would endanger persons, property or the environment. Unless otherwise provided in this Agreement, Operator shall consult with Non-operators and keep them informed of all important matters.

5.3    Liens and Encumbrances

       Operator shall endeavor to keep the Contract Area, wells, Platforms, Development Facilities, and other equipment free from all liens and other encumbrances occasioned by operations hereunder, except those provided in
       Article 8.6 (Security Rights).

5.4    Employees and Contractors

       Operator shall select employees and contractors and determine their number, hours of labor, and compensation. The employees shall be employees of Operator.

5.5    Records

       The Operator shall keep or cause to be kept accurate books, accounts, and records of activities or operations under this Agreement in compliance with the Accounting Procedure in Exhibit "C". Unless otherwise provided in this Agreement, all records of the Joint Account shall be available to a Non-operator as provided in Exhibit "C". The Operator shall use good-faith efforts to ensure the settlements, billings, and reports rendered to each Party under this Agreement are complete and accurate. The Operator shall notify the other Parties promptly upon the discovery of any error or omission pertaining to the settlements, billings, and reports rendered to each Party.

5.6    Compliance

       Operator shall comply, and shall require' all agents and contractors to comply, with all applicable laws, rules, regulations, and orders of governmental authorities having jurisdiction.

5.7    Contractors

       Operator may enter into contracts with qualified and responsible independent contractors for the design, construction, installation, drilling, production or operation of wells, Platforms and Development Facilities. Insofar as possible, Operator shall use competitive bidding to procure goods and services for the benefit of the Parties. All drilling operations conducted under this Agreement shall be conducted by properly qualified and responsible drilling contractors under current competitive contracts. A drilling contract will be deemed to be a current competitive contract if it (a) was made within twelve (12) months before the commencement of the well and (b) contains terms, rates, and provisions that, when the contract was made, did not exceed those generally prevailing in the area for operations involving substantially equivalent rigs that are capable of conducting the drilling operation. At its election, Operator may use its own or an Affiliate's drilling equipment, derrick barge, tools, or machinery to conduct drilling operations, but the work shall be (i) performed by Operator or its Affiliate acting as an independent contractor, (ii) approved by written agreement with the Participating Parties before commencement of operations, and (iii) conducted under the same terms and conditions and at the same rates as are customary and prevailing in competitive contracts of third parties doing work of similar nature.

5.8    Governmental Reports

       Operator shall make reports to governmental authorities it has a duty to make as Operator and shall furnish copies of the reports to the Participating Parties. The Operator shall provide each Non-operating Party with a copy of each notice, order, and directive received from the MMS. As soon as reasonably practicable, each Party shall give written notice to the other Parties before each meeting with government authorities of which it has notice and that affects the Contract Area.

5.9    Information to Participating Parties

       Except as provided in Article 8.6, Operator shall furnish each Participating Party the following information, if applicable, for each activity or operation conducted by Operator:

       5.9.1 A copy of the application for permit to drill and all amendments thereto.

       5.9.2 A daily drilling report (or Reworking report or Recornpletion report, if applicable), giving the depth, corresponding lithological information, data on drilling fluid characteristics, information about drilling or operational difficulties or delays, if any, and other pertinent information, by facsimile transmission or electronic mail within twenty-four (24) hours (exclusive of Saturdays, Sundays, and federal holidays) for well operations conducted in the preceding twenty-four (24) hour period.

       5.9.3  A complete report of each core analysis.

       5.9.4 A copy of each electrical survey, currently as it is run; all data for each radioactivity log, temperature survey, deviation or directional survey, caliper log, and other log or survey obtained during the drilling of the well; and, upon completion of the well, a composite of all electrical-type logs, insofar as is reasonable and customary.

       5.9.5 A copy of all well test results, bottom-hole pressure surveys, and fluid analyses.

       5.9.6 Upon written request received by Operator before commencement of drilling, samples of cuttings and cores taken from the well (if sufficient cores are retrieved), packaged in containers furnished by Operator at the expense of the requesting Party, marked as to the depths from which they were taken, and shipped at the expense of the requesting Party by express courier to the address designated by the requesting Party. 5.9.7 To the extent possible, twenty-four (24) hours' advance notice of, and access to, logging, coring, and testing operations.

       5.9.8 A monthly report on the volume of Hydrocarbons and water produced from each well; however, Operator shall provide reports more often if feasible.

       5.9.9 A copy of each report made to a governmental authority having jurisdiction.

       5.9.10 Upon written request, other pertinent information available to Operator, including, but not limited to, those portions of the contracts to be used for the benefit of the Joint Account and which pertain to the Lease, but excluding the Operator's proprietary or secret information and its subsurface interpretations that have been independently developed at Operator's sole cost and expense.

5.10   Information to Non-participating Parties

       Operator shall furnish each Non-participating Party a copy of each Operator's governmental report that is available to the public and associated with the applicable Non-consent Operation, Until the applicable recoupment under Article 13 (Non-consent Operations) is complete, a Non participating Party shall not receive or review any other information specified by Article 5.9 (information to Participating Parties), except as may be necessary for a payout audit of the Non consent Operation.

                                    ARTICLE 6

VOTING AND VOTING PROCEDURES


6.1    Voting Procedures

       Unless otherwise provided in this Agreement, each matter requiring approval of the Parties shall be determined as follows:

       6.1.1  Voting Interest

       Subject to Article 8.6 (Security Rights), each Party shall have a voting interest equal to its Working Interest or its Participating Interest, as applicable.

       6.1.2  Vote Required

       Unless expressly stated to the contrary herein, a matter requiring approval of the Parties shall be decided by the affirmative vote of two
       (2) or more Parties having a combined voting interest of forty-five percent (45%) or more. If, there are only two (2) Parties to this Agreement, the matter shall be determined by unanimous consent.

       6.1.3  Votes

       The Parties may vote at a meeting; by telephone, promptly confirmed in writing to Operator; or by facsimile transmission. Operator shall give each Party prompt notice of the results of the voting.

       6.1.4  Meetings

       Meetings of the Parties may be called by Operator upon its own motion or at the request of a Party having a voting interest of not less than ten percent (10%). Except in an emergency, no meeting shall be called on less than five (5) days' advance written notice, and the notice of meeting shall include the meeting agenda prepared by the Operator or the requesting Party. The representative of Operator shall be chairman of each meeting. Only matters included in the agenda may be discussed at a meeting, but the agenda and items included in the agenda may be amended prior to or during the meeting by unanimous agreement of all Parties.



                                    ARTICLE 7

                                     ACCESS


7.1    Access to Contract Area

       Except as provided in Article 8.6, each Party shall have access, at its sole risk and expense and at all reasonable times, to the Contract Area, Platform, Development Facilities and Joint Account assets to inspect activities, operations and wells in which it participates, and to pertinent records and data. A Non-operator shall give Operator at least twenty-four (24) hours' notice of the Non operator's intention to visit the Contract Area. To protect Operator and the Non-operators from unnecessary lawsuits, claims, and legal liability, if it is necessary for a person who is not performing services for Operator directly related to the joint operations, but is performing services solely for a Non-operator or pertaining to the business or operations of a Non-operator, to visit, use, or board a rig, well, Platform, or Development Facilities subject to this Agreement, the Nonoperator shall give Operator advance notice of the visit, use, or boarding, and shall secure from that person an agreement, in a form satisfactory to Operator, indemnifying and holding Operator and Non-operators harmless, or shall itself provide the same hold harmless and indemnification in favor of Operator and other Non-operators before the visit, use, or boarding.

7.2    Reports

       On written request, Operator shall furnish a requesting Party any information not otherwise furnished under Article 5 (Authority and Duties of Operator) to which that Party is entitled under this Agreement. The costs of gathering and furnishing information not furnished under Article 5 shall be charged to the requesting Party. Operator is not obligated to furnish interpretative data that was generated by Operator at its sole cost.

7.3    Confidentiality

       Except as otherwise provided in Article 7.4 (Limited Disclosure), Article
       7.5 (Limited Releases to Offshore Scout Association), Article 7.6 (Media Releases), and Article 21.1 (Notice of Contributions Other Than Advances for Sale of Production), and except for necessary disclosures to governmental authorities having jurisdiction, or except as agreed in writing by all Participating Parties, no Party or Affiliate shall disclose Confidential Data to a third party. This Article 7.3 shall be in force and effect for a term of two (2) years after termination of this Agreement.

7.4    Limited Disclosure

       A Party may make Confidential Data to which it is entitled under this Agreement available to:

       (a) outside professional consultants and reputable engineering firms for the purpose of evaluations and/or submitting bids;

       (b) gas transmission companies for Hydrocarbon reserve or other technical evaluations;

       (c) reputable financial institutions for study before commitment of funds;

       (d) governmental authorities having jurisdiction or the public, to the extent required by applicable laws or by those governmental authorities;

       (e) the public, to the extent required by the regulations of a recognized stock exchange;

       (f) third parties with whom a Party is engaged in a bona fide effort to effect a merger or consolidation, sell all or a controlling part of that Party's stock, or sell all or substantially all assets of that Party or an Affiliate of that Party; and

       (g)    an Affiliate of a Party.

       (h) such limited well information that is typically disclosed by Operator's representative during meetings of the Offshore Oil Scouts Association.

       (i) third parties with whom a Party is engaged in a bona fide effort to sell, farm out, or trade all or a portion of its interest in the Contract Area; Confidential Data, made available under Articles 7.4(f) and 7.4(i) shall not be removed from the custody or premises of the Party making the Confidential Data available to third parties described in those Articles. A third party permitted access under Articles 7.4, (a), (b), (c), (f), and (i) shall first agree in writing neither to disclose the Confidential Data to others nor to use the Confidential Data, except for the purpose for which it was disclosed. The disclosing Party shall give prior notice to the other Parties that it intends to make the Confidential Data available.

7.5    Limited Releases to Offshore Scout Association

       The Operator may disclose Confidential Data to the Offshore Oil Scouts Association at their regularly scheduled meetings. The Confidential Data that may be disclosed is limited to information concerning well locations, well operations, and well completions to the extent reasonable and customary in industry practice or required under the by-laws of the Offshore Oil Scouts Association.

7.6    Media Releases

       Without the prior written consent of the other Participating Parties, which such consent shall not be unreasonably withheld, or otherwise permitted by this Article, no Party shall issue a news or media release about operations on the Contract Area. In an emergency involving extensive property or environmental damage, operations failure, loss of human life, or other clear emergency, and for which there is insufficient time to obtain the prior approval of the Parties, Operator may furnish the minimum, strictly factual, information necessary to satisfy the legitimate public interest of the media and governmental authorities having jurisdiction. Operator shall then promptly advise the other Parties of the information furnished in response to the emergency. The foregoing, however, shall not restrict disclosures by either Party which are required by applicable securities or other laws or regulations or the applicable rules of any stock exchange having jurisdiction over the disclosing Party or its Affiliates.



                                    ARTICLE 8

                                  EXPENDITURES


8.1    Basis of Charge to the Parties

       Subject to the other provisions of this Agreement, Operator shall pay all costs incurred under this Agreement, and each Party shall reimburse Operator in proportion to its Participating Interest. All charges, credits, and accounting for expenditures shall be made and done pursuant to Exhibit "C".

8.2    AFEs

       Before undertaking an operation or making a single expenditure to be in excess of Two Hundred and Fifty Thousand Dollars ($250,000), and before conducting an activity or operation to drill, Sidetrack, Deepen, Complete, Rework or Recomplete a. well (regardless of the estimated cost), Operator shall submit an AFE for the operation or expenditure to the Parties for approval. Operator shall also furnish an informational AFE to all Parties for- an operation or single expenditure estimated to cost Two Hundred and Fifty Thousand Dollars ($250,000) or less, but in excess of Fifty-Thousand Dollars ($50,000).

8.3    Emergency and Required Expenditures

       Notwithstanding anything in -this Agreement to the contrary,. Operator is hereby authorized to conduct operations and incur expenses that in its opinion are reasonably necessary to safeguard life, property, and the environment in case of an actual or imminently. threatened. blowout, explosion, accident, fire, food, storm, hurricane, catastrophe, or other emergency, and the expenses shall be borne by the Participating Parties in the affected operation. Operator shall report to the Participating Parties, as promptly as possible, the nature of the emergency and the action taken. Operator is also authorized to conduct operations and incur expenses reasonably required by statute, regulation, order, or permit condition or by a governmental authority having jurisdiction, which expenses shall be borne by the Participating Parties in the affected operation, subject to Exhibit "C".

8.4    Advance Billings

       Operator may require each Party to advance its respective share of estimated expenditures pursuant to Exhibit "C".

8.5    Commingling of Funds

       Funds received by Operator under this Agreement may be commingled with its own funds.

8.6    Security Rights (LA)

       Exhibit "I" (LOUISIANA) if applicable, applies.

8.7    Overexpenditures

       Operator shall notify the Participating Parties when it appears that actual expenditures for an approved operation in an Exploratory or Development Well or for the design, construction, and installation of a Platform or Development Facilities will exceed the AFE estimate (the excess being an "Overexpenditure"). If it appears that the Overexpenditure will be no more than twenty percent (20%), hereinafter referred to as the "Allowable Variance," Operator's notice shall be forwarded for information only. If Operator determines that the Overexpenditure will exceed the Allowable Variance, Operator shall submit a new AFE for the current operation ("Supplemental AFE") for approval of the Participating Parties. The Participating Parties may then elect whether to continue to participate within thirty (30) days or forty-eight
       (48) hours if a rig is on location, exclusive of Saturdays, Sundays, and federal holidays, after receipt of the Supplemental AFE. If fewer than all, but one (1) or more Participating Parties elect to continue to participate in the current operation and agree to pay and bear one hundred percent (100%) of the costs and risks of conducting it, Operator shall continue to conduct the current operation. Otherwise, the operation shall cease. A Participating Party that elects not to continue to participate in the current operation shall become a Non-participating Party in the operation, from and after the date when the Overexpenditure exceeds the Allowable Variance, not including emergency expenditures, and
       Article 13.2 (Relinquishment of Interest) shall apply to the Party only to the extent that the costs of the operation exceed the Allowable Variance. Unless otherwise agreed by the Participating Parties, each Participating Party. electing to continue to participate in the current operation may, but is not obligated to, pay and bear that portion of the costs and risks attributable to the interests of the Non-participating Parties in the ratio that the Participating Party's interest bears to the total interests of all Participating Parties electing to continue participating in the current operation. If it appears to Operator that actual expenditures for an approved operation will exceed the Supplemental AFE estimate, Operator shall again repeat the procedure of this Article 8.7, using the estimate in the most recently approved Supplemental AFE as the basis for determining the Overexpenditure and Allowable Variance. An initial Participating Party in an operation shall remain responsible for its share of all costs and risks for plugging, replugging, capping, burying, disposing, abandoning, removing, and restoring associated with the operation, subject to Article 14 (Abandonment, Salvage, and Surplus), regardless of its subsequent election on a Supplemental AFE, except to the extent such costs were increased by subsequent operations in which it elected not to participate. Notwithstanding anything in this Article to the contrary, if expenditures exceed the Allowable Variance for an emergency, as provided in Article 8.3 (Emergency and Required Expenditures), Operator shall not be required to secure the approval of the Participating Parties, as the expenditures will be borne by all Participating Parties. However, once stabilization takes place and emergency expenditures are no longer' being incurred, Operator shall promptly furnish a Supplemental AFE to the Participating Parties for their review and election, as provided above.



                                    ARTICLE 9

                                     NOTICES


9.1    Giving and Receiving Notices

       Except as otherwise provided in this Agreement, all AFEs and notices required or permitted by this Agreement shall be in writing and shall be delivered in person or by mail, courier service, or facsimile transmission, with postage and charges prepaid, addressed to the Parties at the addresses in Exhibit "A". When a drilling rig is on location and standby charges are accumulating, however, notices pertaining to the rig shall be given orally or by telephone. All telephone or oral notices permitted by this Agreement shall be confirmed immediately thereafter by written notice. A notice shall be deemed to have been delivered only when received by the Party to whom it was directed, and the period for a Party to deliver a response thereto begins on the date the notice is received. "Receipt", for oral or telephone notice, means actual and immediate communication to the Party to be-notified, and for written notice, means actual delivery of the notice to the address of the Party to be notified, as specified in this Agreement, or to the facsimile machine of that Party. A responsive notice shall be deemed to have been delivered when the Party to be notified is in receipt of same. When a response is required in forty-eight. (48) hours or less, however, the response shall be given orally or by telephone or facsimile transmission within that period. If a Party is unavailable to accept delivery of a notice required to be given orally or by telephone, the notice may be delivered by any other method specified in this Article 9.1. A message left on an answering machine or with an answering service or other third person shall not be deemed to be adequate telephonic or oral notice.

9.2    Content of Notice

       An AFE or notice requiring a response shall indicate the maximum response time specified in Article 9.3 (Response to Notices). A proposal for a Platform and/or Development Facilities shall include an AFE, containing a description of the Platform and/or Development Facilities, including, but not limited to, location, and the estimated costs of design, fabrication, transportation, and installation. A proposal for a well operation shall include an AFE, describing the estimated commencement date, the proposed depth, the objective formation or formations to be penetrated or tested, the Objective Horizon, the surface and bottomhole locations, proposed directional or horizontal drilling operations, the type of equipment to be used, and the estimated costs of the operation, including, but not limited to, the estimated costs of drilling, testing, and Completing or abandoning the well. If a proposed operation is subject to Article 13.11 (Lease Maintenance Operations), the notice shall specify that the proposal is a Lease Maintenance Operation. A proposal for multiple operations on more than one well location by the same rig shall contain separate AFEs or notices for each operation and shall specify in writing in what order the operations will be conducted. Each Party shall respond to each proposed multiple operation in the manner provided in Article
       9.3.3 (Proposal for Multiple Operations).

9.3    Response to Notices

       Except as provided in Article 9.1, each Party's response to a proposal shall be in writing to the proposing Party. Unless otherwise provided in this Agreement, the response time shall be as follows:

       9.3.1  Platform and/or Development Facilities Proposals

              Each Party shall respond within ninety (90) days after its receipt of the AFE or notice for a Platform and/or Development Facilities.

       9.3.2  Well Proposals

              Except as provided in Article 9.3.3 (Proposal for Multiple Operations), each Party shall respond within thirty (30) days after receipt of the well, Rework or Recompletion proposal, but if
              (a) a drilling rig is on location, (b) the proposal relates to the same well or its substitute, and (c) standby charges are accumulating, a response shall be made within forty-eight(48) hours after receipt of the proposal, exclusive of Saturdays,, Sundays, and federal holidays.

       9.3.3  Proposal for Multiple Operations

              When a proposal is made to conduct multiple Development
              Operations at separate well locations using the same rig, each Party shall respond (a) to the well operation taking precedence, within thirty (30) days after receipt of the proposal; and (b) to each subsequent well location, within forty-eight (48) hours after completion of approved operations at the prior location and notification thereof by Operator.

       9.3.4  Other Matters

              For all other matters requiring notice, each Party shall respond within thirty (30) days after receipt of notice.

9.4    Failure to Respond

       Failure of a Party to respond to a proposal or notice, to vote, or to elect to participate within the period required by this Agreement shall be deemed to be a negative response, vote, or election.

9.5    Response to Counterproposals

       Should a counterproposal be allowed under this Agreement, responses to that counterproposal must be made within the response period for the original proposal.

9.6    Timely Well Operations

       Unless otherwise provided, an approved well shall be commenced within one hundred twenty (120) days after the date when the last applicable election on that well may be made. Wells shall be deemed to have commenced on the day charges commence under the drilling contract for that well. If the Operator does not commence the drilling of an approved well within the one hundred twenty (120) day time frame, the other Participating Parties in that well may select a substitute Operator to drill the approved well. In all events, including the occurrence of a Force Majeure, if the substitute Operator fails to commence actual drilling operations on an approved well within one hundred eighty (180) days from the proposal of the approved well, the proposal of the well and its approval will be deemed to have been withdrawn. Subject to Exhibit "C", if a proposal for a well is deemed to have been withdrawn, all costs incurred in the preparation for or in furtherance of that well will be chargeable to the Parties who voted to participate in the well proposal for that well.

9.7    Timely Platform/Development Facilities Operations

       Unless otherwise provided, Operator shall commence, or cause to commence, the construction, acquisition, or refurbishment of an approved proposal for a Platform and/or Development Facilities within one hundred eighty
       (180) days after the date when the last applicable election on that Platform and/or Development Facilities may be made. The construction, acquisition, or refurbishment of an approved Platform and/or Development Facilities proposal shall be deemed to have commenced on the date the contract is awarded for the design, acquisition, fabrication, or refurbishment of the Platform and/or Development Facilities. If the Operator does not commence the construction, acquisition, or refurbishment of an approved Platform and/or Development Facilities proposal within the one hundred eighty (180) day time frame, the other Participating Parties in that Platform and/or Development Facilities proposal may select a substitute Operator to commence the Platform and/or Development Facilities. In all events, including the occurrence of a Force Majeure, if the substitute Operator fails to commence the construction, acquisition, or refurbishment of an approved Platform and/or Development Facilities within two hundred forty (240) days from the proposal of the approved Platform and/or Development Facilities, the proposal of the Platform and/or Development Facilities and their approval will be deemed to have been withdrawn. Subject to Exhibit "C", regardless of whether or not the construction, acquisition, or refurbishment of a Platform and/or Development Facilities is commenced, all costs incurred by Operator, attributable to that activity, shall be paid by the Participating Parties.



                                   ARTICLE 10

                             EXPLORATORY OPERATIONS


10.1   Proposing Operations

       A Party may propose an Exploratory Operation in accordance with Article 9 (Notices) to the other Parties who are entitled to vote or make an election in regard to that operation.

10.2   Counterproposals

       When an Exploratory Operation is proposed, a Party may, within fifteen
       (15) days after receipt of the AFE or notice for the original proposal, make a counterproposal to conduct an alternative Exploratory Operation by sending an AFE or notice to such Parties in accordance with Article 9 (Notices). The AFE or notice shall indicate that the proposal is a counterproposal to the original proposal. If one or more counterproposals are made, such Parties shall elect to participate in either the original proposal, one counterproposal, or neither the original proposal nor a counterproposal. If two or more proposals receive the approval of the number of Parties and combined Working Interests required by Article 10.5 (Operations by Fewer Than All Parties), the proposal receiving the largest percentage of Working Interest approval shall take precedence, and in the event of a tie between two (2) or more approved proposals, the proposal first received by the Parties shall take precedence. Except for the response period provided in this Article 10.2, a counterproposal shall be subject to the same terms and conditions as the original proposal.

10.3   Operations by All Parties

       If all Parties elect to participate in the proposed operation, Operator shall conduct the operation at their cost and risk.

10.4   Second Opportunity to Participate

       If there are more than two (2) Parties to this Agreement and if fewer than all but two (2) or more Parties having a combined Working Interest of forty-five percent (45%) or more elect to participate, then the proposing Party shall notify the Parties of the elections made, whereupon a Party originally electing not to participate may then elect to participate by notifying the proposing Party within forty eight (48) hours, exclusive of Saturdays, Sundays, and federal holidays, after receipt of such notice. If all Parties elect to participate in the proposed operation, Operator shall conduct the operation at their cost and risk. If there are only two (2) Parties to this Agreement and one (1) of the Parties having forty-five percent (45%) or more of the Working Interest elects to participate and agrees to pay and bear one hundred percent (100%) of the costs and risks of the operation, then there shall be no second election and the Operator, subject to Article 4.2 (Substitute Operator), shall conduct the operation as a Non-consent Operation for the benefit of the Participating Party, and the provisions of Article 13 (Non-consent Operations) shall apply.

10.5   Operations by Fewer Than All Parties

       If after the election (if applicable) made under Article 10.4 (Second Opportunity to Participate), fewer than all but two (2) or more Parties having a combined Working Interest of forty-five percent (45%) or more have elected to participate in the proposed operation, the proposing Party shall notify the Participating Parties, and each Participating Party shall have forty eight (48) hours, exclusive of Saturdays, Sundays, and federal holidays, after receipt of the notice to notify the proposing Party of the portion of costs and risks, attributable to the total Non-participating Parties' interests it elects to pay and bear. Unless otherwise agreed by the Participating Parties, each Participating Party may, but shall not be obligated to, pay and bear that portion of the costs and risks attributable to the total Non-participating Parties' interests in the ratio that the Participating Party's interest bears to the total interests of all Participating Parties who elect to pay and bear a portion of costs and risks attributable to the total Non-participating Parties' interests. Failure to respond shall be deemed to be an election not to pay or bear any additional costs or risks. If the Participating Parties agree to pay and bear one hundred percent (100%) of the costs and risks of the operation, Operator, subject to
       Article 4.2 (Substitute Operator), shall conduct the operation as a Non-consent Operation for the benefit of the Participating Parties, and the provisions of Article 13 (Non-consent Operations) shall apply. If such agreement is not obtained, however, the operation shall not be conducted and the effect shall be as if the proposal had not been made.

10.6   Expenditures Approved

       Approval of an Exploratory Operation shall cover all necessary expenditures associated with the operation proposed in the AFE or notice that are incurred by Operator in connection with (a) preparations for drilling; (b) the actual drilling; (c) evaluations, such as testing, coring, and logging; and (d) plugging and abandonment, subject to any limitation that may exist as provided under Article 8 above.

10.7   Conduct of Operations

       After commencement of drilling an Exploratory Well, Operator shall diligently conduct the operation without unreasonable delay until the well reaches the Objective Depth, unless the well encounters, at a lesser depth, impenetrable conditions or mechanical difficulties that cannot be overcome by reasonable and prudent operations and that render further operations impracticable, except as may otherwise be provided in optional provision Article 8.7 (Overexpenditures), if selected. If a well does not reach its Objective Depth as a result of the conditions mentioned in this
       Article 10.7, the operation shall be deemed to have been completed and
       Article 13 (Non consent Operations) shall apply to each Non-participating Party for the portion of the well drilled.

10.8   Course of Action After Reaching Objective Depth

       When an Exploratory Well has been drilled to its Objective Depth and reasonable testing, coring, and logging have been completed as set forth in the approved AFE and the results have been furnished to the Participating Parties, Operator shall notify the Participating Parties of Operator's recommendation for further operations in the well, and the following provisions shall apply:

       10.8.1 Election by Participating Parties

              A Participating Party shall have the right to propose another operation by notifying the Operator and the other Participating Parties of its proposed operation within twenty-four (24) hours, exclusive of Saturdays, Sundays, and federal holidays, of receipt of the Operator's notice. The Participating Parties shall notify Operator within forty-eight (48) hours, exclusive of Saturdays, Sundays, and federal holidays, of receipt of the Operator's proposal whether the Participating Parties elect to (a) participate in Operator's recommended operation, (b) participate in another proposed operation, or (c) not participate in any operation. Failure to respond shall be deemed to be an election not to participate in any of the proposed operations. The Participating Parties shall respond to all proposals within the period allotted to the original proposal.

       10.8.2 Priority of Operations

              If all Participating Parties elect to participate in the same proposed operation, Operator shall conduct the operation at their cost and risk. If more than one (1) operation is approved by two
              (2) or more Participating Parties having a combined Working Interest of forty-five percent (45%) or more, then the approved operation with the lowest number as indicated below shall take precedence:

              (Indicate the order of preference.)

              1 Additional Testing, coring, or logging. (if conflicting proposals are approved, the proposal receiving the largest percentage of Working Interest approval shall take precedence, and in the event of a tie between two (2) or more approved proposals, the approved proposal first received by the Parties shall take precedence.)

              2 Deepen. (If conflicting proposals are approved, the proposal receiving the largest percentage Working Interest approval shall take precedence, and in the event of a tie between two (2) or more approved proposals, the approved proposal first received by the Parties shall take precedence.)

              3 Sidetrack. (If conflicting proposals are approved, the proposal receiving the largest percentage Working Interest approval shall take precedence, and in the event of a tie between two (2) or more approved proposals, the approved proposal first received by the Parties shall take precedence.)

              4      Complete at the Objective Horizon

              5 Complete above the Objective Horizon. (If conflicting proposals are approved, the operation proposed at the deepest depth shall take precedence.)

              6 Other operations: __________________ (If conflicting proposals are approved, the proposal receiving the largest percentage Working Interest approval shall take precedence, and in the event of a tie between two (2) or more approved proposals, the approved proposal first received by the Parties shall take precedence.)

              7      Temporarily abandon.

              8      Plug and abandon.

       10.8.3 Second Opportunity to Participate

              If fewer than all but two (2) or more Participating Parties having a combined Working Interest of forty-five percent (45%) or more elect to participate in an operation, the proposing Party shall notify the Participating Parties of the elections made, whereupon a Party originally electing not to participate in the proposed operation may then elect to participate by notifying the proposing Party within twenty four (24) hours, exclusive of Saturdays, Sundays, and federal holidays, after receipt of such notice. If all Parties elect to participate in the proposed operation, Operator shall conduct the operation at their cost and risk.

       10.8.4 Operations by Fewer Than All Parties

              If, after the election (if applicable) made under Article 10.8.3 (Second Opportunity to Participate), fewer than all but two (2) or more Parties having a combined Working Interest of forty-five percent (45%) or more elect to participate in the proposed operation that takes precedence, the proposing Party shall notify the Participating Parties and each Participating Party shall have twenty four (24) hours, exclusive of Saturdays, Sundays, and federal holidays, after receipt of the notice to notify the proposing Party of the portion of the costs and risks attributable to the total Non-participating Parties' interests it elects to pay and bear. Unless otherwise agreed by the Participating Parties, each Participating Party may, but shall not be obligated to, pay and bear that portion of the costs and risks attributable to the total Non-participating Parties' interests in the ratio that the Participating Party's interest bears to the total interests of all Participating Parties who elect to pay and bear a portion of costs and risks attributable to the Non-participating Parties' interests. Failure to respond shall be deemed to be an election not to pay or bear any additional costs or risks. If the Participating Parties agree to bear one hundred percent (100%) of the costs and risks of the operation, Operator, subject to Article
              4.2 (Substitute Operator), shall conduct the operation as a Non-consent Operation for the benefit of the Participating Parties, and the provisions. of Article 13 (Non-consent Operations) shall apply. If such agreement is not obtained, however, the operation shall not be conducted and the effect shall be as if the proposal had not been made. If a Participating Party in a well elects not to participate in the Deepening or Sidetracking operation in the well, such non-consenting Party shall become a Non-participating Party in all operations conducted in the Deepened or Sidetracked portion of the well after that election. If the Non-consent Operation is an Additional Testing, coring, or logging operation, Article 13 (Non-consent Operations) shall not apply, however, a Party electing not to participate in the Additional Testing, coring, or logging shall not be entitled to information resulting from the operation.

       10.8.5 Subsequent Operations

              Upon completion of an operation conducted under Article 10.8 (Course of Action After Reaching Objective Depth), if the well is not either (a) Completed as a Producible Well, or (b) temporarily abandoned or permanently plugged and abandoned, Operator shall notify the Participating Parties of Operator's recommendation for further operations in the well under Articles 10.8.1 through 10.8.4, which again shall apply. If sufficient approval is not obtained to conduct a subsequent operation in a well or if all Participating Parties elect to plug and abandon the well, subject to Article 14 (Abandonment, Salvage, and Surplus), Operator shall permanently plug and abandon the well at the cost and risk of all Participating Parties. Each Participating Party shall be responsible for its proportionate share of the plugging and abandonment costs associated with the operation in which it participated.

10.9   Wells Proposed Below Deepest Producible Reservoir

       If a proposal is made to conduct an Exploratory Operation involving the drilling of a well to an Objective Horizon below the base of the deepest

       Producible Reservoir, a Party may elect within the applicable period to limit its participation in the operation down to the base of the deepest Producible Reservoir. For purposes of this Article 10.9, a Party who elects to limit its participation in the operation down to the base of the deepest Producible Reservoir shall be referred to as "Shallow Participant and a Party who elects to participate in the entire operation shall be referred to as "Deep Participant". If a Party elects to limit its participation to the base of the deepest Producible Reservoir; Operator shall prepare and submit .to the Shallow Participant, for informational purposes, a separate AFE covering operations down to the deepest Producible Reservoir. The Shallow Participant shall be a Participating Party in, and shall pay and bear the costs and risks of, each operation to the base of the deepest Producible Reservoir, according to its Participating Interest. The Shallow Participant shall be a Non-participating Party in each operation below the deepest Producible Reservoir, and the operation shall be considered a Non consent Operation, and the provisions of Article 13 (Non-consent Operations) shall apply. If the, well is Completed and produces Hydrocarbons from a horizon below the deepest Producible Reservoir, the Deep Participant shall reimburse the Shallow Participant for its share of the actual well costs to the base of the deepest Producible Reservoir. Payment shall be due within thirty days after receipt of notice of the well being completed below the deepest Producible Reservoir. If the well is Completed and produces Hydrocarbons from a horizon below the deepest Producible Reservoir, the Shallow Participant shall reimburse the Deep Participant for its Working Interest share of the actual well costs to the base of the deepest Producible Reservoir in accordance with Article 13.4 (Deepening or Sidetracking Cost Adjustments), upon the earlier of the time that (a) the well is plugged back to a horizon above the base of the deepest Producible Reservoir, as determined when the original well was proposed, (b) the well is plugged and abandoned, or (c) the amount to be recouped by the Deep Participant under Article 13 (Non consent Operations) is recovered.



                                   ARTICLE 11

                             DEVELOPMENT OPERATIONS


11.1   Proposing Operations

       A Party may propose a Development Operation in accordance with Article 9 (Notices) to the other Parties who are entitled to vote or make an election in regard to that operation.

11.2   Counterproposals

       When a Development Operation is proposed, a Party may, within fifteen
       (15) days after receipt of the AFE or notice for the original proposal, make a counterproposal to conduct an alternative Development Operation by sending an AFE or notice to such Parties in accordance with Article 9 (Notices). The AFE or notice shall indicate that the proposal is a counterproposal to the original proposal. If one or more counterproposals are made, such Parties shall elect to participate in either the original proposal, one counterproposal, or neither the original proposal nor a counterproposal. If two or more proposals receive the approval of the number of Parties and combined Working Interests required by Article 11.5 (Operations By Fewer Than All Parties), the proposal receiving the largest percentage Working Interest approval shall take precedence, and in the event of a tie between two (2) or more approved proposals, the approved proposal of first received by the Parties shall prevail. Except for the response period provided in this Article 11.2, a counterproposal shall be subject to the same terms and conditions as the original proposal.

11.3   Operations by All Parties

       If all Parties elect to participate in the proposed operation, Operator shall conduct the-operation at their cost and risk.

11.4   Second Opportunity to Participate

       If there are, more than two (2) Parties to this Agreement and if fewer than all but two (2) or more Parties having a combined Working Interest of forty-five (45%) or more elect to participate, then the proposing Party shall notify the Parties of the elections made, whereupon a Party originally electing not to participate may then elect to participate by notifying the proposing Party within forty eight (48) hours, exclusive of Saturdays, Sundays, and federal holidays, after receipt of such notice. If all Parties elect to participate in the proposed operation, Operator shall conduct the operation at their cost and risk. If there are only two
       (2) Parties to this Agreement and one (1) of the Parties having forty-five percent (45%) or more of the Working Interest elects to participate and agrees to pay and bear one hundred percent (100%) of the costs and risks of the operation, then there shall be no second election and the Operator, subject to Article 4.2 (Substitute Operator), shall conduct the operation as a Non-consent Operation for the benefit of the Participating Party, and the provisions of Article 13 (Non-consent Operations) shall apply.

11.5   Operations by Fewer Than All Parties

       If after the election (if applicable) made under Article 11.4 (Second Opportunity to Participate), fewer than all but two (2) or more Parties having a combined Working Interest of forty-five percent (45%) or more have elected to participate in the proposed operation, the proposing Party shall notify the Participating Parties, and each Participating Party shall have forty eight (48) hours, exclusive of Saturdays, Sundays, and federal holidays, after receipt of the notice to notify the proposing Party of the portion of the costs and risks attributable to the total Non-participating Parties' interests it elects to pay and bear. Unless otherwise agreed by the Participating Parties, each Participating Party may, but shall not be obligated to, pay and bear that portion of costs and risks attributable to the total Non-participating Parties' interests in the ratio that the Participating Party's interest bears to the total interests of all Participating Parties who elect to pay and bear a portion of the costs and risks attributable to the total Non-participating Parties' interests. Failure to respond shall be deemed to be an election not to pay or bear any additional costs or risks. If the Participating Parties agree to pay and bear one hundred percent (100%) of the costs and risks of the operation, Operator, subject to
       Article 4.2 (Substitute Operator) shall conduct the operation as a Non-consent Operation for the benefit of the Participating Parties, and the provisions of Article 13 (Non-consent Operations) shall apply. If such agreement is not obtained, however, the operation shall not be conducted and the effect shall be as if the proposal had not been made.

11.6   Expenditures Approved

       Approval of a Development Operation shall cover all necessary expenditures associated with the operation proposed in the AFE or notice that are incurred by Operator in connection with (a) preparations for drilling; (b) the actual drilling; (c) evaluations, such as testing, coring, and logging; and (d) plugging and abandonment, subject to any limitation that may exist as provided under Article 8 above.

11.7   Conduct of Operations

       After commencement of a Development Well, Operator shall diligently conduct the operation without unreasonable delay until the well reaches the Objective Depth, unless the well encounters, at a lesser depth, impenetrable conditions or mechanical difficulties that cannot be overcome by reasonable and prudent operations and render further operations impracticable, except as may otherwise be provided in optional provision Article 8.7 (Overexpenditures), if elected. If a well does not reach its Objective Depth as a result of the conditions mentioned in this Article 11.7, the operation shall be deemed to have been completed and Article 13 (Non consent Operations) shall apply to each Non-participating Party for the portion of the well drilled.

11.8   Course of Action After Reaching Objective Depth

       When a Development Well has been drilled to its Objective Depth and reasonable testing, coring, and logging have been completed and the results have been furnished to the Participating Parties, Operator shall notify the Participating Parties of Operator's recommendation for further operations in the well and the following provisions shall apply:

       11.8.1 Election by Fewer Than All Parties

              A Participating Party shall have the right to propose another operation by notifying the Operator and the other Participating Parties of its proposed operation within twenty-four (24) hours, exclusive of Saturdays, Sundays, and federal holidays, of receipt of the Operator's notice. The Participating Parties shall notify Operator within forty-eight (48) hours, exclusive of Saturdays, Sundays, and federal holidays, of receipt of the Operator's proposal whether the Participating Parties elect to (a) participate in Operator's recommended operation, (b) participate in another proposed operation, or (c) not participate in any operation. Failure to respond shall be deemed to be an election not to participate in any of the proposed operations. The Participating Parties shall respond to all proposals within the period allotted to the original proposal.




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


       11.8.2 Priority of Operations

              If all Participating Parties elect to participate in the same proposed operation, Operator shall conduct the operation at their cost and risk. If more than one (1) operation is approved by two
              (2) or more Participating Parties having a combined Working Interest of forty-five percent (45%) or more, then the approved operation with the lowest number as indicated below shall take precedence:

              (indicate the order of preference.)

              1 Additional Testing, coring, or logging. (If conflicting proposals are approved, the proposal receiving the largest percentage of Working Interest approval shall take precedence, and in the event of a tie between two (2) or more approved proposals, the approved proposal first received by the Parties shall take precedence.)

              2      Complete at the Objective Horizon.

              3 Complete above the Objective Horizon. (If conflicting proposals are approved, the operation proposed to the deepest depth shall take precedence.)

              4 Deepen. (If conflicting proposals are approved, the proposal receiving the largest percentage of Working Interest approval shall take precedence, and in the event of a tie between two (2) or more approved proposals, the approved proposal first received by the Parties shall take precedence.)

              5 Sidetrack. (If conflicting proposals are approved, the proposal receiving the largest percentage of Working Interest approval shall take precedence, and in the event of a tie between two (2) or more approved proposals, the approved proposal first received by the Parties shall take precedence.)

              6 Other operations: ___________ (If conflicting proposals are approved, the proposal receiving the largest percentage of Working Interest approval shall take precedence, and in the event of a tie between two (2) or more approved proposals, the approved proposal first received by the Parties shall take precedence.)

              7      Temporarily abandon.

              8      Plug and abandon.

       11.8.3 Second Opportunity to Participate

              If fewer than all but two (2) or more Participating Parties having a combined Working Interest of forty-five percent (45%) or more elect to participate in an operation, the proposing Party shall notify the Participating Parties of the elections made, whereupon a Party originally electing not to participate in the proposed operation may then elect to participate by notifying the proposing Party within twenty four (24) hours, exclusive of Saturdays, Sundays, and federal holidays, after receipt of such notice. If all Parties elect to participate in the proposed operation, Operator shall conduct the operation at their cost and risk.

       11.8.4 Operations by Fewer Than All Parties

              If, after the election (if applicable) made under Article 11.8.3 (Second Opportunity to Participate), fewer than all but two (2) or more Parties having a combined Working Interest of forty-five percent (45%) or more elect to participate in the proposed operation that takes precedence, the proposing Party shall notify the Participating Parties and each Participating Party shall have twenty four (24) hours, exclusive of Saturdays, Sundays, and federal holidays, after receipt of the notice to notify the proposing Party of the portion of the costs and risks attributable to the total Non-participating Parties' interests it elects to pay and bear. Unless otherwise agreed by the Participating Parties, each Participating Party may, but shall not be obligated to, pay and bear that portion of the costs and risks attributable to the total Non-participating Parties' interests in the ratio that the Participating Party's interest bears to the total interests of all Participating Parties who elect to pay and bear a portion of costs and risks attributable to the Non-participating Parties' interests. Failure to respond shall be deemed to be an election not to pay or bear any additional costs or risks. If the Participating Parties agree to pay and bear one hundred percent (100%) of the costs and risks of the operation, Operator, subject to Article 4.2 (Substitute Operator), shall conduct the operation as a Non-consent Operation for the benefit of the Participating Parties, and the provisions of Article 13 (Non-consent Operations) shall apply. If such agreement is not obtained, however, the operation shall not be conducted and the effect shall be as if the proposal had not been made. If a Participating Party in a well elects not to participate in the Deepening or Sidetracking operation in the well, such non-consenting Party shall become a Non-participating Party in all operations conducted in the Deepened or Sidetracked portion of the well after that election. If the Non-consent Operation is an Additional Testing, coring, or logging operation, Article 13 (Non-consent Operations) shall not apply, however, a Party electing not to participate in the Additional Testing, coring, or logging shall not be entitled to information resulting from the operation.

       11.8.5 Subsequent Operations

              Upon the completion of an operation conducted under Article 11.8 (Course of Action After Reaching Objective Depth), if the well is not either (a) Completed as a well capable of producing Hydrocarbons in paying quantities, or (b) temporarily abandoned or permanently plugged and abandoned, Operator shall notify the Participating Parties of Operator's recommendation for operations in the well under Articles 11.8.1 through 11.8.4 which again shall apply. If sufficient approval is not obtained to conduct a subsequent operation in a well, or if all Participating Parties elect to plug and abandon the. well, subject to Article 14 (Abandonment, Salvage, and Surplus), Operator shall permanently plug and abandon the well at the expense of all Participating Parties. Each Participating Party shall be responsible for its proportionate share, of the plugging and abandonment costs associated with the operation in which it participated.



                                   ARTICLE 12

                       PLATFORM AND DEVELOPMENT FACILITIES


12.1   Proposal

       A Party may propose the fabrication or acquisition and installation of a Platform and/or Development Facilities, by sending an AFE or notice to the other Parties in accordance with Article 9 (Notices). Any proposal by a Party for a Platform and/or Development Facilities shall not provide for excess capacity and/or space which is greater than ten percent (10%) of what is required for such Platform and/or Development Facilities based upon the expected size of the Producible Reservoir(s); the number of existing Producible Wells; the quality of Hydrocarbons to be produced, processed, and transported; and the number of scheduled Development Wells.

12.2   Counterproposals

       When a Platform and/or Development Facilities is proposed under Article 12.1, a Party may, within thirty (30) days after receipt of the AFE or notice for the original proposal, make a counterproposal to fabricate or otherwise acquire and install said Platform and/or Development Facilities by sending an AFE or notice to the other Parties in accordance with
       Article 9 (Notices). The AFE or notice shall indicate that the proposal is a counterproposal to the original proposal. If one or more counterproposals are made, each Party shall elect to participate in either the original proposal, one counterproposal, or neither the original proposal nor a counterproposal. If two or more proposals receive the approval of the number of Parties and combined Working Interests required by Article 12.2.3 (Operations By Fewer Than All Parties), the proposal receiving the largest percentage Working Interest approval shall be deemed approved, and in the event two (2) or more approved proposals receive the same Working Interest approval, the approved proposal first received by the Parties shall be deemed approved.

       12.2.1 Operations by All Parties

              If all Parties elect to participate in the proposed operation, Operator shall conduct the operation at their cost and risk.

       12.2.2 Second Opportunity to Participate

              If there are more than two (2) Parties and if fewer than all but two (2) or more Parties having a combined Working Interest of forty-five percent (45%) or more elect to participate in the Platform and/or Development Facilities, then the proposing Party shall notify the Parties of the elections made, whereupon a Party originally electing not to participate may then elect to participate by notifying the proposing Party within forty eight
              (48) hours, exclusive of Saturdays, Sundays, and federal holidays, after receipt of such notice. If all Parties, elect to participate in the Platform and/or Development Facilities, Operator shall timely commence the fabrication and installation of the Platform and/or Development Facilities at their cost and risk. If there are only two (2) Parties to this Agreement and one (1) of the Parties having fifty-one percent (51%) or more of the Working Interest elects to participate and agrees to pay and bear one hundred percent (100%) of the costs and risks of the operation, then there shall be no second election and the Operator, subject to Article
              4.2 (Substitute Operator), shall conduct the operation as a Non-consent Operation for the benefit of the Participating Party, and the provisions of Article 13 (Non-consent Operations) shall apply.

       12.2.3 Operations by Fewer Than All Parties

              If after the election (if applicable) made under Article 12.2.2 (Second Opportunity to Participate), fewer than all but two (2) or more Parties having a combined Working Interest of forty-five percent (45%) or more elect to participate in the Platform and/or Development Facilities, the proposing Party shall notify the Participating Parties, and each Participating Party shall have forty eight (48) hours, exclusive of Saturdays, Sundays, and federal holidays, after receipt of the notice to notify the proposing Party of the portion of the costs and risks attributable to the total Non-participating Parties' interests it elects to pay and bear. Unless otherwise agreed by the Participating Parties, each Participating Party may, but shall not be obligated to, pay and bear that portion of costs and risks attributable to the total Non-participating Parties' interests in the ratio that the Participating Party's interest bears to the total interests of all Participating Parties who elect to pay and bear a portion of the costs and risks attributable to the total Nonparticipating Parties' interests. Failure to respond shall be deemed to be an election not to pay or bear any additional costs or risks. If the Participating Parties agree to pay and bear one hundred percent (100%) of the costs and risks of the operation, the Operator, subject to Article 4.2 (Substitute Operator), shall conduct the operation as a Non-consent Operation for the benefit of the Participating Parties, and except as provided in Article 12.4 (Rights to Take in Kind), the provisions of Article 13.2.1.(b) shall apply. If such agreement is not obtained, however, the fabrication and installation of the Platform and/or Development Facilities shall not be commenced, and the effect shall be as if the proposal had not been made.

12.3   Ownership and Use of the Platform and Development Facilities

       The Participating Parties in the Development Facilities own all of the excess capacity of the Development Facilities and the excess weight, space and buoyancy of the Platform. Each Participating Party in the Development Facilities does not have the right to use its Participating Interest share of the excess capacity, weight, space and buoyancy for hydrocarbon production from outside the Contract Area. Each Participating Party in the Development Facilities or Platform must obtain the unanimous approval of the other Participating Parties in the Development Facilities or Platform in order to utilize any portion of the excess capacity, weight, space and buoyancy. It must negotiate the payment of a fee with the Participating Parties in the Development Facilities or Platform in order to utilize any portion of the excess capacity, weight, space and buoyancy. Each of the Participating Parties in the Development Facilities or Platform shall receive its Participating Interest share of all fees derived from the utilization of the excess capacity, weight, space and buoyancy. All hydrocarbon production from outside the Contract Area shall be processed under a "Facilities Use and Production Handling Agreement" unanimously agreed to by the Participating Parties in the Development Facilities.

12.4   Rights to Take in Kind

       Nothing in this Article 12 shall act to limit a Party's rights under
       Article 22 (Disposition of Production), or to otherwise separately dispose of its share of Hydrocarbon production. If a Party elects (a) not to participate in an approved Development Facilities proposal and (b) to separately dispose of its share of Hydrocarbon production (the "Separately Disposing Party"), the Separately Disposing Party shall not be subject to the provisions of Article 13.2.1.(b), but must provide proof to the Participating Parties in the approved Development Facilities proposal, within sixty (60) days from the last applicable response date to the Development Facilities proposal that it has entered into fabrication and transportation contracts to separately dispose of its own share of Hydrocarbon production. If a Separately Disposing Party fails to provide such proof by that deadline and if there is sufficient capacity for the Development Facilities to accommodate the Separately Disposing Party's share of the Hydrocarbons, it shall immediately (I) become a Participating Party in the Development Facilities and utilize the Development Facilities for its share of Hydrocarbon production, (II) pay to the Participating Parties in the approved Development Facilities proposal an amount equal to one hundred fifty percent (150%) of what would have been the Separately Disposing Party's share of the costs and expense of the Development Facilities had it elected to participate in the Development Facilities under Article 12.1 or 12.2, and (III) assume its share of the risks and liabilities associated with the construction and ownership of the Development Facilities as of the date of commencement of the operations to construct same. The Participating Parties in the original Development Facilities and the Separately Disposing Party, which becomes a Participating Party in the original Development Facilities under Article 12.4 (1), shall own the original

       Development Facilities based on their Participating Interest share in the original Development Facilities. If a Separately Disposing Party fails to provide such proof by that deadline and if there is insufficient capacity for the Development Facilities to accommodate the Separately Disposing Party's share of the Hydrocarbons, the Separately Disposing Party shall
       (i) become a. Participating Party in the original Development Facilities and utilize the available capacity in the original Development Facilities, if any, for its share of Hydrocarbon production, (ii) pay one hundred percent (100%) of the costs of an expansion or modification of the Development Facilities, which is required to accommodate all or a portion of its share of the Hydrocarbons, and assume one hundred percent (100%) of the risks and liabilities associated, with (A) the construction, installation and commissioning of the expanded or modified Development Facilities and (B) the utilization of the expanded or modified Development Facilities for seven (7) days subsequent to the commencement of Hydrocarbon production through same, (iii) pay to the Participating Parties in' the approved Development Facilities proposal an amount equal to one hundred fifty percent (150%) of what would have been the Separately Disposing Party's share of the costs and expense of the original Development Facilities had it elected to participate in the original Development Facilities under Article 12.1 or 12.2, (iv) assume its share of the risks and liabilities associated with the construction and ownership of the original Development Facilities as of the date of commencement of the operations to construct the original Development Facilities. The Participating Parties in the original Development Facilities and the Separately Disposing Party, which becomes a Participating Party in the original Development Facilities under Article 12.4(i), shall own the expanded or modified Development Facilities based on their Participating Interest share in the original Development Facilities, and the Participating Parties in the original Development Facilities shall assume their Participating Interest share of the risks and liabilities associated with the ownership of the expanded or modified Development Facilities seven (7) days after that the expanded or modified Development Facilities have been utilized.

12.5   Expansion or Modification of a Platform and/or Development Facilities

       After installation of a Platform and/or Development Facilities, any Participating Party in that Platform and/or Development Facilities may propose the expansion or modification of that Platform and/or Development Facilities by written notice (along with its associated AFE) to the other Participating Parties in that Platform and/or Development Facilities. That proposal requires approval by two of more of the Participating Parties in the Platform and/or Development Facilities with more than seventy five percent (75%) of the Participating Interest in the Platform and/or Development Facilities. If approved, that proposal will be binding on all Participating Parties in that Platform and/or Development Facilities, and the Operator shall commence that expansion or modification at the sole cost and risk of all of the Participating Parties in that Platform and/or Development Facilities unless otherwise agreed.

12.6   Offsite Host Facilities

       In the event that two (2) or more Parties with more than forty-five percent (45%) of the Participating Interest in Hydrocarbon production agree that Hydrocarbon production can most effectively be processed and handled by an Offsite Host Facilities, the Operator, with consultation and input from the Participating Parties, shall use reasonable efforts to secure a formal "Facilities Use and Production Handling Agreement" from the owners of the Offsite Host Facilities. If the Operator does secure access to Offsite Host Facilities in a Facilities Use and Production Handling Agreement, each Participating Party shall have the right, but not the obligation, to utilize its Participating interest share of the capacity so secured. This Article 12.6 shall not constitute a limit on a Party's right to install its own Take-in-Kind Facilities under Article 22 (Disposition of Production).



                                   ARTICLE 13

                             NON-CONSENT OPERATIONS


13.1   Non-consent Operations

       Operator or substitute Operator under Article 4.2 (Substitute Operator) shall conduct Non-consent Operations at the sole cost and risk of the Participating Parties in accordance with the following provisions:

       13.1.1 Non-interference

              Non-consent Operations shall not interfere unreasonably with operations approved by all of the Parties.

       13.1.2 Multiple Completion Limitation

              Subject to Article 10.9, a Non-consent Operation shall not be conducted in a well having multiple Completions unless (a) each Completion is owned by the same Parties in the same proportions;
              (b) the well is incapable of producing from any Completion; or (c) all Participating Parties in the well consent to the operation.

       13.1.3 Metering

              In Non-consent Operations, Hydrocarbon production shall be determined upon the basis of appropriate well tests, unless separate metering devices are required by a governmental authority having jurisdiction.

       13.1.4 Non-consent Well

              Operations on a Non-consent Well shall not be conducted in a Producible Reservoir without approval of all Parties unless (a) the Producible Reservoir is designated in the notice as a Completion objective; (b) Completion of the well in the Producible Reservoir will not increase the rates of Hydrocarbon production that are prescribed and approved for the Producible Reservoir by the governmental authority having jurisdiction; and (c) the horizontal. distance between the vertical projections of the midpoint of the Producible Reservoir in the well and an existing well currently completed in and producing from the same Producible Reservoir will be at least three thousand (3,000) feet for an oil-well Completion or five thousand (5,000) feet for a gas-well Completion.

       13.1.5 Cost Information

              Operator shall, within one hundred twenty (120) days after completion of a Non-consent Operation, furnish the Parties either
              (a) an inventory and an itemized statement of the cost of the Non-consent Operation and equipment pertaining thereto, or (b) a detailed statement of the monthly billings: Each month thereafer, while the Participating Parties are being reimbursed under Article
              13.2.1 (Production Reversion Recoupment), Operator shall furnish the Non-participating Parties a monthly statement detailing all costs -and' liabilities incurred in the Non-consent Operation, together with a statement of the quantities of Hydrocarbons produced from it and the amount of the proceeds from the sale of the Non-participating Parties' relinquished Hydrocarbon production from the Non consent Operation for the preceding month. Operator shall prepare the monthly statement of the quantities of Hydrocarbons produced and the amounts of the proceeds from the sale of Non-participating Parties' relinquished Hydrocarbon production based on the proceeds received for the Operator's share of Hydrocarbon production. When Operator's payout calculation indicates that payout has occurred, Operator shall promptly notify all Parties. The Participating Parties who assumed a portion of the Non participating Parties' relinquished interest shall then provide Operator all information pertaining to the cumulative proceeds received from the sale of the Non-participating Parties' relinquished Hydrocarbon production. Operator shall revise the payout date using the actual proceeds from the sale of the Non-participating Parties' relinquished Hydrocarbon production and administer any subsequent adjustments between the Parties.

       13.1.6 Completions

              For determinations under Article 13.1 (Non-consent Operations), each Non-consent Operation in a single wellbore shall be accounted for separately.

13.2   Relinquishment of Interest

       Upon commencement of Non-consent Operations, other than Non-consent Operations governed by Article 13.7 (Operations Utilizing a Non-consent Platform and/or Development Facilities), each Non-participating Party's interest and leasehold operating rights in the Non-consent Operation and title to Hydrocarbon production resulting therefrom; and if Article 13.8 (Discovery or Extension from Non-consent Drilling) is effective, one-half (1/2) of each Non-participating Party's interest and leasehold operating rights and title to Hydrocarbon production from wells mentioned in
       Article 13.8 (Discovery or Extension from Non-consent Drilling); shall be owned by and vested in each Participating Party in proportion to its Participating Interest, or in the proportions otherwise agreed by the Participating Parties, for as long as the Non-Consent Operation is being conducted or Hydrocarbon production is obtained therefrom, subject to the following:

       13.2.1 Production Reversion Recoupment

              When the Participating Parties have recouped out of Hydrocarbon production from the Non-consent Operations attributable to the Non-participating Party's interest an amount, which when added to amounts received under Article 13.3 (Deepening or Sidetracking of Non-consent Well), equals the sum of the following:

              (a) Eight hundred percent (800%) of the Non-participating Party's share of the costs of the following Non-consent Exploratory Operations, or four hundred percent (400%) of the Non-participating Party's share of the costs of the following Non' consent Development Operations: drilling, testing, Completing, Recompleting, Deepening, Sidetracking, Reworking, plugging back, and temporarily abandoning a well, reduced by the Non-participating Party's Share of a cash contribution received under Article 21.2 (Cash Contributions);

              (b) Three hundred percent (300%) of Non-participating Party's Share of the cost of Platforms and/or Development Facilities approved under Article 12.1 (Proposal) or
                     Article 12.2 (Counterproposals); such recoupment is limited to the Non participating Party's Share of the Hydrocarbon production that utilize such Platform and/or Development Facilities;

              (c) Four hundred percent (400%) of the Non-paricipating Party's Share of the cost charged in accordance with Article 13.9 (Allocation of Platform/Development Facilities Costs to Non-consent Operations) of using an existing
                     Platform/Development Facilities; and

              (d) the Non-participating Party's Share of the costs of operation, maintenance, treating, processing, gathering, and transportation, including, but not limited to, an Offsite Host Facilities' handling fees, as well as lessor's royalties and severance, Hydrocarbon production, and excise taxes, then, the relinquished interests of the Non-participating Party shall automatically revert to the Non-participating Party as of 7:00 a.m. of the day after the recoupment occurs. Thereafter, the Non-participating Party shall own the same interest in the Non-consent Well, equipment pertaining thereto, including, but not limited to, any Platform or Development Facilities, and the Hydrocarbon production therefrom as the Nonparticipating Party would have owned or been entitled to if it had participated in the Nonconsent Operation. Upon reversion, the Non-participating Party shall become a Participating Party and, as such, shall become liable for its proportionate share of the further costs of the operation as set forth in this Agreement and Exhibit "C".

       13.2.2 Non-production Reversion

              If the Non-consent Operation fails to obtain Hydrocarbon production or if the operation results in Hydrocarbon production that ceases before complete recoupment by the Participating Parties under Article 13.2.1 (Production Reversion- Recoupment), such leasehold operating rights shall revert to each Non-participating Party, except that all Non-consent Wells, Platforms, and Development Facilities shall remain vested in the Participating Parties (but the salvage value in excess of the sum remaining under Article 13.2.1 shall be credited to all Parties).

13.3   Deepening or Sidetracking of Non-consent Well

       If a Participating Party proposes to Deepen or Sidetrack a Non-consent Well, a Non-participating Party may then elect to participate in the Deepening or Sidetracking operation by notifying Operator within thirty
       (30) days, or within forty-eight (48) hours, exclusive of Saturdays, Sundays, and federal holidays, if a rig is on location and standby charges are being incurred, after receiving notice of the proposal. A Non-participating Party that elects to participate in Deepening or Sidetracking the well, as proposed, shall immediately pay the Participating Parties, in accordance with Article 13.4 (Deepening or Sidetracking Cost Adjustments), its Working Interest share of actual well costs (excluding logging, coring, testing, and Completion costs other than the cost of setting any casing or Completion Equipment that is used in the Deepening or Sidetracking), less all amounts recovered by the Participating Parties from the proceeds of Hydrocarbon production from the well, as if the Non-participating Party had originally participated to the initial objective depth or formation, in the case of a Deepening operation, or the depth at which the Sidetracking operation is initiated. Thereafter, the Non-participating Party shall be deemed to be a Participating Party for the Deepening or Sidetracking operations, and
       Article 13.2.1 (a) shall not apply to that Party for the Deepened or Sidetracked portion of the well. The initial Participating Parties, however, shall continue to recoup out of the proceeds of Hydrocarbon production from the non-consent portion of the well any balance for the Non-consent Well remaining to be recovered under Article 13.2.1 (Production Reversion Recoupment), less the amounts paid by the Non-participating Party under this Article 13.3.

13.4   Deepening or Sidetracking Cost Adjustments

       If a proposal is made to Deepen or Sidetrack a Non-consent Well, a well cost adjustment will be performed as follows:

       (a) Intangible drilling will be valued at the actual cost incurred by the Participating Parties.

       (b) Tangible materials will be valued at the actual cost incurred by the Participating Parties.

       (c) For Sidetracking operations, the values determined in Articles 13.4(a) and 13.4(b) shall be reduced by the amount allocated to that portion of the well from the surface to one hundred feet (100') below the point at which the Sidetracking was initiated. Such allocations shall be consistent with the guidelines recommended by the applicable Council of Petroleum Accountants Societies ("COPAS") Guideline, as amended from time to time.

       (d) Amortization/depreciation shall be applied to both intangible and tangible values at the rate of ten percent (10%) per annum from the date the well commenced Hydrocarbon production to the date operations commence to Deepen or Sidetrack the well, provided, however, the value of tangible materials after applying depreciation shall never be less than fifty percent (50%) of the value determined in Article 13.4(b).

13.5   Subsequent Operations in Non-consent Well

       Except as provided in Article 13.3 (Deepening or Sidetracking of Non-consent Well), an election not to participate in the drilling, Sidetracking, or Deepening of a well shall be deemed to be an election not to participate in any subsequent operations in the well before full recovery by the Participating Parties of the Non-participating Party's recoupment amount.

13.6   Operations in a Production Interval

       A Participating Party in a Production Interval may propose Rework or Sidetrack operations within that Production Interval, or to permanently plug and abandon that Production Interval in a well; however, no Production Interval in a well shall be abandoned without the unanimous approval of the Participating Parties in the Production Interval. If a proposal, estimated to exceed the amount specified in Article 8.2 (Authorization), is made to Rework or Sidetrack a Production Interval and the Participating Parties elect to participate in the proposed operation, Operator shall conduct the operation at their sole cost and risk. If fewer than all but two (2) or more Parties having a combined Participating Interest of forty-five percent (45%) or more elect to participate in the proposed operation, Operator shall conduct the Reworking or Sidetracking operation at the cost and risk of the Participating Parties owning an interest in the Production Interval. A proposal to Rework an interval, other than a Production Interval, shall be made and approved in accordance with Article 11.5 (Operations by Fewer Than All Parties).


13.7   Operations Utilizing a Non-consent Platform and/or Development Facilities

       Except as otherwise provided in Article 12.4 (Rights to Take in Kind) and this Article 13.7, if applicable, a Party that did not originally participate in a Platform and/or Development Facilities shall be a Non-participating Party for all operations utilizing the Platform and/or Development Facilities and shall be subject to Article 13.2 (Relinquishment of Interest). Notice, in accordance with Article 9 (Notices), shall be given to the Non-participating Party for all wells proposed to be drilled from or tied-back to the Non-consent Platform and/or handled by non-consent Development Facilities. If a Non-participating Party in a Non-consent Platform and/or Development Facilities desires to participate in the drilling of any such well proposed by the Participating Parties in the Platform and/or Development

       Facilities, the Non-participating Party desiring to join in the proposed well shall first pay the Participating Parties in the Platform and/or Development Facilities its proportionate share of the cost of the Platform and/or Development Facilities, including, but not limited to, costs of material, fabrication, transportation, and installation plus any remaining amounts to be recouped under Article 13.2.1(b). The Non-participating Party shall remit payment to Operator and Operator shall (a) reimburse the Participating Parties in the Platform and/or Development Facilities in the same proportions they are sharing in the Platforms and/or Development Facilities recoupment account, and (b) credit the applicable payout account, Upon payment of that amount, the original Non-participating Party shall become an owner and a Participating Party in the Platform and/or Development Facilities in. the same manner as if recoupment had occurred under Article 13.2.1 (Production Reversion Recoupment), and may participate in all future wells drilled from or tied back to the Platform. As to well operations conducted from the Platform and/or Development Facilities prior to payment under this Article, 13.7, the original Non-participating Party shall remain a Non-participating Party in such Non consent Operations until such time as the entire recoupment balance applicable to all such Non consent Operations in the aggregate has occurred, as provided for in Articles 13.2.1 (a) and 13.2.1(d).

13.8   Discovery or Extension from Non-consent Drilling

       If a Non-consent Well (a) discovers a new Producible Reservoir or (b) extends an existing Producible Reservoir beyond its recognized boundaries, as unanimously agreed by the Participating Parties in all existing wells currently producing from the existing Producible Reservoir before commencement of drilling operations, the recoupment of costs for the well shall be governed by Article 13.2 (Relinquishment of Interest) and shall be recovered by the Participating Parties in-one of the following ways:

       (a) if the Non-consent Well is not completed and produced, recoupment shall be out of one half (1/2) of each Non-participating Party's interest in Hydrocarbon production from all subsequently drilled and completed wells on the Contract Area that are completed in the Producible Reservoir discovered, or in that portion extended, by the Non-consent Well and in which the Non-participating Party has a Participating Interest; or

       (b) if the Non-consent Well is completed and produced, recoupment shall be out of the Non participating Party's Share of all Hydrocarbon production from the Non-consent Well and one-half (1/2) of the Non-participating Party's interest in Hydrocarbon production from all subsequently drilled and completed wells on the Contract Area that are completed in the Producible Reservoir discovered, or in that portion extended, by the Non-consent Well and in which the Non-participating Party has a Participating Interest.

13.9   Allocation of Platform/Development Facilities Costs to Non-consent
       Operations

       In the event a well is drilled from or produced through a Platform or is produced through Development Facilities which are owned by the

       Participating Parties in different proportions than the ownership of the Non-consent well, the rights of the Participating Parties in such well and the costs to utilize such Platform or Development. Facilities for such well shall be determined as follows:

       13.9.1 Investment Usage Fees

              The Participating Parties in such well shall pay to the Operator, for credit to the owners of the Platform and/or Development Facilities; a one-time usage fee for the right to use the Platform and/or Development Facilities. Such usage fees shall be determined in accordance with paragraphs (a) and (b) below:

              (a)    A fee for slot usage will be determined as follows:


                     (i) In the event the well uses a platform with well slots and such platform has no Development Facilities installed on it, the slot usage fee shall be an amount equal to the ratio which one Platform slot bears to the total number of slots on the Platform times the total cost of the Platform.

                     (ii) In the event the well uses a Platform with well slots and such Platform has Development Facilities installed on it, the slot usage fee shall be an amount equal to the ratio which one Platform slot bears to the total number of slots on the Platform times the total cost of the Platform attributable to well slot area, determined as follows:

                     Slot Usage Fee = (one platform slot divided by total
                       platform slots) x [(Total Cost of Platform - Any Cost of Development Facilities Included In the Total Cost of Platform) x Well Slot Area %]

                     Well Slot Area % = Deck Space Dedicated to Well Slots
                       divided by (Deck Space Dedicated to Well Slots + Deck Space Dedicated to Development Facilities)

                     The cost of Development Facilities [as used in Article
                     13.9.1 (a) and (b)] shall include the cost of design, material, fabrication, transportation, installation and modifications of such Development Facilities.

                     For purposes of calculating the slot usage fee [under
                     Article 13.9.1 (a) (i) or (ii)], the total cost of the Platform shall be reduced by 0.83333% per month, commencing on the first day of the month following the date the Platform was installed and continuing every month thereafer until the month actual drilling operations on such well is commenced; however, the total cost of the Platform shall not be reduced by more than forty percent (40%) of the total Platform costs.

                     The cost of additions to the Platform shall be reduced in the same manner commencing the first day of the month after the addition is installed

                     If such well is abandoned, having never produced, the right of the. Participating Parties in such well to utilize the Platform slot through which such well was drilled shall terminate unless such Parties commence drilling a substitute well for the abandoned well through the same slot within ninety (90) days of the abandonment. If such substitute well is abandoned, having never produced, the right of the Participating Parties in such well to utilize the Platform slot through which such well was drilled shall terminate.

                     No refund or credit of the slot usage fee shall be given or due if a subsequent well operation is conducted through the same slot or if that Platform slot is restored to a usable condition.

                     If subsequent Non-consent Operations (such as Workover, Recompletion, Deepening, or Sidetracking operations) are conducted in any wellbore where either all Parties to this agreement participated in the original well drilling costs or a previous Non-consent Operation was conducted, no slot usage fee shall be charged to the Participating Parties in the subsequent Non-consent Operation.

              (b) The Participating Parties in such well shall pay to the owners of the Development Facilities a sum equal to that portion of the total cost of such Development Facilities which the throughput volume of the Non-consent Operation bears to the total design throughput volume of the Development Facilities at the time such well is connected. Throughput volume shall be estimated by the Operator using an average daily volume of the first three months of production from the Non consent Operation.

              The Total Cost of Development Facilities shall include the cost of design, material, fabrication, transportation, installation and modifications of Development Facilities plus that portion of the cost of the Platform attributable to Development Facilities Area. The Development Facilities Usage Fee shall be based on the following:

              Development Facilities Usage Fee = Total Cost of Development
                Facilities x Throughput Volume of Non-consent Well divided by Total Design Throughput of Facilities

              Total Cost of Development Facilities = Cost of Development
                Facilities + [(Total Cost of Platform - Any Cost of Development Facilities Included in the Total Cost of Platform) x Development Facilities Area %]

              Development Facilities Area % = Deck Space Dedicated to
                Development Facilities divided by (Deck Space Dedicated to Well Slots + Deck Space Dedicated to Development Facilities)

              For purposes of calculating the Development, Facilities usage fee, the total cost of the Development Facilities, shall be reduced by 0.83333% per month, commencing from the first day of the month following the date when the Development Facilities where installed and continuing every month thereafter until the first day of the month during which production from the Non-consent Operation is commenced; however, the total cost of the Development Facilities shall not be reduced more than forty percent (40%). If modifications, expansions or additions to the Development Facilities are made after commencing first production and prior to the connection of the Non-consent Operation to the Development Facilities, such Development Facilities investment shall be reduced in the same manner as described above, from the first day of the month the Development Facilities modification, expansion or addition is completed until the first day of the month during which production from the Non-consent Operation is commenced.

              If modifications, expansions or additions are made to the Development Facilities after connection of the Non-consent Well which benefit the Non-consent Well, such costs shall be shared by the Non-consent Well based on that portion which the throughput volume of the Non-consent Well bears to the total design throughput volume of the Development Facilities at the time of completion of such modification, expansion or addition. The Non-consent well's throughput volumes shall be determined in the same manner as described above.

              Payment of sums under this Article 13.9.1 is not a purchase of an additional interest in the Platform or the Development Facilities. Such payment shall be included in the total amount that the Participating Parties are entitled to recoup out of Hydrocarbon production from the Non-consent Well.

       13.9.2 Operating and Maintenance Charges

              The Participating Parties shall pay all costs necessary to connect a Non-consent Well to the Platform and/or Development Facilities and that proportionate part of the costs of operating and maintaining the Platform and/or Development Facilities applicable to the Non-consent Well. Platform operating and maintenance costs. that are costs not directly attributable to a wellbore shall be allocated equally to all actively producing Completions. Operating and maintenance costs for the Development Facilities shall be allocated on a volume throughput basis, that is, in the proportion that the volume throughput of the well bears to the total volume throughput of all wells connected to the Development Facilities. Operating and maintenance expense for support facilities (e.g., electrical systems and living quarters which do not handle production) shall be allocated by applying a usage basis appropriate for that support facility.

13.10  Allocation of Costs Between Zones

       Except as provided in Article 10.9 (Wells Proposed Below Deepest Producible Reservoir), if for any reason the Participating Interests of the Parties in a well are not the same for the entire depth or the Completion thereof, the costs of drilling, Completing, and equipping the well shall be allocated in an equitable manner, as agreed by the Parties, based on the value and allocation recommended in the applicable COPAS Guideline, as amended from time to time.

13.11  Lease Maintenance Operations

       An operation proposed within the last six (6) months of the primary term or, subsequent thereto, an operation proposed to perpetuate the Lease or portion thereof at its expiration date or otherwise, including, but not limited to, well operations, regulatory relief (for example, course of action necessary to satisfy the statutory or regulatory requirements of the governmental authority having jurisdiction), and other Lease operations, shall be deemed to be a "Lease Maintenance Operation." To invoke this Article 13.11, a notice or AFE that proposes an operation must state that the proposed operation is a Lease Maintenance Operation.

       13.11.1 Participation in Lease Maintenance Operations

              A Party may propose a Lease Maintenance Operation by giving notice to the other Parties. If fewer than all Parties elect to participate in the proposed Lease Maintenance Operation, the proposing Party shall notify the Parties of the elections made. Each Party electing not to participate shall then have a second opportunity to participate in the proposed operation by notifying the other Parties of its election within forty-eight (48) hours after receipt of the notice. A Lease Maintenance Operation shall not require minimum approval, either of the number of Parties or the percentage of the voting interests of the Parties otherwise required in Article 6.1.2 (Vote Required). For a Lease Maintenance Operation to be conducted, the Participating Parties must agree to pay and bear one hundred percent (100%) of the costs and risks of the operation. If more than one Lease Maintenance Operation is proposed, the operation with the greatest percentage approval shall be conducted. Notwithstanding the recoupment provisions of this Agreement, a Party electing not to participate in a well operation proposed as a Lease Maintenance Operation shall promptly assign, effective as of the date the operation commences, to the Participating Parties all of its right, title, and interest in and to that portion of the Lease that would otherwise expire and the property and equipment attributable thereto, in accordance with Article 26 (Successors, Assigns, [and Preferential Rights]). If more than one Lease Maintenance Operation is proposed and there is a tie between two proposed operations, both operations shall be conducted and the costs and risks of conducting both operations shall be paid and borne by the Participating Parties. If the drilling of a well is undertaken as a Lease Maintenance Operation, further operations conducted by the Participating Parties in the well shall be governed by Article 10.9 (Course of Action*After Reaching Objective Depth) or Article 11.9 (Course of Action After Reaching Objective Depth), whichever applies. If more than one well operation is conducted, any of which would perpetuate the Lease or such portion thereof, an, assignment shall not be required from a Party participating in any such well operation.

       13.11.2 Accounting for Non-participation

              If after one (1) year from completion of a well operation conducted as a Lease Maintenance Operation, the Lease or portion thereof is being perpetuated by a Lease Maintenance Operation, as provided in Article 13.11.1 (Participation in Lease Maintenance Operations), Operator shall render a final statement, if applicable, to the assigning Party for its share of all expenses attributed to the assigned interest before the effective date of the assignment, plus any credit or deficiency in salvage value calculated under Article 15.3.1 (Prior Expenses). The assigning Party shall settle any deficiency owed the non-assigning Parties within thirty (30) days after receipt of Operator's statement.


13.12  Retention of Lease by Non-consent Well

       If, at the expiration of the primary term of the Lease, one or more Non-consent Wells are the only wells perpetuating the Lease, Operator shall give written notice to each Non-participating Party that the Non-consent Wells are serving to perpetuate the Lease. Each Non-participating Party shall, within thirty (30) days after receipt of Operator's written notice, elect one of the following:

       (a) to assign its entire interest in the Lease to the Participating Parties in the proportions in which the Non-consent Wells are owned; or

       (b) to pay the Participating Parties, within sixty (60) days after its election, the lesser of its proportionate share of the actual well costs of the wells, as if the Non-participating Party had originally participated, or the balance of the recoupment account. The payment shall be made to Operator and credited to the account of each Participating Party. The Nonparticipating Party shall remain as a Non-participating Party until full recoupment is obtained, but the payment shall be credited against the total amount to be recouped by the Participating Parties.

       A Non-participating Party that fails to make the required election shall be deemed to have elected under Article 13.12(a) to relinquish its entire interest in the Lease. If a Non-participating Party elects to make payment under Article 13.12(b) but fails to make the required payment within sixty (60) days after its election, the Non-participating Party shall either remain liable on the -obligation. to pay or, by unanimous vote of the Participating Parties, be deemed to have elected under
       Article 13.12(a) to relinquish its entire interest in the Lease. Each relinquishing Non-participating Party shall promptly execute and deliver an assignment of its interest to the Participating Parties, in accordance with Article 26 (Successors; Assigns, [and Preferential Rights]).

13.13  Non-Consent Premiums

       A non-consent premium paid by a Non-Participating Party to the Participating Parties- shall be allocated to the Participating Parties based on their original Participating Interest share in the Non-consent Operation which generated the non-consent premium.



                                   ARTICLE 14

                        ABANDONMENT, SALVAGE, AND SURPLUS


14.1   Platform Salvage and Removal Costs

       When the Parties owning wells, Platforms and/or Development Facilities unanimously agree to dispose of the wells, Platforms and/or Development Facilities, it shall be disposed of by Operator in the time and manner approved by the Parties. The costs, risks, and net proceeds, if any, for the disposal shall be shared by the Parties in proportion to their Participating Interests therein.

14.2   Abandonment of Platforms, Development Facilities or Wells

       Except as provided in Article 10 (Exploratory Operations) and Article 11 (Development Operations), a Participating Party may propose the abandonment of a Platform and Development Facilities or wells by notifying the other Participating Parties. No Platform and Development Facilities or wellbore shall be abandoned without the unanimous approval of the Participating Parties. If the Participating Parties do not approve abandoning the Platform and Development Facilities or wells, the Operator shall prepare a statement of the abandoning Party's share of estimated wellbore plugging and abandonment costs, Platform and Development Facilities removal costs and/or any related reclamation costs, less its share of estimated salvage value, as determined by the Operator pursuant to Exhibit "C". The Party desiring to abandon it shall pay the Operator, on behalf of the Participating Parties for that Party's share of the estimated abandonment costs, less its share of estimated salvage value, within thirty (30) days after receipt of the Operator's statement. If an abandoning Party's respective share of the estimated salvage value is greater than its share of the estimated costs, Operator, on behalf of the Participating Parties, shall pay a sum equal, to the deficiency to the abandoning Party within thirty (30) days after the abandoning Party's receipt of the Operator's statement.

14.3   Assignment of Interest

       Each Participating Party desiring to abandon a Platform and Development Facilities or wells under Article 14.2 (Abandonment of Platforms, Development Facilities or Wells) shall assign, effective as of the last applicable election date, to the non-abandoning Parties, in proportion to their Participating Interests, its interest in the Platform and Development Facilities or wells and the equipment therein and its ownership in the Hydrocarbon production from the wells. A Party so assigning shall be relieved from, further liability for the Platform and Development Facilities, or wells, except liability for payments under
       Article 14.2 (Abandonment of Platforms, Development Facilities or Wells).

14.4   Abandonment Operations Required by Governmental Authority

       A well abandonment or Platform and Development Facilities removal required by a governmental authority having jurisdiction shall be accomplished by Operator with the costs, risks, and net proceeds, if any, to be shared by the Parties owning the well or Platform and Development Facilities in proportion to their Participating Interests therein. No approval by the Parties will be necessary for Operator to proceed with the government required well abandonment, or Platform and Development Facilities removal. The Operator shall provide the Parties with an informational AFE prior to commencing such an abandonment or removal.

14.5   Disposal of Surplus Material

       Material and equipment acquired hereunder may be classified as surplus by Operator when deemed no longer needed in present or foreseeable operations. Operator shall determine the value and cost of disposing of the materials in accordance with Exhibit "C". If the material is classified as junk or if the value, less cost of disposal, is less than or equal to One Hundred Thousand Dollars ($100,000), Operator shall dispose of the surplus materials in any manner it deems appropriate. If the value, less the cost of disposal of the surplus material, is greater than One Hundred Thousand Dollars ($100,000), Operator shall give written notice thereof to the Parties owning the material. Unless purchased by Operator, the surplus material shall be disposed of in accordance with the method of disposal approved by the Parties owning the material. Proceeds from the sale or transfer of surplus material shall be promptly credited to each Party in proportion to its ownership of the material at the time of retirement or disposition.

                              ARTICLE 15 WITHDRAWAL


15.1   Right to Withdraw

       Subject to this Article 15.1, any Party may withdraw from this Agreement as to one or more Leases (the "Withdrawing Party") by giving prior written notice to all other Parties stating its decision to withdraw ("the withdrawal notice"). The withdrawal notice shall specify an effective date of withdrawal that is at least thirty (30) days, but not more than one hundred twenty (120) days, after the date of the withdrawal notice. Within thirty (30) days of receipt of the withdrawal notice, the other Parties may join in the withdrawal by giving written notice of that fact to the Operator ("written notice to join in the withdrawal") and upon giving written notice to join in the withdrawal are "Other Withdrawing Parties". The withdrawal notice and the written notice to join in the withdrawal are unconditional and irrevocable offers by the Withdrawing Party and the Other Withdrawing Parties to convey to the Parties who do not join in the withdrawal ("the Remaining Parties") the Withdrawing Party's and the Other Withdrawing Parties' entire Working Interest in all of the Lease or Leases, Hydrocarbon production, and other property and equipment owned under this Agreement.

15.2   Response to Withdrawal Notice

       Failure to respond to a withdrawal notice is deemed a decision not to join in the withdrawal.


       15.2.1 Unanimous Withdrawal

              If all the other Parties join in the withdrawal,

              (a)    no assignment of Working Interests shall take place;

              (b) subject to Article 14.4, no further operations may be conducted under this Agreement unless agreed to by all Parties;

              (c) the Parties shall abandon all activities and operations within the Lease and relinquish all of their Working Interests to the MMS within fifteen (15) days of the conclusion of the thirty (30) day joining period; and

              (d) notwithstanding anything to the contrary in Article 14 (Abandonment, Salvage and Surplus), the Operator shall:

                     1) furnish all Parties a detailed abandonment plan, if applicable, and a detailed cost estimate for the abandonment within thirty (30) days after the conclusion of the thirty (30) day joining period; and

                     2) cease operations and begin to permanently plug and abandon all wells and remove all Facilities in accordance with the abandonment plan.

       15.2.2 No Additional Withdrawing Parties

              If none of the other Parties join in the withdrawal, then the Remaining Parties must accept an assignment of their Participating Interest share of the Withdrawing Party's Working Interest.

       15.2.3 Acceptance of the Withdrawing Parties' Interests.

              If one or more but not all of the other Parties join in the withdrawal and become Other Withdrawing Parties, then within forty-eight (48) hours (exclusive of Saturdays, Sundays, and federal holidays) of the conclusion of the thirty (30) day joining period, each of the Remaining Parties shall submit to the Operator a written rejection or acceptance of its Participating Interest share of the Withdrawing Party's and Other Withdrawing Parties', Working Interest. Failure to make that written rejection or acceptance shall be deemed a written acceptance. If the Remaining Parties are unable to select a successor Operator, if applicable, or if a Remaining Party submits a written rejection and the other Remaining Parties do not agree to accept one hundred percent (100%) of the Withdrawing Party's and Other Withdrawing Parties' Working Interest within ten (10) days of the conclusion of the forty-eight (48) hour period to submit a written rejection or acceptance, the Remaining Parties will be deemed to have joined in the withdrawal, and Article 15.2.1 (Unanimous Withdrawal) will apply.

       15.2.4 Effects of Withdrawal

              Except as otherwise provided in this Agreement, after giving a withdrawal notice or a written notice to join in the withdrawal, the Withdrawing Party and Other Withdrawing Parties are not entitled to approve or participate in any activity or operation in the Lease, other than those activities or operations for which they retain a financial responsibility. The Withdrawing Party and Other Withdrawing Parties shall take all necessary steps to accomplish their withdrawal by the effective date referred to in
              Article 15.1 (Right to Withdraw) and shall execute and deliver to the Remaining Parties all necessary instruments to assign their Working Interest to the Remaining Parties. A Withdrawing Party and Other Withdrawing Parties shall bear all expenses associated with their withdrawal and the transfer of their Working Interest.

15.3   Limitation Upon and Conditions of Withdrawal

       15.3.1 Prior Expenses

              The Withdrawing Party and Other Withdrawing Parties remain liable for their Participating Interest share of the costs of all activities, operations, rentals, royalties, taxes, damages, Hydrocarbon imbalances, or other liability or expense accruing or relating to (i) obligations existing as of the effective date of the withdrawal, (ii) operations conducted before the effective date of the withdrawal, (iii) operations approved by the Withdrawing Party and Other Withdrawing Parties before the effective date of the withdrawal, or (iv) operations commenced by the Operator under one of its discretionary powers under this Agreement before the effective date of the withdrawal. Before the effective date of the withdrawal, the Operator shall provide a statement to the Withdrawing Party and Other Withdrawing Parties for (1) their respective shares of all identifiable costs under this Article
              15.3.1 and (2} their, respective Participating Interest shares of the. estimated current costs of plugging and abandoning all wells and removing all Platforms, Development Facilities, and other materiel and equipment owned by the Joint Account, less their respective Participating Interest Shares of the estimated salvage value of the assets at the time of abandonment, as approved by vote. This statement of expenses, costs, and salvage value shall be prepared by the Operator under Exhibit "C". Before withdrawing, the Withdrawing Party and Other Withdrawing Parties shall either pay the Operator, for the benefit of the Remaining Parties, the amounts allocated to-them as, shown in the statement, or provide security satisfactory to the Remaining Parties for all obligations and liabilities they have incurred and all obligations and liabilities attributable to them before the effective date of the withdrawal. All liens, charges, and other encumbrances, including but not limited to overriding royalties, net profits interest and production payments, which the Withdrawing Party and Other Withdrawing Parties placed (or caused to be placed) on their Working Interest shall be fully satisfied or released prior to the effective date of its withdrawal (unless the Remaining Parties are willing to accept the Working Interest subject to those liens, charges, and other encumbrances).

       15.3.2 Confidentiality

              The Withdrawing Party and Other Withdrawing Parties will continue to be bound by the confidentiality provisions of Article 7.3 (Confidentiality) after the effective date of the withdrawal but will have no further access to technical information relating to activities or operations under this Agreement. The Withdrawing Party and Other Withdrawing Parties are not required to return to the Remaining Parties Confidential Data acquired prior to the effective date of the withdrawal.

       15.3.3 Emergencies and Force Majeure

              No Party may withdraw during a Force Majeure or emergency that poses a threat to life, safety, property or the environment but may withdraw from this Agreement after termination of the Force Majeure or emergency. The Withdrawing Party and Other Withdrawing Parties remain liable for their share of all costs and liabilities arising from the Force Majeure or emergency, including but not limited to the drilling of relief wells, containment and cleanup of oil spills and pollution, and all costs of debris removal made necessary by the Force Majeure or emergency.







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                                   ARTICLE 16

                      RENTALS, ROYALTIES AND OTHER PAYMENTS


16.1   Overriding Royalty and Other Burdens

       If the Working Interest or Participating Interest of. a Party is subject to an overriding royalty, Hydrocarbon production payment, net profits interest, mortgage, lien, security interest, or other burden or encumbrance, other than lessor's royalty and other burdens listed in Exhibit "A", the Party so burdened shall pay and bear all liabilities and obligations created or secured by the burden or encumbrance and shall indemnify and hold the other Parties harmless from all claims and demands for payment asserted by the owners of the burdens or encumbrances. If a Party becomes entitled to an assignment under this Agreement, or as a result of Non-consent Operations hereunder becomes entitled to receive a relinquished interest, as provided in Article 13.2 (Relinquishment of Interest), otherwise belonging to a Non-participating Party whose Working Interest in the operations is so burdened or encumbered, the Party entitled to receive the assignment from the Non-participating Party or the relinquished interest of the Non-participating Party's Hydrocarbon production shall receive same free and clear of all such burdens and encumbrances, and the Non-participating Party whose interest is subject to the burdens and encumbrances shall hold the Participating Parties harmless for the burdens and encumbrances, and will bear same at its own expense.

16.2   Subsequently Created Interest

       Notwithstanding anything in this Agreement to the contrary, if a Party, after execution of this Agreement, creates an overriding royalty, Hydrocarbon production payment, net profits interest, carried interest, or any other interest out of its Working Interest which the Parties do not unanimously agree to list on Exhibit "A", (hereinafer called "Subsequently Created Interest"), the Subsequently Created Interest shall be made specifically subject to this Agreement. If the Party owning the interest from which the Subsequently Created Interest was established fails to pay, when due, its share of costs, and if the proceeds from the sale of Hydrocarbon production under Article 8.6 (Security Rights) are insufficient for that purpose, or elects to abandon a well, or elects to relinquish its interest in the Contract Area, the Subsequently Created interest shall be chargeable with a pro rata portion of all costs in the same manner as if the Subsequently Created Interest were a Working Interest, and Operator may enforce against the Subsequently Created Interest the lien and other rights granted or recognized under this Agreement to secure and enforce collection of costs chargeable to the Subsequently Created Interest. The rights of the owner of the Subsequently Created Interest shall be, and hereby are, subordinated to the rights granted or recognized by Article 8.6 (Security Rights).







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16.3   Payment of Rentals and Minimum Royalties

       Operator shall pay in a timely manner, for the joint account of the Parties, all rental, minimum royalties, and other similar payments accruing under the Contract Area and shall, on request, submit evidence of each such payment to the Parties. Operator shall not be held liable. to the other Parties in damages for loss of the Contract Area or interest therein if, through mistake or oversight, a rental, minimum royalty, or other payment is not paid or is erroneously paid. The loss of a Lease or interest therein resulting from the Operator's failure to pay, or erroneous payment of rental or minimum royalty shall be a joint loss, and there shall be no readjustment of interests. For Hydrocarbon production delivered in kind by Operator to a Non-operator or to another for the account of a Non-operator, the Non-operator shall provide Operator with information about the Non-operator's proceeds received or the value of the Hydrocarbon production taken in kind in order that Operator may make payments of minimum royalties due.

16.4   Non-participation in Payments

       A Party that desires not to pay its share of a rental, minimum royalty, or similar payment shall notify the other Parties in writing at least sixty (60) days before the payment is due. Operator shall then make the payment for the benefit of the Parties that do desire to maintain the Lease. In such event, the Non-participating Party shall assign to the Participating Parties, upon their request, the portions of its interest in the Lease maintained by the payment. The assigned interest shall be owned by each Participating Party in proportion to its Participating Interest. The assignment shall be made in accordance with Article 27 (Successors, Assigns, [and Preferential Rights]).

16.5   Royalty Payments

       Each Party shall be responsible for and shall separately bear and properly pay or cause to be paid all royalty and other amounts due on' its share of Hydrocarbon production taken in accordance with state or federal regulations, as may be amended from time-to-time. Adjustments shall be made among the Parties in accordance with Exhibit "E" (Gas Balancing Agreement). During a period when Participating Parties in a Non-consent Operation are receiving a Nonparticipating Party's share of Hydrocarbon production, the Participating Parties shall bear and properly pay, or cause to be paid, the Lease royalty on the Hydrocarbon production taken, and shall hold the Non-participating Parties harmless from liability for the payment.



                                   ARTICLE 17

                                      TAXES


17.1   Property Taxes

       Operator shall render property covered by this Agreement for ad valorem taxation, if applicable, and shall pay the property taxes for the benefit



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


       of each Party. Operator shall charge each Party its share of the tax payments. If the ad valorem taxes are based in whole or in part upon separate valuations of each. Party's Working Interest, then notwithstanding anything in this Agreement to the contrary, each Party's share of property taxes shall be in proportion to the tax value generated by that Party's Working Interest.

17.2   Contest of Property Tax Valuation

       Operator shall timely and diligently protest to a final determination each tax valuation it deems unreasonable. Pending such determination, Operator may elect to pay under protest. Upon final determination, Operator shall pay the taxes and the interest, penalties, and costs accrued as a result of the protest. In either event, Operator shall charge each Party its share of any amounts due, and each Party shall be responsible for reimbursing Operator for any such amounts paid.

17.3   Production and Severance Taxes

       Each Party shall pay, or cause to be paid, all production and severance taxes due on Hydrocarbon production that it receives under this Agreement.

17.4   Other Taxes and Assessments

       Operator shall pay other applicable taxes (other than income taxes, excise taxes, or other similar types of taxes) or assessments and charge each Party its share.



                                   ARTICLE 18

                                    INSURANCE


18.1   Insurance

       Operator shall provide and maintain the insurance prescribed in Exhibit "B" and charge those costs to the Joint Account. No other insurance shall be carried for the benefit of the Parties under this Agreement, except as provided in Exhibit "B".

18.2   Bonds

       Operator shall obtain and maintain all bonds or financial guarantees required by an applicable law, regulation or rule. The costs of those bonds or financial guarantees acquired exclusively for the conduct of activities and operations under this Agreement shall be charged to the Joint Account, including an amount equivalent to the reasonable cost of that bond or financial guarantee if Operator provides that bond or guarantee itself and does not engage a third party to do so. Operator shall require all contractors to obtain and maintain all bonds required by an applicable law, regulation or rule.










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


                                   ARTICLE 19

                         LIABILITY, CLAIMS, AND LAWSUITS


19.1   Individual Obligations

       The obligations, duties, and liabilities of the Parties under this Agreement are, several, hot joint or collective. Nothing in this Agreement shall ever be construed as creating a partnership of any kind, joint venture, agency relationship, association, or other character of business entity recognizable in law for any purpose. In their relations with each other under this Agreement, the Parties shall not be considered to be fiduciaries or to have established a confidential relationship, except as specifically provided in Article 7.3 (Confidentiality) and
       Article 7.4 (Limited Disclosure), but rather shall be free to act at arm's length in accordance with their own respective self-interests. Each Party shall hold all other Parties harmless from liens and encumbrances on the Contract Area arising as a result of its acts.

19.2   Notice of Claim or Lawsuit

       If, on account of a matter involving activities or operations under this Agreement, or affecting the Contract Area, a claim is made against a Party, or if a party outside of this Agreement files a lawsuit against a Party, or if a Party files a lawsuit, or if a Party receives notice of a material administrative or judicial hearing or other proceeding, that Party shall give written notice of the claim, lawsuit, hearing, or proceeding ("Claim") to the other Parties as soon as reasonably practicable.

19.3   Settlements

       The Operator may settle a Claim, or multiple Claims arising out of the same incident, involving activities or operations under this Agreement or affecting the Contract Area, if the aggregate expenditure does not exceed Fifty Thousand Dollars ($50,000) and if the payment is in complete settlement of these Claims. If the amount required for settlement exceeds this amount, the Parties shall determine the further handling of the Claims under Article 19.4 (Defense of Claims and Lawsuits).


19.4   Defense of Claims and Lawsuits

       The Operator shall supervise the handling, conduct, and prosecution of all Claims involving activities or operations under this Agreement or affecting the Contract Area. Claims may be settled in excess of the amount specified in Article 19.3 (Settlements) if the settlement is approved by vote of the Participating Parties. (in accordance with Article 6.1.2) in the activity or operation out of which the Claim arose, but a Party may independently settle a Claim or the portion of a Claim which is attributable to its Participating Interest share alone as long as that settlement does not directly adversely affect the interest or rights of the other Participating Parties. Charges for services performed by the legal staff of a Party shall be made in accordance with Exhibit "C", but all other expenses incurred by the Operator in the prosecution or defense

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


       of Claims for the Parties, together with the amount paid to discharge a final judgment, are costs and shall be paid by the Parties in proportion to their Participating Interest share in the activity or operation out of which the Claim arose. The employment of outside counsel, but not the selection of that counsel, requires unanimous approval by the Parties involved in the activity or operation out, of which the Claim arose. If the use of outside counsel is approved, the fees and expenses incurred as a result thereof shall be charged to the Parties in proportion to their Participating' Interest share in the activity or operation out of which that Claim arose. Each Party has the right to hire its own outside counsel at its sole cost with respect to its own defense in which case the Party would not be obligated to participate in the cost of retaining outside counsel selected by Operator.

19.5   Liability for Damages

       UNLESS SPECIFICALLY PROVIDED OTHERWISE IN THIS AGREEMENT, LIABILITY FOR LOSSES, DAMAGES, COSTS, EXPENSES OR CLAIMS INVOLVING ACTIVITIES OR OPERATIONS UNDER THIS AGREEMENT OR AFFECTING THE CONTRACT AREA WHICH ARE NOT COVERED BY OR IN EXCESS OF THE INSURANCE CARRIED FOR THE JOINT ACCOUNT SHALL BE BORNE BY EACH PARTY IN PROPORTION TO ITS PARTICIPATING INTEREST SHARE IN THE ACTIVITY OR OPERATION OUT OF WHICH THAT LIABILITY ARISES, EXCEPT TO THE EXTENT LIABILITY RESULTS FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF A PARTY, IN WHICH CASE THAT PARTY SHALL BE SOLELY RESPONSIBLE FOR LIABILITY RESULTING FROM ITS GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

19.6   Indemnification for Non-Consent Operations

       TO THE EXTENT ALLOWED BY LAW, THE PARTICIPATING PARTIES WILL HOLD THE NON-PARTICIPATING PARTIES (AND THEIR AFFILIATES, AGENTS, INSURERS, DIRECTORS, OFFICERS, AND EMPLOYEES) HARMLESS AND RELEASE, DEFEND, AND INDEMNITY THEM AGAINST ALL CLAIMS, DEMANDS, LIABILITIES, REGULATORY DECREES, AND LIENS FOR ENVIRONMENTAL POLLUTION AND PROPERTY DAMAGE OR PERSONAL INJURY, INCLUDING SICKNESS AND DEATH, CAUSED BY OR OTHERWISE ARISING OUT OF NON-CONSENT OPERATIONS, AND ANY LOSS AND COST SUFFERED BY A NON-PARTICIPATING PARTY AS AN INCIDENT THEREOF, EXCEPT WHERE THAT LOSS OR COST RESULTS FROM THE SOLE, CONCURRENT, OR JOINT NEGLIGENCE, FAULT OR STRICT LIABILITY OF THAT NON-PARTICIPATING PARTY, IN WHICH CASE EACH PARTY SHALL PAY OR CONTRIBUTE TO THE SETTLEMENT OR SATISFACTION OF JUDGMENT IN THE PROPORTION THAT ITS NEGLIGENCE, FAULT OR STRICT LIABILITY CAUSED OR CONTRIBUTED TO THE INCIDENT. IF AN INDEMNITY IN THIS AGREEMENT IS DETERMINED TO VIOLATE LAW OR PUBLIC POLICY, THAT INDEMNITY SHALL THEN BE ENFORCEABLE ONLY TO THE MAXIMUM EXTENT ALLOWED BY LAW.

19.7   Damage to Reservoir, Loss of Reserves and Profit

       NOTWITHSTANDING ANY CONTRARY PROVISION OF THIS AGREEMENT, OTHER THAN ARTICLES 10.8.6 AND 11.8.6, IF SELECTED, NO PARTY IS LIABLE TO ANY OTHER PARTY FOR DAMAGE TO A RESERVOIR, LOSS OF HYDROCARBONS, LOSS OF PROFITS, OR OTHER CONSEQUENTIAL DAMAGES, DAMAGES FOR BUSINESS INTERRUPTION, OR PUNITIVE DAMAGES, EXCEPT TO THE EXTENT THAT THE DAMAGE OR LOSS ARISES FROM A PARTY'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, IN WHICH CASE THAT PARTY SHALL BE SOLELY RESPONSIBLE FOR DAMAGE OR LOSS ARISING FROM ITS GROSS NEGLIGENCE OR WILLFUL MISCONDUCT; NOR DOES A PARTY INDEMNIFY ANY OTHER PARTY FOR THAT DAMAGE OR LOSS.

19.8   Non-Essential Personnel

       A NON-OPERATOR THAT REQUESTS TRANSPORTATION OR ACCESS TO A DRILLING RIG, PLATFORM, VESSEL, OR OTHER FACILITY USED FOR ACTIVITIES OR OPERATIONS UNDER THIS AGREEMENT SHALL HOLD THE OTHER PARTIES HARMLESS AND SHALL RELEASE, DEFEND, AND INDEMNIFY THEM AGAINST (I) ALL CLAIMS, DEMANDS, AND LIABILITIES FOR PROPERTY DAMAGE AND (II) ALL CLAIMS, DEMANDS, AND LIABILITIES FOR ANY LOSS OR COST SUFFERED BY A PARTY AS AN INCIDENT THEREOF, INCLUDING, BUT NOT LIMITED TO, INJURY, SICKNESS AND DEATH, CAUSED BY OR OTHERWISE ARISING OUT OF THAT TRANSPORTATION OR ACCESS, OR BOTH, EXCEPT TO THE EXTENT THAT LOSS OR COST RESULTS FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE PARTY SO INDEMNIFIED AND PROTECTED.

19.9   Dispute Resolution Procedure

       Any claim, controversy or dispute arising out of, relating to, or in connection with this Agreement or an activity or operation conducted under this Agreement shall be resolved under the Dispute Resolution Procedure in Exhibit "H" to this Agreement.



                                   ARTICLE 20

                           INTERNAL REVENUE PROVISION


20.1   Internal Revenue Provision

       Notwithstanding any provision in this Agreement to the effect that the rights and liabilities of the Parties are several, not joint or collective, and that this Agreement and the activities and operations under this Agreement do not constitute a partnership under state law; however, the Parties agree that the activities and operations under this





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


       Agreement shall constitute a partnership for federal and, to the extent allowable, state and local income tax law and shall be governed for such purposes by the, terms of Exhibit F hereto.



                                   ARTICLE 21

                                  CONTRIBUTIONS

21.1   Notice of Contributions Other Than Advances for Sale of Production

       Each Party shall promptly notify the other Parties of all offers of contributions that it may obtain, or contributions it is attempting to obtain, for the drilling of a well or the conducting of an operation on the Contract Area. Payments received as consideration for entering into a contract for the sale of Hydrocarbon production from the Contract Area, loans, and other financial arrangements shall not be considered contributions for the purpose of this Article 21. No Party shall release or obligate itself to release Confidential Data in return for a contribution from a third party without prior written consent of the Participating Parties or Parties having the right to participate in the well.

21.2   Cash Contributions

       If a Party receives a cash contribution for drilling a well on the Contract Area or conducting an activity or operation on the Contract Area, the cash contribution shall be paid to Operator, and Operator shall credit the amount thereof to the Parties in proportion to their Participating Interests in the well or the Platform and/or Development Facilities. If the well is a Non-consent Well, the amount of the contribution shall be deducted from the cost specified in Article 13.2.1(a) before computation of the amount to be recouped out of Hydrocarbon production.

21.3   Acreage Contributions

       If a Party receives an acreage contribution for the drilling of a well on the Contract Area, the acreage contribution shall be shared by each Participating Party that accepts it in proportion to its Participating Interest in the well. As between the Participating Parties, this Agreement shall apply separately to the acreage.


















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


                                   ARTICLE 22

                            DISPOSITION OF PRODUCTION


22.1   Take-in-Kind Facilities

       Subject to Article 22.2, a Party may, at its sole cost and risk, construct Take-in-Kind Facilities to take its share of Hydrocarbon production in kind.

22.2   Duty to Take in Kind

       Each Party shall own and, at its own cost and risk, shall take in kind or separately dispose of its share of the oil, gas, and condensate produced and saved from the Contract Area, exclusive of Hydrocarbon production used by Operator in activities or operations conducted under this Agreement, subject to this Article 22. In order to avoid interference with operations on or regarding the Platform, the Development Facilities, and the Contract Area, a Party exercising its right to construct Take-in Kind Facilities ("the Take in Kind Party") shall provide the Operator with a list of equipment it deems necessary for its Take in Kind Facilities ("the components") along with its notice informing the Operator of its election to take in kind. If the Operator agrees to install and operate the Take-in Kind Facilities, the Operator shall purchase the components and install it on behalf of the Take in Kind Party at the Take in Kind Party's sole risk and cost, including, but not limited to, any fees, penalties or other costs incurred as a result of any cancellation of placed orders as may be requested by the Take in Kind Party. The Operator shall provide the Take in Kind Party with monthly updates on the progress of the ordering and installation of the Take in Kind Facilities. The Operator, based on the instructions of Take in Kind Party, shall install and operate all of the components. The Operator shall not be responsible for any losses or damages to the components or the Take in Kind Party's Hydrocarbon production metered, treated, processed or transported by the components unless such losses or damages are the result of the Operator's gross negligence or willful misconduct. If the Operator refuses or falls to commence the installation of the Take-in Kind Facilities by thirty (30) days prior to the deadline provided in Section 12.4, the Take-in Kind Party shall have the right to install and operate the Take-in Kind Facilities providing that such operations do not interfere with existing operations or proposed operations that have been approved under terms of this Agreement.

22.3   Failure to Take Oil and Condensate in Kind

       Notwithstanding Article 22.2 (Duty to Take in Kind), if a Party fails to take in kind or dispose of its share of the oil or condensate, Operator shall have the right, but not the obligation, subject to revocation at will by the Party owning the Hydrocarbon production, to purchase for its own account, sell to others, or otherwise dispose of all or part of the Hydrocarbon production at the same price at which Operator calculates and pays lessor's royalty on its own portion of the oil or condensate. Operator shall notify the non-taking Party when the option is exercised. A purchase or sale by Operator of any other Party's share of the oil or



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


       condensate shall be for such reasonable periods of time as are consistent with the minimum needs of the industry under the circumstances, but in, no event shall a contract be for a period in excess of one (1) year. Proceeds of the oil or condensate purchased, sold, or otherwise disposed of by Operator under this Article 22.3 shall be paid to the Party that had, but did not exercise, the right to take in kind and separately dispose of the oil or condensate. Operator, indisposing of another Party's oil or condensate, shall not be responsible for making any filing with regulatory agencies 'not required by law to be made by it in respect to another Party's share of oil or condensate. Unless required by governmental authority having jurisdiction or by judicial process, no Party shall be forced to share an available market with a non-taking Party.

22.4   Failure to Take Gas in Kind

       Article 22.3 (Failure to Take Oil and Condensate in Kind) shall not apply to gas produced from the Contract Area. In no event shall Operator be responsible for, or obligated to dispose of, another Party's share of gas production. If for any reason a Party fails to take or market its full share of gas as produced, that Party may later take, market, or receive a cash accounting for its full share in accordance with Exhibit "E".

22.5   Expenses of Delivery in Kind

       A cost that is incurred by Operator in making delivery of a Party's share of Hydrocarbons or disposing of same shall be paid by the Party.



                                   ARTICLE 23

                                 APPLICABLE LAW


23.1   Applicable Law

       THIS AGREEMENT AND THE RELATIONSHIP OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED UNDER FEDERAL LAWS AND LAWS OF THE STATE OF ALABAMA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS THAT WOULD OTHERWISE REFER THE MATTER TO THE LAWS OF ANOTHER JURISDICTION.

















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                                   ARTICLE 24

                    LAWS, REGULATIONS AND NON-DISCRIMINATION


24.1   Laws and Regulations

       This Agreement and operations under this Agreement are subject to all applicable laws, rules, regulations, and orders by all governmental authorities claiming jurisdiction now and in the future. A provision of this Agreement found to be contrary to or inconsistent with any such law, rule, regulation, or order shall be deemed to have been modified accordingly.

24.2   Non-discrimination

       In performing work under this Agreement, the Parties shall comply and Operator shall require each independent contractor to comply with the governmental requirements in Exhibit "D" and with Articles 202(1) to (7), inclusive of Executive Order 11246, as amended.



                                   ARTICLE 25

                                  FORCE MAJEURE

25.1   Force Majeure

       If a Party is unable, wholly or in part because of a Force Majeure, to carry out its obligations under this Agreement, other than the obligation to make money payments, that Party shall give the other Parties prompt written notice of the Force Majeure with full particulars about it. Effective upon the date notice is given, the obligations of the Party, so far as they are affected by the Force Majeure, shall be suspended during, but no longer than, the .continuance of the Force Majeure. Time is of the essence in the performance of this Agreement, and every reasonable effort will be made by the Party to avoid delay or suspension of any work or acts to be performed under this Agreement. The requirement that the Force Majeure be remedied with all reasonable dispatch shall not require a Party to settle strikes or other labor difficulties.



                                   ARTICLE 26

                   SUCCESSORS, ASSIGNS AND PREFERENTIAL RIGHTS

26.1   Successors and Assigns

       This Agreement binds and inures to the benefit of the Parties and their respective heirs, successors, and assigns and shall constitute a covenant running with the Contract Area. Each Party shall incorporate in each assignment of an interest in the Contract Area a provision that the assignment is subject to this Agreement.



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26.2   Transfer of interest

       No transfer, assignment, or other disposition of interest by a Party shall relieve the Party of liabilities and obligations it has incurred or that are attributable to the interest transferred before the date of the transfer, and the obligation to pay and bear all costs and risks attributable to an operation in which the Party was a Participating Party before making the transfer, and the lien and security rights granted by
       Section 8.6 (Security Rights) shall continue to burden the interest transferred to secure payment of the obligations. The transferor shall be liable for all costs, expenses, and liabilities for well plugging and abandonment, Platform and Development Facilities removal and disposal, and site clearance for property and equipment attributable to the assigned interest before the date of the transfer, net of salvage proceeds.

26.3   Consent to Assign

       A Party may not sell, transfer, farm out, assign, or otherwise dispose of all or part of its Working Interest in the Contract Area without the prior written consent of the other Parties, unless:

       (a) the transferee is financially capable of assuming the obligations hereunder and, in accordance with Subsection 26.3(c), the transferor furnishes the Parties with proof of such financial capability that, in the case of Outer Continental Shelf leases, shall be proof that the transferee is currently qualified by the Minerals Management Service, an agency of the United States Department of the Interior, or a successor agency having jurisdiction (hereinafter "MMS"), to own Outer Continental Shelf leases and that the transferee would not be required by the MMS to post a supplemental bond pursuant to 30 CFR ss. 256.53(d) & (e) if such transferee owned 100% of the Working Interest in the Contract Area.

       (b) the transferee agrees in writing to assume all obligations and liabilities under this Agreement related to the interest acquired arising from and after the effective date of the transfer, and

       (c) the transferor has given the other Parties written notice of the transfer at least fifteen (15) days before the date of the transfer, such notice to include the name of each proposed transferee, a description of the interests to be transferred, and the proof set forth in Subsection 26.3(a).

       The requirements of this Section 26.3 shall not apply to a merger, consolidation, reorganization, sale or transfer to an Affiliate, a mortgage by a Party of its interest in the Contract Area, a sale of all, or substantially all, of a Party's domestic exploration and production properties, or a transfer or disposition between the Parties hereto.

26.4   Transfers Between Parties

       A transfer, relinquishment, or other disposition of interests in the Contract Area between Parties under the Acreage Out Option (if selected) under Section 10.5 (Operations by Fewer Than All Parties); Section 13.11 (Lease Maintenance Operations); Section 13.12 (Retention of Lease by Non-consent Well); Article 15 (Withdrawal); or Section 16.4 (Non-participation in Payments) shall be made without warranty of title.



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       Any such transfer between the Parties, if applicable, shall be free and clear of all Subsequently Created Interests, as defined in Section 16.2 (Subsequently Created Interest), and all mortgages, liens, and encumbrances.

26.5   Division of interest

       If, at any time, the interest of a Party is divided among and owned by four (4) or more co-owners, Operator, at its discretion, may require the co-owners to appoint a single trustee or agent with full authority to receive notices, approve expenditures, receive billings for, and approve and pay the Party's share of the joint expenses, and to deal generally with, and with power to bind the co owners of the Party's interest within the scope of the operations embraced in this Agreement. All such co-owners may separately dispose of their respective shares of the oil, gas, and condensate produced from the Contract Area and may receive, separately, payment of the sale proceeds thereof.

26.6   Preferential Rights

       If a Party desires to transfer, sell, farm out, assign, or otherwise dispose of all or part of its Working Interest ("Disposing Party"), it shall promptly give written notice to the other Parties with full information about the proposed transaction, including, but not limited to, the name and address of the prospective transferee (who must be ready, willing, and able to acquire the interest and deliver the stated consideration therefor), the consideration for the transfer, farm out terms, and all other terms of the offer. In the case of a package sale of oil and gas interests that includes all or part of the Disposing Party's Working Interest, or if the proposed transaction is structured as a non-simultaneous, like-kind exchange under Section 1031 of the Internal Revenue Code of 1986, as amended ("Code"), the Working interest that is subject to this preferential right shall be separately valued in good faith and the notice shall state the value attributed to the interest by the prospective transferee. The other Parties shall then have an optional prior right, for a period of thirty (30) days after receipt of the notice, to elect to purchase or acquire on the same terms and conditions, or on equivalent terms for a non-cash transaction, all of the Working Interest that the Disposing Party is proposing to transfer. If this preferential right is exercised by a Party, the purchasing or acquiring Parties shall share the purchased or acquired interest in the proportions that the Working Interest of each bears to the total Working interest of all acquiring Parties, or in such proportions as the acquiring Parties otherwise agree. This preferential right shall apply separately to each Working Interest or part thereof covered by this Agreement, regardless of whether it is included in the proposed transaction along with other oil and gas interests, whether as a sale, farm out, or non-simultaneous, like-kind exchange, and no provision in this Agreement shall be interpreted to defeat this preferential right. Upon exercise of this preferential right, the acquiring Parties shall agree to perform all obligations of the prospective transferee under the proposed transaction only for the Working Interest subject to the proposed transaction. This preferential right, however, shall not exist or apply when a Party proposes (a) to mortgage its interest; (b) to dispose of or transfer its interest to a third party by (i) merger, (ii) reorganization, or

       (iii) consolidation; (c) to sell all, or substantially all, of its exploration and production properties located in the Gulf of Mexico, Outer Continental Shelf of the United States of America; or (d) to transfer the interest under a property exchange transaction other than a non-simultaneous, likekind exchange under Section 1031 of the Code. If the proposed transaction is not consummated within six (6) months after receipt of the notice by the other Parties, the-Working Interest shall again be governed by this Section 26.6 and the preferential right shall again arise for the offered interest as herein described.



                                   ARTICLE 27

                            ADMINISTRATIVE PROVISIONS


27.1   Term

       This Agreement shall remain in effect so long as a Lease in the Contract Area remains in effect and thereafter until (a) all wells have been abandoned and plugged or turned over to the Parties owning an interest in the Lease on which the wells are located; (b) all Platforms, Development Facilities, and equipment have been disposed by the Operator in accordance with Article 14 (Abandonment, Salvage, and Surplus); (c) all Claims as defined in Article 19 (Liability, Claims, and Lawsuits) have been settled or otherwise disposed of; and (d) there has been a final accounting and settlement by all Parties. In accordance with Article 4.5 (Selection of Successor Operator), this Agreement will terminate if no Party is willing to become Operator, effective after all conditions in clauses (a) through (d) above have been completed. In accordance with
       Article 15.2.1 (Unanimous Withdrawal), this Agreement will terminate if all Parties elect to withdraw, effective after all conditions in clauses
       (a) through (d) above have been completed. Termination of this Agreement shall not relieve a Party of a liability or obligation accrued or incurred before termination and is without prejudice to all continuing confidentiality obligations or other obligations in this Agreement.

27.2   Waiver

       A term, provision, covenant, representation, warranty, or condition of this Agreement may be waived only by written instrument executed by the Party waiving compliance. The failure or delay of a Party in the enforcement or exercise of the rights granted under this Agreement shall not constitute a waiver of said rights nor shall it be considered as a basis for estoppel. Time is of the essence in the performance of this Agreement and all time limits shall be strictly construed and enforced.

27.3   Waiver of Right to Partition

       Each Party waives the right to bring an action for partition of its interest in the Contract Area, wells, Platform, Development Facilities, and other equipment held under this Agreement, and covenants that during the existence of this Agreement it shall not resort at any time to an action at law or in equity to partition any or all of the Leases and lands or personal. property subject to this Agreement.

27.4   Compliance With Laws and Regulations

       This Agreement, and all activities or operations conducted by the Parties under this Agreement, are expressly subject to, and shall comply with, all laws, orders, rules, and regulations of all federal, state, and local governmental authorities having jurisdiction over the Contract Area.

       27.4.1 Severance of Invalid Provisions

              If, for any reason and for so long as, a clause or provision of this Agreement is held by a court of competent jurisdiction to be illegal, invalid, unenforceable or unconscionable under a present or future law (or interpretation thereof), the remainder of this Agreement will not be affected by that illegality or invaldity. An illegal or invalid provision will. be, deemed severed from this Agreement, as if this Agreement had been executed without the illegal or invalid provision. The surviving provisions of this Agreement will remain in full force and effect unless the removal of the illegal or invalid provision destroys the legitimate purposes of this Agreement; in which event this Agreement shall be null and void.

       27.4.2 Fair and Equal Employment

              Each of the Parties is an Equal Opportunity Employer, and the equal opportunity provisions of 30 CFR 270 and 41 CFR 60-1, as amended or modified, are incorporated in this Agreement by reference. The affirmative action clauses concerning disabled veterans and veterans of the Vietnam era (41 CFR 60-250) and the affirmative action clauses concerning employment of the handicapped (41 CFR 60-741) are also incorporated in this Agreement by reference. In performing work under this Agreement, the Parties shall comply with (and the Operator shall require each independent contractor to comply with) the governmental requirements in Exhibit "E" that pertain to non segregated facilities.

27.5   Construction and Interpretation of this Agreement

       27.5.1 Headings for Convenience

              Except for the definition headings in Article 2 (Definitions), all the table of contents, captions, numbering sequences, and paragraph headings in this Agreement are inserted for convenience only and do not define, expand or limit the scope, meaning, or intent of this Agreement.

       27.5.2 Article References

              Except as otherwise provided in this Agreement, each reference to an article of this Agreement includes all of the referenced article and its sub-articles.

       27.5.3 Gender and Number

              The use of pronouns in whatever gender or number is a proper reference to the Parties to this Agreement though the Parties may be individuals, business entities, or groups thereof. Reference in this Agreement to the singular of a noun or pronoun includes the plural and vice versa.

       27.5.4 Future References

              A reference to a Party includes such Party's successors and assigns and, in the case of governmental bodies, persons succeeding to their respective functions and capacities.

       27.5.5 Currency

              Any amounts due or payable under this Agreement- shall be paid in United States currency.

       27.5.6 Optional Provisions

              In the event that any "Optional" provision of this Agreement is not adopted by the Parties to this Agreement by a typed, printed or handwritten indication, such provision shall not form a part of this Agreement, and no inference shall be made concerning the intent of the Parties in regard to the subject matter of the "Optional" provision

       27.5.7 Joint Preparation

              This Agreement shall be deemed for all purposes to have been prepared through the joint efforts of the Parties and shall not be construed for or against one Party or the other as a result of the preparation, submittal, drafting, execution or other event of negotiation hereof.

       27.5.8 Integrated Agreement

              This Agreement contains the final and entire agreement of the Parties for the matters covered by this Agreement and, as such, supersedes all prior written or oral communications and agreements. This Agreement may not be modified or changed except by written amendment signed by the Parties.

       27.5.9 Binding Effect

              To the extent it is assignable, this Agreement shall bind and inure to the benefit of the Parties and their respective successors and assigns, and shall constitute a covenant running with the land comprising the Contract Area. This Agreement does not benefit or create any rights in a person or entity that is not a Party to this Agreement.

       27.5.10 Further Assurances

              Each Party will take all actions necessary and will sign all documents necessary to implement this Agreement. Except as otherwise provided in this Agreement, within (30) days after their receipt of a valid written request for those documents from a Party, all other Parties shall prepare and execute the documents.

       27.5.11 Counterpart Execution

              This Agreement may be executed by signing the original or a counterpart. If this Agreement is executed in counterparts, all counterparts taken together shall have the same effect as if all Parties had signed the same agreement. No Party shall be bound to this Agreement until all Parties have executed a counterpart or the original of this Agreement. This Agreement may also be ratified by a separate instrument that refers to this Agreement and adopts by reference all provisions of this Agreement. A ratification shall have the same effect as an execution of this Agreement.

27.6   Restricted Bidding

       If more than one Party is ever on the list of restricted joint bidders for Outer Continental Shelf. ("OCS") lease sales, as issued by the MMS under 30 CFR 256.44, as amended, the Parties shall comply with all statutes and regulations regarding restricted joint bidders on the OCS.



                                   ARTICLE 28

                            AREA OF MUTUAL INTEREST


28.1   Area of Mutual Interest (AMI)

       If either Party hereto, acting directly or through an agent, at any time prior to the third anniversary of the effective date of this Agreement, acquires, or has the right to acquire, by purchase, assignment, farmin, option or otherwise, an interest in an oil and gas lease covering lands listed on Exhibit "A" under the heading "Area of Mutual Interest (AMI)", then the Party so acquiring or having the right to acquire ("Acquiring Party") shall notify the other Party hereto in writing of the interest or rights acquired, within ten (10) days after acquisition thereof. The notice shall include all the terms and conditions of the interest or rights acquired. Said Party so notified ("Notified Party") shall have the option for a period of thirty (30) days after such notice is received to acquire its proportionate share (equal to its Working Interest as listed in Exhibit "A") in the acquired interest by reimbursing the Acquiring Party for its proportionate share of the costs attributable to the acquired interest and by assuming its proportionate share of the Acquiring Party's obligations, if any, attributable to the acquired interest. Failure of the Notifed Party to notify the Acquiring Party of its election within said thirty (30) day period shall be deemed an election not to participate.


       Chevron U.S.A. Inc. and Ridgewood Energy Corporation, Manager Ridgewood Energy Q Fund, LLC. hereby agree and acknowledge that this Agreement is made subject to that certain Exploration Participation Agreement (EPA) dated September 1, 2005 between Chevron U.S.A. Inc. and Ridgewood Energy

       Corporation, Manager Ridgewood Energy Q Fund, LLC., and that in the event of a conflict between the terms and provisions of this Agreement and the EPA, the terms and provisions of the EPA shall control.


       Chevron U.S.A. Inc. and Newfield Exploration Company hereby agree and acknowledge that this Agreement is made subject to that certain Exploration Participation Agreement (EPA) dated November 1, 2004 between Chevron U.S.A. Inc. and Newfield Exploration Company, and that in the event of a conflict between the terms and provisions of this Agreement and the EPA, the terms and provisions of the EPA shall control.


IN WITNESS WHEREOF, this Agreement has been executed by the Parties as of the day and year first above written.


WITNESSES:                              Chevron U.S.A. Inc.


[ILLEGIBLE SIGNATURE]                   By: /s/ G.R. Cain
--------------------------------           ------------------------------

/s/ Diane Mayo                          Title: Assistant Secretary
--------------------------------              ---------------------------



                                        Newfield Exploration Company


________________________________        By:______________________________


________________________________        Title:___________________________



                                        Ridgewood Energy Corporation, Manager
                                        Ridgewood Energy Q Fund LLC.


/s/ Randy Bennett                       By: /s/ W.G. Tabor
---------------------------------          ------------------------------


/s/ Donna Ermis                         Title: Executive Vice President
---------------------------------             ---------------------------

                                   Exhibit "A"


    Attached to and made a part of that certain Offshore Operating Agreement effective as of October 1, 2005, between Chevron U.S.A. Inc.,
         Newfield Exploration Company and Ridgewood Energy Corporation,
                 Manager Ridgewood Energy Q Fund, LLC, covering
            Main Pass Blocks 221 and 222, Offshore, Gulf of Mexico:


1.     Chevron U.S.A. Inc. (Chevron) is designated as Operator


2.     Contract Area

       Oil and Gas Lease of Submerged Lands bearing Serial No. OCS-G 26163, dated, effective July 1, 2004, by and between the United States of America, as Lessor, and Contango Offshore Exploration LLC as Lessee covering all of Block 221, Main Pass Area, South and East Addition, OCS Leasing Map, Louisiana Map No. 10A, covering approximately 4,994.55 acres, whereby 100% of the record title covering all of Block 221 was assigned from Contango Offshore Exploration LLC to Chevron U.S.A. Inc., dated effective July 20, 2004.

       Oil and Gas Lease of Submerged Lands bearing Serial No. OCS-G 26164, dated effective July 1, 2004, by and between the United States of America, as Lessor, and Chevron U.S.A. Inc. as Lessee covering all of Block 222, Main Pass Area, South and East Addition, OCS Leasing Map, Louisiana Map No. 10A, covering approximately 4,994.55 acres.

3.     Division of Interest

       Company                                       Working Interest Percentage
       -------------------------------------------------------------------------
       Chevron U.S.A. Inc. (Chevron)                 55.000% *
       Cabot Oil & Gas Corporation (Cabot)            0.000% **
       Newfield Exploration Company (Newfield)       10.000% ***
       Ridgewood Energy Corporation (Ridgewood)      35.000% ****
                                                    --------
                                                    100.000%

       * Chevron's interest is subject to three (3) separated Exploration Participation Agreements between Cabot, Newfield and Ridgewood.

       ** Cabot's interest, rights and obligations are governed by the Exploration Participation Agreement (EPA) dated November 1, 2004 between Chevron and Cabot. Cabot has repudiated its obligations under the EPA and has been placed in default by Chevron. As a defaulting party, Cabot is not entitled to well information. Any Cabot working interest will be determined in accord with the Alternative Dispute Resolution provisions of the EPA. Any Cabot respective working interest percentages will be born out of Chevron's 55% working interest.






JOA Exhibit "A"

       *** Newfield's interest, rights and obligations is pursuant to the Exploration Participation Agreement (EPA) dated November 1, 2004 between Chevron and Newfield. The 10% working interest represents Newfield's After Casing Point interest in the Contract Area as referenced in subject EPA.

       **** Ridgewood's interest, rights and obligations is pursuant to the Exploration Participation. Agreement (EPA) dated September 1, 2005 between Chevron and Ridgewood. The 35% working interest represents Ridgewood's After Casing Point interest in the Contract Area as referenced in subject EPA.



4.     Notification Addressees

        Chevron U.S.A. Inc. *
        14141 Southwest Freeway
        Sugar Land, Texas 77478
        Tel.: (281) 287-7931
        Fax: (281) 287-7575
        Attention: Gordon R. Cain
                    Gulf of Mexico-Land Manager


        Newfield Exploration Company
        363 N. Sam Houston Pkwy. E., Suite 2020
        Houston, Texas 77060
        Tel: (281) 847-6037
        Fax: (281) 405-4207
        Attention: Gulf of Mexico - Land Manager


        Ridgewood Energy Corporation
        11700 Old Katy Road, Suite 280
        Houston, Texas 77079
        Tel: (281) 293-8449
        Fax: (281) 293-7391
        Attention: W. Greg Tabor


*This address is temporary and will be amended as necessary by Letter Agreement.












JOA Exhibit "A"

                                  Exhibit "B"


    Attached to and made a part of that certain Offshore Operating Agreement effective as of October 1, 2005, between Chevron U.S.A. Inc.,
         Newfield Exploration Company and Ridgewood Energy Corporation,
                 Manager Ridgewood Energy Q Fund, LLC, covering
            Main Pass Blocks 221 and 222, Offshore, Gulf of Mexico.


                             INSURANCE REQUIREMENTS
                             ----------------------

1. Operator shall carry insurance as follows for the benefit and protection of the Parties to this Agreement:

     a) Worker's Compensation Insurance in accordance with laws of governmental bodies having jurisdiction including, if applicable, United States Longshore and Harbor Workers' Compensation Act with Outer Continental Shelf Extension, Maritime Employers' Liability (including, but not limited to, the Jones Act and Death on the High Seas Act) and Employers' Liability Insurance. Employers' Liability Insurance shall provide coverage of $1,000,000 per accident.

     b) Operator may include the aforesaid risks under its qualified self-insurance program provided Operator complies with applicable laws, and in such event Operator shall charge to the Joint Account a premium determined by applying manual insurance rates to the payroll.

2. Operator shall not be obligated or authorized to obtain or carry on behalf of the Joint Account any additional insurance covering the Parties or the operations to be conducted hereunder without the consent and agreement of all Parties. Such insurance, if authorized, shall contain waivers of subrogation in favor of the other Parties. Each Party individually may acquire at its own expense such insurance as it deems proper to protect itself against claims, losses, damage to or destruction of property of third parties, or personal injury or death of third persons arising out of the joint operations. All uninsured. losses and all damages to jointly owned property shall be borne by the Parties in proportion to their respective interests.

3. Operator shall not carry physical damage insurance on jointly owned property, it being understood and agreed that each Party will be responsible for its own interest in such properties and will assume its portion of any loss that occurs. Each Party hereby waives its rights of recovery against all other Parties to the agreement, and agrees that all insurance policies covering its interest in the jointly owned property will be suitably endorsed to efectuate this waiver. Operator shall promptly notify Non-operators in writing of all losses involving damage to a jointly owned property in excess of $50,000.

4. Operator shall require all contractors engaged in operations under this Agreement to comply with the applicable Worker's Compensation and Employers' Liability laws and to maintain such other insurance and in such amounts as Operator deems necessary.

5. In the event less than all Parties participate in an operation conducted under the terms of this Agreement, then the insurance requirement and costs, as well as all losses, liabilities and expenses incurred as the result of such operation, shall be the burden of the Party or Parties participating therein.




JOA - Exhibit "B"

                                   Exhibit "C"


    Attached to and made a part of that certain Offshore Operating Agreement effective as of October 1, 2005, between Chevron U.S.A. Inc.,
         Newfield Exploration Company and Ridgewood Energy Corporation,
              Manager Ridgewood Energy Q Fund, LLC, covering Main
               Pass Blocks 221-and 222, Offshore, Gulf of Mexico.



                              ACCOUNTING PROCEDURE
                            OFFSHORE JOINT OPERATIONS



                              I. GENERAL PROVISIONS

1.   Definitions

     "Joint Property" shall mean the real and personal property subject to the Agreement to which this Accounting Procedure is attached.

     "Joint Operations" shall mean all operations necessary or proper for the development, operation, protection and maintenance of the Joint Property.

     "Joint Account" shall mean the account showing the charges paid and credits received in the conduct of the Joint Operations and which are to be shared by the Parties.

     "Operator" shall mean the party designated to conduct the Joint Operations.

     "Non-Operators" shall mean the Parties of this Agreement other than the Operator.

     "Parties" shall mean Operator and Non-Operators.

     "First Level Supervisors" shall mean those employees whose primary function in Joint Operations is the direct supervision of other employees and/or contract labor directly employed on the Joint Property in a field operating capacity.

     "Technical Employees" shall mean those employees having special and specific engineering, geological or other professional skills, and whose primary function in Joint Operations is the handling of specific operating conditions and problems for the benefit of the Joint Property.

     "Personal Expenses" shall mean travel and other reimbursable expenses of Operator's employees.

     "Material" shall mean personal property, equipment or supplies acquired or held for use on the Joint Property.

     "Controllable Material" shall mean Material which at the time is so classified in the Material Classification Manual as most recently recommended by the Council of Petroleum Accountants Societies.

     "Shore Base Facilities" shall mean onshore support facilities that during drilling, development, maintenance and producing operations provide such services to the Joint Property as receiving and transshipment point for supplies, materials and equipment; debarkation point for drilling and production personnel and services; communication, scheduling and dispatching center; other associated functions benefiting the Joint Property.

     "Offshore Facilities" shall mean platforms and support systems such as oil and gas handling facilities, living quarters, offices, shops, cranes, electrical supply equipment and systems, fuel and water storage and piping, heliport, marine docking installations, communication facilities, navigation aids, and other similar facilities necessary in the conduct of offshore operations.

2.   Statements and Billings

     Operator shall bill Non-Operators on or before the last day of each month for their proportionate share of the Joint Account for the preceding month. Such bills will be accompanied by statements which identify the authority for expenditure, lease or facility, and all charges and credits, summarized by appropriate classifications of investment and expense except that items of Controllable Material and unusual charges and credits shall be separately identified and fully described in detail.

3.   Advances and Payments by Non-Operators

     A. Unless otherwise provided for in the Agreement, the Operator may require the Non-Operators to advance their share of estimated cash outlay for the succeeding month's operation within fifteen (15) days


                                       1
JOA - Exhibit "C"
     after receipt of the billing or by the first day of the month for which the advance is required, whichever is later. Operator shall adjust each monthly billing to reflect advances received from the Non-Operators.

     B.   Each Non-Operator shall pay its proportion of all bills within fifteen
          (15) days after receipt. If payment is not made within such time, the unpaid balance shall bear interest monthly at the prime rate in effect at Citibank, New York, New York on the first day of the month in which delinquency occurs plus 1% or the maximum contract rate permitted by the applicable usury laws of the jurisdiction in which the Joint Property is located, whichever is the lesser, plus attorney's fees, court costs, and other costs in connection with the collection of unpaid amounts.

4.   Adjustments

     Payment of any such bills shall not prejudice the right of any Non-Operator to protest or question the correctness thereof; provided, however, all bills and statements rendered to Non-Operators by Operator during any calendar year shall conclusively be presumed to be true and correct after twenty-four (24) months following the end of any such calendar year, unless within the said twenty-four (24) month period a Non-Operator takes written exception thereto and makes claim-on Operator for adjustment. No adjustment favorable to Operator shall be made unless it is made within the same prescribed period. The provisions of this paragraph shall not prevent adjustments' resulting from a physical inventory of Controllable Material as provided for in Section V.

5.   Audits

     A. A Non-Operator, upon notice in writing to Operator and all other Non-Operators, shall have the right to audit Operator's accounts and records relating to the Joint Account for any calendar year within the twenty-four (24) month period following the end of such calendar year, provided, however, the making of an audit shall not extend the time for the taking of written exception to and the adjustments of accounts as provided for in Paragraph 4 of this Section I. Where there are two or more Non-Operators, the Non-Operators shall make every reasonable effort to conduct a joint audit in a manner which will result in a minimum of inconvenience to the Operator. Operator shall bear no portion of the Non-Operators' audit cost incurred under this paragraph unless agreed to by the Operator. The audits shall not be conducted more than once each year without prior approval of Operator, except upon the resignation or removal of the Operator, and shall be made at the expense of those Non-Operators approving such audit.

     B. The Operator shall reply in writing to an audit report within 180 days after receipt of such report.

6.   Approval by Non-Operators

     Where an approval or other agreement of the Parties or Non-Operators is expressly required under other sections of this Accounting Procedure and if the agreement to which this Accounting Procedure is attached contains no contrary provisions in regard thereto, Operator shall notify all Non-Operators of the Operator's proposal, and the agreement or approval of a majority in interest of the Non-Operators shall be controlling on all Non-Operators.

                                II. DIRECT CHARGES

Operator shall charge the Joint Account with the following items:

1.   Rentals and Royalties

     Lease rentals and royalties paid by Operator for the Joint Operations.

2.   Labor

     A. (1) Salaries and wages of Operator's field employees directly employed on the Joint Property in the conduct of Joint Operations.

          (2) Salaries and wages of Operator's employees directly employed on Shore Base Facilities or other Offshore Facilities serving the Joint Property if such costs are not charged under Paragraph 7 of this Section II.

          (3)  Salaries of First Level Supervisors in the field.

          (4) Salaries and wages of Technical Employees directly employed on the Joint Property if such charges are excluded from the Overhead rates.

          (5) Salaries and wages of Technical Employees either temporarily or permanently assigned to and directly employed in the operation of the Joint Property if such charges are excluded from the overhead rates.

     B. Operator's cost of holiday, vacation, sickness and disability benefits and other customary allowances paid to employees whose salaries and wages are chargeable to the Joint Account under Paragraph 2A of this
          Section I. Such costs under this Paragraph 2B may be charged on a "when and as paid basis" or by "percentage assessment" on the amount of salaries and wages chargeable to the Joint Account under Paragraph 2A of this Section I. If percentage assessment is used, the rate shall be based on the Operator's cost experience.


                                       2
JOA - Exhibit "C"

     C. Expenditures or contributions made pursuant to assessments imposed by governmental authority which are applicable to Operator's costs chargeable to the Joint Account under. Paragraphs 2A and 2B of this
          Section II. D, Personal Expenses of those employees whose salaries and wages are chargeable to the Joint Account under Paragraph 2A of this
          Section II.

3.   Employee Benefits

     Operator's current costs of established plans for employee's group life insurance, hospitalization, pension, retirement, stock purchase, thrift, bonus, and other benefit plans- of a like nature, applicable to .Operator's labor cost' chargeable to the Joint Account under Paragraphs 2A and 2B of this Section I shall be Operator's actual cost not to exceed the percent most recently recommended by the Council of Petroleum Accountants Societies.

4.   Material

     Material purchased or furnished by Operator for use on the Joint Property as provided under Section IV. Only such Material shall be purchased for or transferred to the Joint Property as may be required for immediate use and is reasonably practical and consistent with efficient and economical operations. The accumulation of surplus stocks shall be avoided.

5.   Transportation

     Transportation of employees and Material necessary for the Joint Operations but subject to the following limitations:

     A. If Material is moved to the Joint Property from the Operator's warehouse or other properties, no charge shall be made to the Joint Account for a distance greater than the distance from the nearest reliable supply store where like material is normally available or railway receiving point nearest the Joint Property unless agreed to by the Parties.

     B. If surplus Material is moved to Operator's warehouse or other storage point, no charge shall be made to the Joint Account for a distance greater than the distance to the nearest reliable supply store where like material is normally available, or railway receiving point nearest the Joint Property unless agreed to by the Parties. No charge shall be made to the Joint Account for moving Material to other properties belonging to Operator, unless agreed to by the Parties.

     C. In the application of subparagraphs A and B above, the option to equalize or charge actual trucking cost is available when the actual charge is $400 or less excluding accessorial charges. The $400 will be adjusted to the amount most recently recommended by the Council of Petroleum Accountants Societies.

6.   Services

     The cost of contract services, equipment and utilities provided by outside sources, except services excluded by Paragraph 9 of Section II and Paragraphs i and ii of Section M. The cost of professional consultant services and contract services of technical personnel directly engaged on the Joint Property if such charges are excluded from the overhead rates. The cost of professional consultant services or contract services of technical personnel directly engaged in the operation of the Joint Property shall be charged to the Joint Account if such charges are excluded from the overhead rates.

7.   Equipment, Facilities and Affiliate Services Furnished by Operator

     A. Operator shall charge the Joint Account for use of Operator-owned equipment and facilities, including Shore Base and/or Offshore Facilities, at rates commensurate with costs of ownership and operation. Such rates may include labor, maintenance, repairs, other operating expense, insurance, taxes, depreciation, abandonment, reclamation and interest on gross investment less accumulated depreciation not to exceed twelve percent 12% per annum. In addition, for platforms and facilities only, the rate may include an element of the estimated cost of dismantlement. Such rates shall not exceed average commercial rates currently prevailing in the immediate area of the Joint Property.

     B. In lieu of charges in Paragraph 7A above, Operator may elect to use average commercial rates prevailing in the immediate area of the Joint Property. For automotive equipment, Operator may elect to use rates published by the Petroleum Motor Transport Association.

8.   Damages and Losses to Joint Property

     All costs or expenses necessary for the repair or replacement of Joint Property made necessary because of damages or losses incurred by fire, flood, storm, theft, accident, or other causes, except those resulting from Operator's gross negligence or willful misconduct. Operator shall furnish Non-Operator written notice of damages or losses incurred as soon as practicable after the report thereof has been received by Operator.


                                       3
JOA - Exhibit "C"

9.   Legal Expense

     Expense of handling, investigating and settling litigation or claims, discharging of liens, payments of judgments and amounts paid for settlement of claims incurred in or resulting from operations under the Agreement or necessary to protect or recover the Joint Property, except that no charge for services of Operator's legal staff or fees or expense of outside attorneys shall be made unless previously agreed to by the Parties. All other legal expense is considered to be covered by the overhead provisions of Section III unless otherwise agreed to by the Parties, except as provided in Section I, Paragraph 3.

10.  Taxes

     All taxes of every kind and nature assessed or levied upon or in connection with the Joint Property, the operation thereof, or the production therefrom, and which taxes have been paid by the Operator for the benefit of the Parties. If the ad valorem taxes are based in whole or in part upon separate valuations of each party's working interest, then notwithstanding anything to the contrary herein, charges to the Joint Account shall be made and paid by the Parties hereto in accordance with the tax value generated by each party's working interest.

11.  Insurance

     Net premiums paid for insurance required to be carried for the Joint Operations for the protection of the Parties. In the event Joint Operations are conducted at offshore locations in which Operator may act as self-insurer for Workers' Compensation and Employers' Liability, Operator may include the risk under its self-insurance program in providing coverage under State and Federal laws and charge the Joint Account at Operator's cost not to exceed manual rates.

12.  Communications

     Costs of acquiring, leasing, installing, operating, repairing and maintaining communication systems including. radio and microwave facilities between the Joint Property and the Operator's nearest Shore Base Facility. In the event communication facilities systems serving the Joint Property are Operator-owned, charges to the Joint Account shall be made as provided in Paragraph 7 of this Section H.

13.  Ecological and Environmental

     Costs incurred on the Joint Property as a result of statutory regulations for archaeological and geophysical surveys relative to identification and protection of cultural resources and/or other environmental or ecological surveys as may be required by the Bureau of Land Management or other regulatory authority. Also, costs to provide or have available pollution containment and removal equipment plus costs of actual control and cleanup and resulting responsibilities of oil spills as required by applicable laws and regulations.

14.  Abandonment and Reclamation

     Costs incurred for abandonment and reclamation of the Joint Property, including costs required by governmental or other regulatory authority.

15.  Other Expenditures

     Any other expenditure not covered or dealt with in the foregoing provisions of this Section I, or in Section III and which is of direct benefit to the Joint Property and is incurred by the Operator in the necessary and proper conduct of the Joint Operations.

                                  III. OVERHEAD

As compensation for administrative, supervision, office services and warehousing costs, Operator shall charge the Joint Account in accordance with this Section 11.

Unless otherwise agreed to by the Parties, such charge shall be in lieu of costs and expenses of all offices and salaries or wages plus applicable burdens and expenses of all personnel, except those directly chargeable under Section I. The cost and expense of services from outside sources in connection with matters of taxation, traffic, accounting or matters before or involving governmental agencies shall be considered as included in the overhead rates provided for in this Section III unless such cost and expense are agreed to by the Parties as a direct charge to the Joint Account.

     i. Except as otherwise provided in Paragraph 2 of this Section III, the salaries, wages and Personal Expenses of Technical Employees and/or the cost of professional consultant services and contract services of technical personnel directly employed on the Joint Property:

          ( ) shall be covered by the overhead rates.


                                       4
JOA - Exhibit "C"

          (X) shall not be covered by the overhead rates.

     ii. Except as otherwise provided in Paragraph 2 of this Section III, the salaries, wages and Personal Expenses of Technical Employees and/or costs of professional consultant services and contract services of technical personnel either temporarily or permanently assigned to and directly employed in the operation of the Joint Property:

          ( ) shall be covered by the overhead rates.
          (X) shall not be covered by the overhead rates.

1.   Overhead - Drilling and Producing Operations

     As compensation for overhead incurred in connection with drilling and producing operations, Operator shall charge on either:

          (X) Fixed Rate Basis, Paragraph IA, or
          ( ) Percentage Basis, Paragraph 1B

     A.   Overhead - Fixed Rate Basis

          (1) Operator shall charge the Joint Account at the following rates per well per month:

               Drilling Well Rate $40,000 (Prorated for less than a full month)

               Producing Well Rate $4,000

          (2) Application of Overhead - Fixed Rate Basis for Drilling Well Rate shall be as follows:

               (a) Charges for drilling wells shall begin on the date when drilling or completion equipment arrives on location and terminate on the date the drilling or completion equipment moves off location or rig is released, whichever occurs first, except that no charge shall be made during suspension of drilling operations for fifteen (15) or more consecutive calendar days.

               (b) Charges for wells undergoing any type of workover or recompletion for a period of five (5) consecutive work days or more shall be made at the drilling well rate. Such charges shall be applied for the period from date workover operations, with rig or other units used in workover, commence through the date of rig or other unit release, except that no charge shall be made during suspension of operations for fifteen (15) or more consecutive calendar days.

          (3) Application of Overhead - Fixed Rate Basis for Producing Well Rate shall be as follows:

               (a) An active well either produced or injected into for any portion of the month shall be considered as a one-well charge for the entire month.

               (b) Each active completion in a multi-completed well in which production is not commingled down hole shall be considered as a one-well charge providing each completion is considered a separate well by the governing regulatory authority.

               (c) An inactive gas well shut in because of overproduction or failure of purchaser to take the production shall be considered as a one-well charge providing the gas well is directly connected to a permanent sales outlet.

               (d) A one-well charge shall be made for the month in which plugging and abandonment operations are completed on any well. This one-well charge shall be made whether or not the well has produced except when drilling well rate applies.

               (e) All other inactive wells (including but not limited to inactive wells covered by unit allowable, lease allowable, transferred allowable, etc.) shall not qualify for an overhead charge.

          (4) The well rates shall be adjusted as of the first day of April each year following the effective date of the agreement to which this Accounting Procedure is attached. The adjustment shall be computed by multiplying the rate currently in use by the percentage increase or decrease in the average weekly earnings of Crude Petroleum and Gas Production Workers for the last calendar year compared to the calendar year preceding as shown by the index of average weekly earnings of Crude Petroleum and Gas Fields Production Workers as published by the United States Department of Labor, Bureau of Labor Statistics, or the equivalent Canadian index as published by Statistics Canada, as applicable. The adjusted rates shall be the rates currently in use, plus or minus the computed adjustment.

     B.   Overhead - Percentage Basis

          (1)  Operator shall charge the Joint Account at the following rates:

               (a)  Development

                    _____ Percent (__%) of cost of Development of the Joint Property exclusive of costs provided under Paragraph 9 of
                    Section II and all salvage credits.

               (b)  Operating

                    _____ Percent (__%) of the cost of Operating the Joint Property exclusive of costs provided under Paragraphs I and 9 of Section II, all salvage credits, the value of injected substances purchased for secondary recovery and all taxes and assessments which are levied, assessed and paid upon the mineral interest in and to the Joint Property.


                                       5
JOA - Exhibit "C"

          (2)  Application of Overhead - Percentage Basis shall be as follows:

               For the purpose of determining charges on a percentage basis under Paragraph 111 of this Section III, development shall include all costs in connection with drilling, redrilling, or deepening of any or all wells, and shall also include any remedial operations requiring a period of five (5) consecutive work days or more on any or all wells; also, preliminary expenditures necessary in preparation for drilling and expenditures incurred in abandoning when the well is not completed as a producer, and original cost of construction or installation of fixed assets, the expansion of fixed assets and any other project clearly discernible as a fixed asset, except Major Construction as defined in Paragraph 2 of this Section III. All other costs shall be considered as Operating except that catastrophe costs shall be assessed overhead as provided in
               Section III, Paragraph 3.

2.   Overhead - Major Construction

     To compensate Operator for overhead costs incurred in the construction and installation of fixed assets, the expansion of fixed assets, and any other project clearly discernible as a fixed asset or in the abandonment of fixed assets and any associated reclamation required for the exploration; development and operation of the Joint Property, Operator shall either negotiate a rate prior to the beginning of construction, or shall charge the Joint Account for Overhead based on the following rates for any Major Construction project in excess of $25,000

     A. If the Operator absorbs the engineering, design and drafting costs related to the project:

          (1) 5 % of total costs if such costs are more than $ 25,000 but less than $100,000; plus

          (2) 3 % of total costs in excess of $100,000 but less than $11,000,000; plus

          (3)  2.5 % of total costs in excess of $ 1,000,000.

     B. If the Operator charges engineering, design and drafting costs related to the project directly to the Joint Account:

          (1) 4 % of total costs if such costs are more than $ 25,000 but less than $100,000; plus

          (2) 3 % of total costs in excess of $100,000 but less than $1,000,000; plus

          (3)  2 % of total costs in excess of $ 1,000,000.

     Total costs shall mean the gross cost of any one project. For the purposes of this paragraph, the component parts of a single project shall not be treated separately and the cost of drilling and workover wells and artificial life equipment shall be excluded.

     On each project, Operator shall advise Non-Operator(s) in advance which of the above options shall apply. In the event of any conflict between the provisions of this paragraph and those provisions under Section II, Paragraph 2 or Paragraph 6, the provisions of this paragraph shall govern.

3.   Overhead - Catastrophe

     To compensate Operator for overhead costs incurred in the event of expenditures resulting from a single occurrence due to oil spill, blowout, explosion, fire, storm, hurricane, or other catastrophes as agreed to by the Parties, which are necessary to restore the Joint Property to the equivalent condition that existed prior to the event causing the expenditures, Operator shall either negotiate a rate prior to charging the Joint Account or shall charge the Joint Account for overhead based on the following rates:

     (1)  5 % of total costs through $100,000; plus

     (2)  3 % of total costs in excess of $100,000 but less than $1,000,000;
          plus

     (3)  2 % of total costs in excess of $1,000,000.

     Expenditures subject to the overheads above will not be reduced by insurance recoveries, and no other overhead provisions of this Section III shall apply.

4.   Amendment of Rates

     The Overhead rates provided for in this Section III may be amended from time to time only by mutual agreement between the Parties hereto if, in practice, the rates are found to be insufficient or excessive.

   IV. PRICING OF JOINT ACCOUNT MATERIAL PURCHASES, TRANSFERS AND DISPOSITIONS

Operator is responsible for Joint Account Material and shall make proper and timely charges and credits for all Material movements affecting the Joint Property. Operator shall provide all Material for use on the Joint Property; however, at Operator's option, such Material may be supplied by the Non-Operator. Operator shall make timely disposition of idle and/or surplus Material, such disposal being made either through sale to Operator or Non-Operator, division in kind, or sale to outsiders. Operator may purchase, but


                                       6
JOA - Exhibit "C"
shall be under no obligation to purchase, interest of Non-Operators in surplus condition A or B Material. The disposal of surplus Controllable Material not purchased by the Operator shall be agreed to by the Parties.

1.   Purchases

     Material purchased shall be charged at the price paid by Operator after deduction of all discounts received. In case of Material found to be defective or returned to vendor for any other reasons, credit shall be passed to the Joint Account when adjustment has been received by the Operator.

2.   Transfers and Dispositions

     Material furnished to the Joint Property and Material transferred from the Joint Property or disposed of by the Operator, unless otherwise agreed to by the Parties, shall be priced on the following basis exclusive of cash discounts:

     A.   New Material (Condition A)

          (1)  Tubular Goods Other than Line Pipe

               (a) Tubular, goods, sized 2 3/8 inches OD and larger, except line pipe, shall be priced at Eastern mill published carload base prices effective as of date of movement plus transportation cost using the 80,000 pound carload weight basis to the railway receiving point nearest the Joint Property for which published rail rates for tubular goods exist. If the 80,000 pound rail rate is not offered, the 70,000 pound or 90,000 pound rail rate may be used. Freight charges for tubing will be calculated from" Lorain, Ohio, and casing from Youngstown, Ohio.

               (b) For grades which are special to one mill only, prices shall be computed at the mill base of that mill plus transportation cost from that mill to the railway receiving point nearest the Joint Property as provided above in Paragraph 2.A.(1)(a). For transportation cost from points other than Eastern mills, the 30,000 pound Oil Field Haulers Association interstate truck rate shall be used.

               (c) Special end finish tubular goods shall be priced at the lowest published out-of-stock price, f.o.b. Houston, Texas, plus transportation cost, using Oil Field Haulers Association interstate 30,000 pound truck rate, to the railway receiving point nearest the Joint Property.

               (d) Macaroni tubing (size less than 2 3/8 inch OD) shall be priced at the lowest published out-of stock prices f.o.b. the supplier plus transportation costs, using the Oil Field Haulers Association interstate truck rate per weight of tubing transferred, to the railway receiving point nearest the Joint Property.

          (2)  Line Pipe

               (a) Line pipe movements (except size 24 inch OD and larger with walls 3/4 inch and over) 30,000 pounds or more shall be priced under provisions of tubular goods pricing in Paragraph A.(1) (a) as provided above. Freight charges shall be calculated from Lorain, Ohio.

               (b) Line pipe movements (except size 24 inch OD and larger with walls 3/4 inch and over) less than 30,000 pounds shall be priced at Eastern mill published carload base prices effective as of date of shipment, plus transportation costs based on freight rates as set forth under provisions of tubular goods pricing in Paragraph from Lorain, Ohio. A.(1)(a) as provided above. Freight charges shall be calculated

               (c) Line pipe 24 inch OD and over and 3/4 inch wall and larger shall be priced f.o.b. the point of manufacture at current new published prices plus transportation cost to the railway receiving point nearest the Joint Property.

               (d) Line pipe, including fabricated line pipe, drive pipe and conduit not listed on published price lists shall be priced at quoted prices plus freight to the railway receiving point nearest the Joint Property or at prices agreed to by the Parties.

          (3) Other Material shall be priced at the current new price, in effect at date of movement, as listed by a reliable supply store nearest the Joint Property, or point of manufacture, plus transportation costs, if applicable, to the railway receiving point nearest the Joint Property.

          (4) Unused new Material, except tubular goods, moved from the Joint Property shall be priced at the current new price, in effect on date of movement, as listed by a reliable supply store nearest the Joint Property, or point of manufacture, plus transportation costs, if applicable, to the railway receiving point nearest the Joint Property. Unused new tubulars will be priced as provided above in Paragraph 2.A.(I) and (2).

     B.   Good Used Material (Condition B)

          Material in sound and serviceable condition and suitable for reuse without reconditioning:

          (1) Material moved to the Joint Property At seventy-five percent (75%) of current new price, as determined by Paragraph A.

          (2)  Material used on and moved from the Joint Property


                                       7
JOA - Exhibit "C"

               (a) At seventy-five percent (75%) of current new price, as determined by paragraph A, if Material was originally charged to the Joint Account as new Material or

               (b) At sixty-five percent (65%) of current new price, as determined by Paragraph A, if Material was originally charged to the Joint Account as used Material.

          (3) Material not used on and moved from the Joint Property' At seventy-five percent (75%) of current new price as determined by Paragraph A.

          The cost of reconditioning, if any, shall be absorbed by the transferring property.

     C.   Other Used Material

          (1)  Condition C

               Material which is not in sound and serviceable condition and not suitable for its original function until after. reconditioning shall be priced at fifty percent (50%) of current new price as determined by Paragraph A. The cost of reconditioning shall be charged to the receiving property, provided Condition C value plus cost of reconditioning does not exceed Condition B value.

          (2)  Condition D

               Material, excluding junk, no longer suitable for its original purpose, but usable for some other purpose shall be priced on a basis commensurate with its use. Operator may dispose of Condition D Material under procedures normally used by Operator without prior approval of Non-Operators.

               (a) Casing, tubing, or drill pipe used as line pipe shall be priced as Grade A and B seamless line pipe of comparable size and weight. Used casing, tubing or drill pipe utilized as line pipe shall be priced of used line pipe prices.

               (b) Casing, tubing or drill pipe used as higher pressure service lines than standard line pipe, e.g., power oil lines, shall be priced under normal pricing procedures for casing, tubing, or drill pipe. Upset tubular goods shall be priced on a non-upset basis.

          (3)  Condition E

               Junk shall be priced at prevailing prices. Operator may dispose of Condition E Material under procedures normally utilized by Operator without prior approval of Non-Operators.

     D.   Obsolete Material

          Material which is serviceable and usable for its original function but condition and/or value of such Material is not equivalent to that which would justify a price as provided above may be specially priced as agreed to by the Parties. Such price should result in the Joint Account being charged with the value of the service rendered by such Material.

     E.   Pricing Conditions

          (1) Loading or unloading costs may be charged to the Joint Account at the rate of twenty-five cents (250) per hundred weight on all tubular goods movements, in lieu of actual loading or unloading costs sustained at the stocking point. The above rate shall be adjusted as of the first day of April each year following January 1, 1985 by the same percentage increase or decrease used to adjust overhead rates in Section II, Paragraph LA.(4). Each year, the rate calculated shall be rounded to the nearest cent and shall be the rate in effect. until the first day of April next year. Such rate shall be published each year by the Council of Petroleum Accountants Societies.

          (2) Material involving erection costs shall be charged at applicable percentage of the current knocked-down price of new Material.

3.   Premium Prices

     Whenever Material is not readily obtainable at published or listed prices because of national emergencies, strikes or other unusual causes over which the Operator has no control, the Operator may charge the Joint Account for the required Material at the Operator's actual cost incurred in providing such Material, in making it suitable for use, and in moving it to the Joint Property; provided notice in writing is furnished to Non-Operators of the proposed charge prior to billing Non-Operators for such Material. Each Non-Operator shall have the right, by so electing and notifying Operator within ten days after receiving notice from Operator, to furnish in kind all or part of his share of such Material suitable for use and acceptable to Operator.

4.   Warranty of Material Furnished By Operator

     Operator does not warrant the Material furnished. In case of defective Material, credit shall not be passed to the Joint Account until adjustment has been received by Operator from the manufacturers or their agents.

                                 V. INVENTORIES

The Operator shall maintain detailed records of Controllable Material.


                                       8
JOA - Exhibit "C"

1.   Periodic Inventories, Notice and Representation

     At reasonable intervals, inventories shall be taken by Operator of the Joint Account Controllable Material. Written notice of intention to take inventory shall be given by Operator at least thirty (30) days before any inventory is to begin so that Non-Operators may be represented when any inventory is taken. Failure of Non-Operators to be represented at an inventory shall bind Non-Operators to accept the inventory taken by Operator.

2.   Reconciliation and Adjustment of Inventories

     Adjustments to the Joint Account resulting from the reconciliation of a physical inventory shall be made within six months following the taking of the inventory. Inventory adjustments shall be made by Operator to the Joint Account for overages and shortages, but, Operator shall be held accountable only for shortages due to lack of reasonable diligence.

3.   Special Inventories

     Special inventories may be taken whenever there is any sale, change of interest, or change of Operator in the Joint Property. It shall be the duty of the party selling to notify all other Parties as quickly as possible after the transfer of interest takes place. In such cases, both the seller and-the purchaser shall be governed-by such inventory: In-cases involving a change of Operator, all Parties shall be governed by such inventory.

4.   Expense of Conducting Inventories

     A. The expense of conducting periodic inventories shall not be charged to the Joint Account unless agreed to by the Parties.

     B. The expense of conducting special inventories shall be charged to the Parties requesting such inventories, except inventories required due to change of Operator shall be charged to the Joint Account.








                                       9
JOA - Exhibit "C"

                                   Exhibit "D"


    Attached to and made a part of that certain Offshore Operating Agreement effective as of October 1, 200,5, between Chevron U.S.A. Inc.,
         Newfield Exploration Company and Ridgewood Energy Corporation,
                 Manager Ridgewood Energy Q Fund, LLC, covering
            Main Pass Blocks 221 and 222, Offshore, Gulf of Mexico.



                            NONDISCRIMINATION CLAUSE

During the performance of this Agreement, the "contractor" (meaning and referring separately to each party hereto) agrees, unless exempt therefrom to comply with all provisions of Executive Order 11246 which are incorporated herein by reference, and (a) if contractor has more than 50 employees or contracts with another party hereto in excess of $10,000, contractor must file Standard Form 100 (EEO-1), (b) if contractor has 50 or more employees and a contract of $50,000 or more, contractor is required to develop a written "Affirmative Action Compliance Program" for each of its establishments according to the Rules and Regulations published by the United States Department of Labor in 41 CFR, Chapter 60. Further, contractor hereby certifies that it does not now and will not maintain any facilities provided for its employees in a segregated manner or permit its employees to perform their services at any location under its control where segregated facilities are maintained, as such segregated facilities are defined in Title 41, Chapter 60-1.8, Code of Federal Regulations, revised as of January 1, 1969, unless exempt therefrom. Contractor further warrants that no other law, regulation or ordinance of the United States, or any state, or any governmental authority or agency has been violated in the manufacture, procurement or sale of any good furnished, work performed or service rendered pursuant to this contract.

Unless exempt by rules, regulations or orders of the United States Secretary of Labor, issued pursuant to Section 204 of Executive Order 11246, dated September 24, 1965, during the performance of this contract, the contractor agrees as follows:

"(1) The contractor will not discriminate against any employee or applicant for employment because of race, color, religion, sex or national origin. The contractor will take affirmative action to ensure that applicants are employed and that employees are treated during employment, without regard to their race, color, religion, sex or national original. Such action shall include, but not be limited to, the following: Employment, upgrading, demotion, transfer, recruitment or recruitment advertising; layoff or termination; rates of pay or other forms of compensation; and selection for training, including apprenticeship. The contractor agrees to post in conspicuous places, available to employees and applicants for employment, notices to be provided by the contracting officer setting forth the provisions of this nondiscrimination clause."

"(2) The contractor will, in all solicitations or advertisements for employees placed by or on behalf of the contractor, state that all qualified applicants will receive consideration for employment without regard to race, color, religion, sex or national origin."



                                       1
JOA -- Exhibit "D"

"(3) The contractor will send to each labor union or representative of workers with which he has a collective bargaining agreement or other contract or understanding, a notice to be provided by the agency contracting officer, advising the labor union or workers' representative of the contractor's commitments under Section-202 of Executive, Order 11246 of September 24, 1965, and shall post copies of the notice in conspicuous places available to employees and applicants for employment."

"(4) The contractor will comply with all provisions of Executive Order 11246 of September 24, 1965, and of the rules, regulations and relevant, orders of, the Secretary of Labor."

"(5) The contractor will furnish all information and reports required by Executive Order 11246 of September 24, 1965, and by the rules, regulations and orders of the Secretary of Labor, or pursuant thereto, and will permit access to his books, records and accounts by the contracting agency and the Secretary of Labor for purposes of investigating to ascertain compliance with such rules, regulations and orders."

"(6) In the event of the contractor's noncompliance with the nondiscrimination clauses of this contract or with any of such rules, regulations or orders, this contract may be canceled, terminated or suspended in whole or in part and the contractor may be declared ineligible for further Government contracts in accordance with procedures authorized in Executive Order 11246 of September 24, 1965, or by rule, regulation or order of the Secretary of Labor, or as otherwise provided by law."

"(7) The contractor will include the provisions of paragraph (1) through (8) in every subcontract or purchase order unless exempted by rules, regulations or orders of the Secretary of Labor issued pursuant to Section 204 of Executive Order 11246 of September 24, 1965, so that such provisions will be binding upon each subcontractor or vendor. The contractor will take such action with respect to any subcontract or purchase order as the contracting agency may direct as a means of enforcing such provisions including sanctions for noncompliance; provided, however, that in the event the contractor becomes involved in, or is result of such direction by the contracting agency, the contractor may request the United States to enter into such litigation to protect the interests of the United States."

"(8) Contractor agrees and covenants that none of its employees or employees of its subcontractors who provided services pursuant to this contract are unauthorized aliens, as defined in the Immigration, Reform and Control Act of 1986."








                                       2
JOA - Exhibit "D"

                                   Exhibit "E"


    Attached to and made a part of that certain Offshore Operating Agreement effective as of October 1, 2005, between Chevron U.S.A. Inc.,
         Newfield Exploration Company and Ridgewood Energy Corporation,
                 Manager Ridgewood Energy Q Fund, LLC, covering
            Main Pass Blocks 221 and 222, Offshore, Gulf of Mexico.


                      GAS BALANCING AGREEMENT ("AGREEMENT")



1.   Definitions


     The following definitions shall apply to this Agreement:

     2. "Arm's Length Agreement" shall mean any gas sales agreement with an unaffiliated purchaser or any gas sales agreement with an affiliated purchaser where the sales price and delivery conditions under such agreement are representative of prices and delivery conditions existing under other similar agreements in the area between unaffiliated parties at the same time for natural gas of comparable quality and quantity.

     3. "Balancing Area" shall mean all of the acreage and depths subject to the Operating Agreement.

     4. "Full Share of Current Production" shall mean the Percentage Interest of each Party in the Gas actually produced from the Balancing Area during each month.

     5. "Gas" shall mean all hydrocarbons produced or producible from the Balancing Area, whether from a well classified as an oil well or gas well by the regulatory agency having jurisdiction in such matters, which are or may be made available for sale or separate disposition by the Parties, excluding oil, condensate and other liquids recovered by field equipment operated for the joint account. "Gas" does not include gas used in joint operations, such as for fuel, recycling or reinjection, or which is vented or lost prior to its sale or delivery from the Balancing Area.

     6. "Makeup Gas" shall mean any Gas taken by an Underproduced Party from the Balancing Area in excess of its Full Share of Current Production, whether pursuant to Section 2.3. or Section 3.1. hereof.

     7. "Mcf" shall mean one thousand cubic feet. A cubic foot of Gas shall mean the volume of gas contained in one cubic foot of space at a standard pressure base and at a standard temperature base.


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


          8. "MMBtu" shall mean one million British Thermal Units. A British Thermal Unit shall mean the quantity of heat required to raise one pound avoirdupois of pure water from 58.5 degrees Fahrenheit to 59.5 degrees Fahrenheit at a constant pressure of 14.73 pounds per square inch absolute.

          9. "Operator" shall mean the individual or entity designated under the terms of the Operating Agreement or, in the event this Agreement is not employed in connection with an operating agreement, the individual or entity designated as the operator of the well(s) located in the Balancing Area.

          10. "Overproduced Party" shall mean any Party having taken a greater quantity of Gas from the Balancing Area than the Percentage Interest of such Party in the cumulative quantity of all Gas produced from the Balancing Area.

          11. "Overproduction" shall mean the cumulative quantity of Gas taken by a Party in excess of its Percentage Interest in the cumulative quantity of all Gas produced from the Balancing Area.

          12. "Party" shall mean those individuals or entities subject to this Agreement, and their respective heirs, successors, transferees and assigns.

          13. "Percentage Interest" shall mean the percentage or decimal interest of each Party in the Gas produced from the Balancing Area pursuant to the Operating Agreement covering the Balancing Area.

          14. "Royalty" shall mean payments on production of Gas from the Balancing Area to all owners of royalties, overriding royalties, production payments or similar interests.

          15. "Underproduced Party" shall mean any Party having taken a lesser quantity of Gas from the Balancing Area than the Percentage Interest of such Party in the cumulative quantity of all Gas produced from the Balancing Area.

          16. "Underproduction" shall mean the deficiency between the cumulative quantity of Gas taken by a Party and its percentage Interest in the cumulative quantity of all Gas produced from the Balancing Area.

          17. "Winter Period" shall mean the months of November and December in one calendar year and the months of January, February and March in the succeeding calendar year.





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


1.     Balancing Area

       1.1. If this Agreement covers more than one Balancing Area, it shall be applied as if each Balancing Area were covered by separate but identical agreements. All balancing hereunder shall be on the basis of Gas taken from the Balancing Area measured in MMBtus.

       1.2. In the event that all or part of the Gas deliverable from a Balancing Area is or becomes subject to one or more lawful prices, any Gas not subject to price controls shall be considered as produced from a single Balancing Area and Gas subject to each price category shall, be considered produced from a separate Balancing Area.

2.     Right of Parties to Take Gas

       2.1. Each Party desiring to take Gas will notify the Operator, or cause the Operator to be notified, of the volumes nominated, the name of the transporting pipeline and the pipeline contract number (if available) and meter station relating to such delivery, sufficiently in advance for the Operator, acting with reasonable diligence, to meet all nomination and other requirements. Operator is authorized to deliver the volumes so nominated and confirmed (if confirmation is required) to the transporting pipeline in accordance with the terms of this Agreement.

       2.2. Each Party shall make a reasonable, good faith effort to take its Full Share of Current Production each month, to the extent that such production is required to maintain leases in effect, to protect the producing capacity of a well or reservoir, to preserve correlative rights, or to maintain oil production.

       2.3. When a Party fails for any reason to take its full Share of Current Production (as such Share may be reduced by the right of the other parties to make up for Underproduction as provided herein), the other Parties shall be entitled to take any Gas which such Party fails to take. To the extent practicable, such Gas shall be made available initially to each Underproduced Party in the proportion that its Percentage Interest in the Balancing Area bears to the total Percentage Interests of all Underproduced Parties desiring to take such Gas. If all such Gas is not taken by the Underproduced Parties, the portion not taken shall then be made available to the other Parties in the proportion that their respective Percentage Interests in the Balancing Area bear to the total Percentage Interests of such Parties.

       2.4. All Gas taken by a Party in accordance with the provisions of this Agreement, regardless of whether such Party is underproduced or



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


              overproduced, shall be regarded as Gas taken for its own account with title thereto being in such taking. Party.

       2.5. Notwithstanding the provisions of Section 2.3. hereof, no Overproduced Party shall be entitled in any month to take any Gas in excess of three hundred percent (300%) of its Percentage Interest of the Balancing Area's then-current Maximum Monthly Availability; provided, however, that this limitation shall not apply to the extent that it would preclude production that is required to maintain lease in effect, to protect the producing capacity of a well or reservoir, to preserve correlative rights, or to maintain oil production. "Maximum Monthly Availability" shall mean the maximum average monthly rate of production at which Gas can be delivered from the Balancing Area, as determined by the Operator, considering the maximum efficient well rate for each well within the Balancing Area, the maximum allowable(s) set by the appropriate regulatory agency, mode of operation, production facility capabilities and pipeline pressures.

       2.6. In the event that a Party fails to make arrangements to take its Full Share of Current Production required to be produced to maintain leases in effect, to protect the producing capacity of a well or reservoir, to preserve correlative rights, or to maintain oil production, the Operator may sell any part of such Party's Full Share of Current Production that such Party fails to take for the account of such Party and render to such Party, on a current basis, the full proceeds of the sale, less any reasonable marketing, compression, treating, gathering or transportation costs incurred directly in connection with the sale of such Full Share of Current Production. In making the sale contemplated herein, the Operator shall be obligated only to obtain such price and conditions for the sale as are reasonable under the circumstances and shall not be obligated to share any of its markets. Any such sale by Operator under the terms hereof shall be only for such' reasonable periods of time as are" consistent with the minimum needs of the industry under the particular circumstances, but in no event for a period in excess of one year. Notwithstanding the provisions of Article 2.4. hereof, Gas sold by Operator for a Party under the provisions hereof shall be deemed to be Gas taken for the account of such Party.

3.     In-Kind Balancing

       3.1. Effective the first day of any calendar month following at least thirty (30) days' prior written notice to the Operator, any Underproduced Party may begin taking, in addition to its Full Share of Current Production and any Makeup Gas taken pursuant to
              Section 2.3. of this Agreement, a share of current production determined by multiplying thirty-seven and one-half percent (37.5%) of the Full Shares of Current Production of all Overproduced Parties by a fraction, the

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                                      -4-
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


              numerator of which is the Percentage Interest of such Underproduced Party and the denominator of which is the total of the Percentage Interests of all Underproduced Parties desiring to take Makeup Gas. In no event will an Overproduced Party be required to provide more than thirty-seven and one-half percent (37.5%) of its Full Share of Current Production for Makeup Gas. The Operator will promptly notify all Overproduced Parties of the election of an Underproduced Party to begin taking Makeup Gas.

       3.2. Notwithstanding the provisions of Section 3.1., the average monthly amount of Makeup Gas taken by an Underproduced Party during the Winter Period pursuant to Section 3.1. shall not exceed the average monthly amount of Makeup Gas taken by such Underproduced Party during the six (6) months immediately preceding the Winter Period.

4.     Statement of Gas Balances

       4.1. The Operator will maintain appropriate accounting on a monthly and cumulative basis of the volumes of Gas that each Party is entitled to receive and the volumes of Gas actually taken or sold for each Party's account. Within forty-five (45) days after the month of production, the Operator will furnish a statement for such month showing (1) each Party's Full Share of Current Production, (2) the total volume of Gas actually taken or sold for each Party's account, (3) the difference between the volume taken by each Party and that Party's Full Share of Current Production, (4) the Overproduction or Underproduction of each Party, and (5) other data as recommended by the provisions of the Council of Petroleum Accountants Societies Bulletin No. 24, as amended or supplemented hereafter. Each Party taking Gas will promptly provide to the Operator any data required by the Operator for preparation of the statements required hereunder.

       4.2.   If any Party fails to provide the data required herein for four
              (4) consecutive production months, the Operator, or where the Operator has failed to provide data, another Party, may audit the production and Gas sales and transportation volumes of the non-reporting Party to provide the required data. Such audit shall be conducted only after reasonable notice and during normal business hours in the office of the Party whose records are being audited. All costs associated with such audit will be charged to the account of the Party failing to provide the required data.

5.     Payments on Production

       5.1. Each Party taking Gas shall pay or cause to be paid all production and severance taxes due on all volumes of Gas actually taken by such Party.




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


       5.2. [_] (Alternative I -- Sales) Each Party shall pay or cause to be paid Royalty due with respect to Royalty owners to whom it is accountable based on the volume of Gas actually taken for its account.

              [_] (Alternative 2 - Entitlements) Each Party shall pay or cause to be paid all Royalty due with respect to Royalty owners to whom it is accountable as if such Party were taking its Full Share of Current Production, and only its Full Share of Current Production.

       5.3. In the event that any governmental authority requires that Royalty payments be made on any other basis than that provided for in this
              Section 5., each Party agrees to make such Royalty payments accordingly, commencing on the effective date required by such governmental authority, and the method provided for herein shall be thereby superseded.

6.     Cash Settlements

       6.1. Upon the earlier of the plugging and abandonment of the last producing interval in the Balancing Area, the termination of the Operating Agreement or any pooling or unit agreement covering the Balancing Area, or at any time no Gas is taken from the Balancing Area for a period of twelve (12) consecutive months, any Party may give written notice calling for cash settlement of the Gas production imbalances among the Parties. Such notice shall be given to all Parties in the Balancing Area.

       6.2. Within sixty (60) days after the notice calling for cash settlement under Section 6.1., the Operator will distribute to each Party a Final Gas Settlement Statement detailing the quantity of Overproduction owed by each Overproduced Party to each Underproduced Party and identifying the month to which such Overproduction is attributed, pursuant to the methodology set out in Section 6.4.

       6.3. Within sixty (60) days after receipt of the Final Gas Settlement Statement, each Overproduced Party will pay to each Underproduced Party entitled to settlement the appropriate cash settlement, accompanied by appropriate accounting detail. At the time of payment, the Overproduced Party will notify the Operator of the Gas imbalance settled by the Overproduced Party's payment.

       6.4. The amount of the cash settlement will be based on the proceeds received by the Overproduced Party under an Arm's Length Agreement for the Gas taken from time to time by the Overproduced Party in excess of the Overproduced Party's Full Share of Current Production. Any Makeup Gas taken by the Underproduced Party prior to monetary settlement hereunder will be applied to offset Overproduction chronologically in the order of accrual.

       6.5.   The values used for calculating the cash settlement under Section
              6.4. will include all proceeds received for the sale of the Gas by the Overproduced Party calculated at the Balancing Area, after deducting


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                                      -6-
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


              any production or severance taxes paid and any Royalty actually paid by the Overproduced Party to an Underproduced Party's Royalty owner(s), to the extent said payments amounted to a discharge of, said Underproduced Party's Royalty, obligation, as well as any reasonable marketing, compression, treating, gathering or transportation costs incurred directly in connection with the sale of the Overproduction.

       6.6. For Overproduction processed for the account of the Overproduced Party at a gas processing plant for the extraction of liquid hydrocarbons, the full quantity of the Overproduction will be valued for purposes of cash settlement at the prices received by the Overproduced Party for the sale of the residue gas attributable to the Overproduction without regard to proceeds attributable to liquid hydrocarbons which may have been extracted from the Overproduction.

       6.7. To the extent the Overproduced Party did not sell all Overproduction. under an Arm's Length Agreement, the cash settlement will be based on the weighted average price received by the Overproduced Party for any gas sold from the Balancing Area under Arm's Length Agreements during the months to which such Overproduction is attributed. In the event that no sales under Arm's Length Agreements were made during any such month, the cash settlement for such month will be based on the spot sales prices published for the applicable geographic area during such month in a mutually acceptable pricing bulletin.

       6.8. Interest per annum at the then-current prime rate of Citibank N.A., New York, New York, as published under "Money Rates" by the Wall Street Journal, or the maximum lawful rate of interest applicable to the Balancing Area, whichever is less, will accrue for all amounts due under Section 6.1., beginning the first day following the date payment is due pursuant to Section 6.3. Such interest shall be borne by the Overproduced Party in the proportion that its respective delays beyond the deadlines set out in Sections 6.2. or 6.3. contributed to the accrual of the interest.

       6.9. In lieu of the cash settlement required by Section 6.3., an Overproduced Party may deliver to the Underproduced Party an offer to settle its Overproduction in-kind and at such rates, quantities, times and sources as may be agreed upon by the Underproduced Party. If the Parties are unable to agree upon the manner in which such in-kind settlement gas will be furnished within sixty (60) days after the Overproduced Party's offer to settle in kind, which period may be extended by agreement of said Parties, the Overproduced Party shall make a cash settlement as provided in Section 6.3. The making of an in-kind settlement offer under this Section 6.9. will not delay the accrual of interest on the cash settlement should the Parties fail to reach agreement on an in-kind settlement.




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


       6.10. At any time during the term of this Agreement, any Overproduced Party may, in its sole discretion, make cash settlement(s) with the Underproduced Parties covering all or part of its outstanding Gas imbalance, provided that such settlements must be made with all Underproduced Parties proportionately based on. The relative imbalances of the Underproduced Parties, and provided further that such settlements may not be made more often. than once every twenty-four (24) months. Such settlements will be calculated in the same manner provided above for final cash settlements. The Overproduced Party will provide Operator a detailed accounting of any such cash settlement within thirty (30) days after the settlement is made.

7.     Testing

       Notwithstanding any provision of this Agreement to the contrary, any Party shall have the right, from time to time, to produce and take up to one hundred percent (100%) of a well's entire Gas stream to meet the reasonable deliverability test(s) required by such Party's Gas purchaser, and the right to take any Makeup Gas shall be subordinate to the right of any Party to conduct such tests; provided, however, that such tests shall be conducted in accordance with prudent operating practices only after thirty (30) days' prior written notice to the Operator and shall last no longer than twenty-four (24) hours.

8.     Operating Costs

       Nothing in this Agreement shall change or affect any Party's obligation to pay its proportionate share of all costs and liabilities incurred in operations on or in connection with the Balancing Area, as its share thereof is set forth in the Operating Agreement, irrespective of whether any party is at any time selling and using Gas or whether such sales or use are in proportion to its Percentage Interest in the Balancing Area.

9.     Liquids

       The Parties shall share proportionately in and own all liquid hydrocarbons recovered with Gas by field equipment operated for the joint account in accordance with their Percentage Interests in the Balancing Area.

10.    Audit Rights

       Notwithstanding any provision in this Agreement or any other agreement between the Parties hereto, and further notwithstanding any termination or cancellation of this Agreement, for a period of two (2) years from the end of the calendar year in which any information to be furnished under
       Section 4. or 6. hereof is supplied, any Party shall have the right to audit the records of any other Party regarding quantity, including but not limited to


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                                      -8-
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


       information regarding Btu content. Any Underproduced Party shall have the right for a period of two (2) years from the end of the calendar year in which any cash settlement is received pursuant to Section 6. to audit the records of any Overproduced Party as to all matters concerning values, including but not limited to information regarding prices and disposition of Gas from the Balancing Area. Any such audit shall be conducted at the expense of the Party or Parties desiring such audit, and shall be conducted, after reasonable notice, during normal business hours in the office of the Party whose records are being audited. Each Party hereto agrees to maintain records as to the volumes and prices of Gas sold each month and the volumes of Gas used in its own operations, along with the Royalty paid on any such. Gas used by a Party In its own operations. The audit rights provided for in this Section 10. shall be in addition to those provided for in Section 4.2. of this Agreement.

11.    Miscellaneous

       11.1. As between the Parties, in the event of any conflict between the provisions of this Agreement and the provisions of any gas sales contract, or in the event of any conflict between the provisions of this Agreement and the provisions of the Operating Agreement, the provisions of this Agreement shall govern.

       11.2. Each Party agrees to defend, indemnify and hold harmless all other Parties from and against any and all liabilities for any claims, which may be asserted by any third party which now or hereafter stands in a contractual relationship with such indemnifying Party and which arise out of the operation of this Agreement or any activities of such indemnifying Party under the provisions of this Agreement, and does further agree to save the other Parties harmless from all judgments or damages sustained and costs incurred in connection therewith.

       11.3. Except as otherwise provided in this Agreement, Operator is authorized to administer the provisions of this Agreement, but shall have no liability to the other Parties for losses sustained or liability incurred which arise out of or in connection with the performance of Operator's duties hereunder, except such as may result from Operator's gross negligence or willful misconduct. Operator shall not be liable to any Underproduced Party for the failure of any Overproduced Party (other than Operator) to pay any amounts owed pursuant to the terms hereof.

       11.4. This Agreement shall remain in full force and effect for as long as the Operating Agreement shall remain in force and effect as to the Balancing Area, and thereafer until the Gas accounts between the Parties are settled in full, and shall inure to the benefit of and be binding upon the Parties hereto, and their respective heirs, successors, legal representatives and assigns, if any. The Parties hereto agree to give


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                                      -9-
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


              notice of the existence of this Agreement to any successor in interest of any such Party and to provide that any such successor shall be bound by this Agreement, and shall further make any transfer of any interest subject to the Operating Agreement, or any part thereof, also subject to the terms of this Agreement.

       11.5. Unless the context clearly indicates otherwise, words used in the singular include the plural, the plural includes the singular, and the neuter gender includes the masculine and the feminine.

       11.6. This Agreement shall bind the Parties in accordance with the provisions hereof, and nothing herein shall be construed or interpreted as creating any rights in any person or entity not a signatory hereto, or as being a stipulation in favor of any such person or entity.

       11.7. If contemporaneously with this Agreement becoming effective, or thereafer, any Party requests that any other Party execute an appropriate memorandum or notice of this Agreement in order to give third parties notice of record of same and submits same for execution in recordable form, such memorandum or notice shall be duly executed by the Party to which such request is made and delivered promptly thereafer to the Party making the request. Upon receipt, the Party making the request shall cause the memorandum or notice to be duly recorded in the appropriate real property or other records affecting the Balancing Area.

       11.8. In the event Internal Revenue Service regulations require a uniform method of computing taxable income by all Parties, each Party agrees to compute and report income to the Internal Revenue Service as if such Party were taking its Full Share of Current Production during each relevant tax period in accordance with such regulations, insofar as same relate to entitlement method tax computations.

12.    Assignment and Rights upon Assignment

       12.1. Subject to the provisions of Section 12.2. and 12.3. hereof, and notwithstanding anything in this Agreement or in the Operating Agreement to the contrary, if any Party assigns (including any sale, exchange or other transfer) any of its working interest in the Balancing Area when such Party is an Underproduced or Overproduced Party, the assignment or other act of transfer shall, insofar as the Parties hereto are concerned, include all interest of the assigning or transferring Party in the Gas, all rights to receive or obligations to provide or take Makeup Gas and all rights to receive or obligations to make any monetary payment which may ultimately be due hereunder, as applicable. Operator and each of the other Parties hereto shall thereafer treat the assignment accordingly, and the assigning or transferring Party shall look solely to its assignee or other


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


              transferee for any interest in the Gas or monetary payment that such Party may have or to which it may be entitled, and shall cause its assignee or other transferee to assume its obligations hereunder.

       12.2. Notwithstanding anything in this Agreement (including but not limited to the provisions of Section 12.1. hereof) or in the Operating Agreement to the contrary, and subject to the provisions of Section 12.3. hereof, in the event an Overproduced Party intends to sell, assign, exchange or otherwise transfer any of its interest in a Balancing Area, such Overproduced Party shall notify in writing the other working interest owners who. are Parties hereto in such Balancing Area of such fact at least sixty (60) days prior to closing the transaction. Thereafer, any Underproduced Party may demand from such Overproduced Party in writing, within thirty (30) days after receipt of the Overproduced Party's notice, a cash settlement of its Underproduction from the Balancing Area. The Operator shall be notified of any such demand and of any cash settlement pursuant to this Section 12., and the Overproduction and Underproduction of each Party shall be adjusted accordingly. Any cash settlement pursuant to this Section 12. shall be paid by the Overproduced Party, accompanied by appropriate accounting detail, on or before the earlier to occur
              (1) of sixty (60) days after receipt of the Underproduced Party's demand or (2) at the closing of the transaction in which the Overproduced Party sells, assigns, exchanges or otherwise transfers its interest in a Balancing Area on the same basis as otherwise set forth in Sections 6.3. through 6.7., and shall bear interest at the rate set forth in Section 6.8. hereof, beginning sixty (60) days after the Overproduced Party's sale, assignment, exchange or transfer of its interest in the Balancing Area for any amounts not paid. Provided, however, if any Underproduced Party does not so demand such cash settlement of its Underproduction from the. Balancing Area, such Underproduced Party shall look exclusively to the assignee or other successor in interest of the Overproduced Party giving notice hereunder for the satisfaction of such Underproduced Party's Underproduction in accordance with the provisions of Section 12.1. hereof.

       12.3. The provisions of this Section 12. shall not be applicable in the event any Party mortgages its interest or disposes of its interest by merger, reorganization, consolidation or sale of substantially all of its assets to a subsidiary or parent company, or to any company in which any parent or subsidiary of such party owns a majority of the stock of such company.

13.    Counterparts

       This Agreement may be executed in counterparts, each of which when taken with all other counterparts shall constitute a binding agreement between the Parties hereto; provided, however, that if a Party or Parties owning

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                                      -11-
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


       a Percentage Interest in the Balancing Area equal to or greater than [percent] percent therein fail(s) to execute this Agreement on or before [date], this Agreement shall not be binding upon any Party and shall be of no further force and effect.

















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                                      -12-
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



       IN WITNESS WHEREOF, this agreement shall be effective as of [date].

ATTEST OR WITNESS:                       OPERATOR

                                         _________________________________

_________________________________        By:______________________________

_________________________________        _________________________________

                                         Type or print name

                                         Title ___________________________

                                         Date ____________________________

                                         Tax ID or S.S. No. ______________

ATTEST OR WITNESS:                       NON-OPERATORS

                                         _________________________________

_________________________________        By:______________________________

_________________________________        _________________________________

                                         Type or print name

                                         Title ___________________________

                                         Date ____________________________

                                         Tax ID or S.S. No. ______________


                                         _________________________________

_________________________________        By:______________________________

_________________________________        _________________________________

                                         Type or print name

                                         Title ___________________________

                                         Date ____________________________

                                         Tax ID or S.S. No. ______________



JOA -- Exhibit "E"

                                      -13-
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


                                   Exhibit "F"

    Attached to and made a part of that certain Offshore Operating Agreement effective as of October 1, 2005, between Chevron U.S.A. Inc.,
         Newfield Exploration Company and Ridgewood Energy Corporation,
                 Manager Ridgewood Energy Q Fund, LLC, covering
            Main-Pass Blocks 221 and 222, Offshore, Gulf of Mexico.


                           TAX PARTNERSHIP PROVISIONS
                    OF THE___________________________________
                                   PARTNERSHIP
  (For Name of Tax Reporting Partner and Special Elections, See Secs. 8 and 9)

Table of Contents

1. GENERAL PROVISIONS .........................................................1
   1.1 DESIGNATION OF DOCUMENTS ...............................................1
   1.2 RELATIONSHIP OF THE PARTIES ............................................1
   1.3 PRIORITY OF PROVISIONS OF THIS EXHIBIT .................................1
   1.4 SURVIVORSHIP ...........................................................1

2. TAX REPORTING PARTNER AND TAX MATTERS PARTNER ..............................2
   2.1 TAX REPORTING PARTNER ..................................................2
   2.2 IF SMALL PARTNERSHIP EXCEPTION FROM TEFRA NOT APPLICABLE ...............2

3. INCOME TAX COMPLIANCE AND CAPITAL ACCOUNTS .................................3
   3.1 TAX RETURNS ............................................................3
   3.2 FAIR MARKET VALUE CAPITAL ACCOUNTS .....................................3
   3.3 INFORMATION REQUESTS ...................................................3
   3.4 BEST EFFORTS WITHOUT LIABILITY .........................................4

4. TAX AND FMV CAPITAL ACCOUNT ELECTIONS ......................................4
   4.1 GENERAL ELECTIONS ......................................................4
   4.2 DEPLETION ..............................................................4
   4.3 ELECTION OUT UNDER CODE ss.761(a) ......................................4
   4.4 CONSENT REQUIREMENTS FOR SUBSEQUENT TAX OR FMV CAPITAL
       ACCOUNT ELECTIONS ......................................................4

5. CAPITAL CONTRIBUTIONS AND FMV CAPITAL ACCOUNTS .............................5
   5.1 CAPITAL CONTRIBUTIONS ..................................................5
   5.2 FMV CAPITAL ACCOUNTS ...................................................5

6. PARTNERSHIP ALLOCATIONS ....................................................6
   6.1 FMV CAPITAL ACCOUNT ALLOCATIONS
   6.2 TAX RETURN AND TAX BASIS CAPITAL ACCOUNT ALLOCATIONS ...................7

7. TERMINATION AND LIQUIDATING DISTRIBUTION ...................................8
   7.1 TERMINATION OF THE PARTNERSHIP .........................................8
   7.2 BALANCING OF FMV CAPITAL ACCOUNTS ......................................8
   7.3 DEEMED SALE GAIN/LOSS CHARGE BACK ......................................8
   7.4 DEFICIT MAKE-UP OBLIGATION AND BALANCING CASH CONTRIBUTIONS ............8
   7.5 DISTRIBUTION TO BALANCE CAPITAL ACCOUNTS ...............................8
   7.6 FMV DETERMINATION ......................................................9




JOA - Exhibit "F"

   7.7 FINAL DISTRIBUTION .....................................................9
8. TRANSFERS, INDEMNIFICATION, AND CORRESPONDENCE .............................9
   8.1 TRANSFER OF PARTNERSHIP INTERESTS ......................................9
   8.2 CORRESPONDENCE .........................................................9
9. ELECTIONS AND CHANGES TO. ABOVE PROVISIONS ................................10
   9.1 OPERATOR NOT THE TRP ..................................................10
   9.2 SPECIAL TAX ELECTIONS .................................................10
   9.3 CHANGE OF MAJORITY FOR OTHER TAX ELECTIONS ............................10










                                     Page 2
JOA -- Exhibit "F"

1.     GENERAL PROVISIONS


1.1    DESIGNATION OF DOCUMENTS.

This exhibit is referred to in, and is part of that Agreement identified above and, if so provided, a part of any agreement to which the Agreement is an exhibit. Such agreement(s) (including all exhibits thereto, other than this exhibit) shall be hereinafer referred to as the "Agreement;" and this exhibit is hereinafer referred to as the "Exhibit" or the "Tax Partnership Provisions" (the "TPPs"). Except as may be otherwise provided in this Exhibit, terms defined and used 'in the Agreement shall have the same meaning when used herein. o


1.2    RELATIONSHIP OF THE PARTIES.

The parties to the Agreement shall be hereinafter referred to as "Party" or "Parties." The Parties understand and agree that the arrangement and undertakings evidenced by the Agreement result in a partnership for purposes of Federal income taxation and certain State income tax laws which incorporate or follow Federal income tax principles as to tax partnerships. Such partnership for tax purposes is hereinafter referred to as the "Partnership." For every other purpose of the Agreement the Parties understand and agree that their legal relationship to each other under applicable State law with respect to all property subject to the Agreement is one of tenants in common, or undivided interest owners, or lessee(s)-sublessee(s) and not a partnership; that the liabilities of the Parties shall be several and not joint or collective; and that each Party shall be responsible solely for its own obligations.


1.3    PRIORITY OF PROVISIONS OF THIS EXHIBIT.

If there is a conflict or inconsistency, whether direct or indirect, actual or apparent, between the terms and conditions of this Exhibit and the terms and conditions of the Agreement, or any other exhibit or any part thereof the terms and conditions of this Exhibit shall govern and control.


1.4    SURVIVORSHIP.

1.4.1 Any termination of the Agreement shall not affect the continuing application of the TPPs for the termination and liquidation.

1.4.2 Any termination of the Agreement shall not affect the continuing application of the TPPs for the resolution of all matters regarding Federal and State income tax reporting.

1.4.3 These TPPs shall inure to the benefit of, and be binding upon, the Parties hereto and their successors and assigns.

1.4.4 The effective date of the Agreement shall be the effective date of these TPPs. The Partnership shall continue in full force and effect from, and after such date, until termination and liquidation.


                                     Page 1
JOA - Exhibit "F"

2.     TAX REPORTING PARTNER AND TAX MATTERS PARTNER


2.1    TAX REPORTING PARTNER.

The Operator (or the Party listed in Sec. 9.1) as the Tax Reporting Partner ("TRP") is responsible for compliance with all tax reporting obligations of the Partnership, see Sec. 3.1, below. In the event of any change in the TRP, the Party serving as TRP at the beginning of a given taxable year shall continue as TRP with respect to all matters concerning such year.


       2.2    IF SMALL PARTNERSHIP EXCEPTION FROM TEFRA NOT APPLICABLE.

       If the Partnership does not qualify for the "small partnership exception" from, or if the Partnership elects (see infra Elections at Secs. 4.1 and 9.2) to be subject to, ss.ss.6221 et seq., Subchapter C of Chapter 53 of Subtitle A (the "TEFRA rules") of the Internal Revenue Code (the "Code") the TRP shall also be the Tax Matters Partner as defined in Code ss.6231(a) (the "TMP") and references to the TRP shall then include references to the TMP and vice versa.

       2.2.1 The TMP shall not be required to incur any expenses for the preparation for, or pursuance of administrative or judicial proceedings, unless the Parties agree on a method for sharing such expenses.

       2.2.2 The Parties shall furnish the TMP, within two weeks from the receipt of the request, the information the TMP may reasonably request to comply with the requirements on furnishing information to the Internal Revenue Service.

       2.2.3 The TMP shall not agree to any extension of the statute of limitations for making assessments on behalf of the Partnership without first obtaining the written consent of all Parties. The TMP shall not bind any other Party to a settlement agreement in tax audits without obtaining the written concurrence of any such Party.

       2.2.4 Any other Party who enters in a settlement agreement with the Secretary of the Treasury with respect to any partnership items, as defined in Code ss. 6231(a)(3), - shall notify the other Parties of the terms within ninety (90) days from the date of such settlement.

       2.2.5 If any Party intends to file a notice of inconsistent treatment under Code ss. 6222(b), such Party shall, prior to the fling of such notice, notify the TMP of the (actual or potential) inconsistency of the Party's intended treatment of a partnership item with the treatment of that item by the Partnership. Within one week of receipt the TMP shall remit copies of such notification to the other Parties. If an inconsistency notice is fled solely because a Party has not received


                                     Page 2
JOA - Exhibit "F"
       a Schedule K-1 in time for fling of its income tax return, the TMP need not be notified.

       2.2.6 No Party shall file pursuant to Code ss.6227 a request for an administrative adjustment- of partnership items (the "RFAA") 'without first. notifying all other Parties.. If all other Parties agree with the requested adjustment, the TMP shall file the RFAA on' behalf of the Partnership. If unanimous consent is not. obtained within thirty (30) days from such notice, or within the period required to timely file the RFAA, if shorter, any Party, including the TMP, may file a RFAA on its own behalf.

       2.2.7 Any Party intending to file with respect to any partnership item, or any other tax matter involving the Partnership, a petition under Code ss.ss.6226, 6228, or any other provision, shall notify the other Parties prior to such fling of the nature of the contemplated proceeding. In the case where the TMP is the Party intending to file such petition, such notice shall be given within a reasonable time to allow the other Parties to participate in the choice of the forum for such petition. If the Parties do not agree on the appropriate forum, then the forum shall be chosen by majority vote. Each Party shall have a vote in accordance with its percentage interest in the Partnership for the year under audit. If a majority cannot agree, the TMP shall choose the forum. If a Party intends to seek review of any court decision rendered as a result of such proceeding, the Party shall notify the other Parties prior to seeking such review.


3.     INCOME TAX COMPLIANCE AND CAPITAL ACCOUNTS


3.1    TAX RETURNS.

The TRP shall prepare and file all required Federal and State partnership income tax returns. Not less than thirty (30) days prior to the return due date (including extensions), the TRP shall submit to each Party for review a copy of the return as proposed.


3.2    FAIR MARKET VALUE CAPITAL ACCOUNTS.

The TRP shall establish and maintain for each Party fair market value ("FMV") capital accounts and tax basis capital accounts. Upon request, the TRP shall submit to each Party along with a copy of any proposed partnership income tax return an accounting of such Party's FMV capital accounts as of the end of the return period.


3.3    INFORMATION REQUESTS.

In addition to any obligation under Sec. 2.2.2, each Party agrees to furnish to the TRP not later than sixty (60) days before the return due date (including extensions) such information relating to the operations conducted under the Agreement as may be required for the proper preparation of such returns. Similarly, each Party agrees to furnish timely to the TRP, as requested, any the information and data necessary for the preparation and/or filing of other required reports and notifications, and for the computation of the capital accounts. As provided in Code ss.6050K(c), a Party transferring its interest must notify the TRP to allow compliance with Code ss.6050K(a) (see also Sec. 8.1).


                                     Page 3
JOA - Exhibit "F"

3.4    BEST EFFORTS WITHOUT LIABILITY.

The TRP and the other Party(ies) shall use its/their best efforts to comply with responsibilities o outlined in this Section,. and with - respect to the service as TMP as outlined Sec. 2.2, and in doing so shall incur no liability to any other Party.


4.     TAX AND FMV CAPITAL ACCOUNT ELECTIONS


4.1    GENERAL ELECTIONS.

For both income tax return ad capital account purposes, the Partnership shall elect:

a) to deduct when-incurred intangible drilling and development costs ("IDC");

b) to use the maximum allowable accelerated tax method and the shortest permissible tax life for depreciation;

c) the accrual method of accounting;

d) to report income on a calendar year basis; and the Partnership shall also make any elections as specially noted in Sec. 9.2, below.


4.2    DEPLETION.

Solely for FMV capital account purposes, depletion shall be calculated by using simulated cost depletion within the meaning of Treas. Reg. ss. 1.704-1(b)(2)(iv)(k)(2), unless the use of simulated percentage depletion is elected in Sec. 9.2, below. The simulated cost depletion allowance shall be determined under the principles of Code ss.612 and be based on the FMV capital account basis of each Lease. Solely for purposes of this calculation, remaining reserves shall be determined consistently by the TRP.


4.3    ELECTION OUT UNDER CODE ss.761(a).

4.3.1 The TRP shall notify all Parties' of an intended election to be excluded from the application of Subchapter K of Chapter 1 of the Code not later than sixty (60) days prior to the filing date or the due date (including extensions) for the Federal partnership income tax return, whichever comes earlier. Any Party that does not consent must provide the TRP with written objection within thirty (30) days of such notice. Even after an effective election-out the TRP's rights and obligations, other than the relief from tax return fling obligations of the partnership, continue.

4.3.2 After an election-out, to avoid an unintended impairment of the election-out: The Parties will avoid, without prior coordination, any operational changes which would terminate the qualification for the election-out status; all Parties will monitor the continuing qualification of the Partnership for the election-out status and will notify the other Parties if, in their opinion, a change in operations will jeopardize the election-out; and, all Parties will use, unless agreed to by them otherwise, the cumulative gas balancing method as described in Treas. Reg. ss. 1.761-2(d)(2).


4.4    CONSENT REQUIREMENTS FOR SUBSEQUENT TAX OR FMV CAPITAL ACCOUNT ELECTIONS.


                                     Page 4
JOA - Exhibit "F"

Unless stipulated differently in Sec. 9.3, future elections, in addition to or in amendment of those in this agreement, must be approved by the affirmative vote of two (2) or more Parties owning a majority of the working interest based upon post-Payout ownership.

5.     CAPITAL CONTRIBUTIONS AND FMV CAPITAL ACCOUNTS

The provisions of this Sec. 5 and any other provisions of the TPPs relating to the maintenance of the capital accounts are intended to comply with Treas. Reg. ss. 1.704-1(b) and shall be interpreted and applied in a manner consistent with such regulations.

5.1    CAPITAL CONTRIBUTIONS.

The respective capital contributions of each Party to the Partnership shall be
(a) each Party's interest in the oil and gas lease(s), including all associated lease and well equipment, committed to the Partnership, and (b) all amounts of money paid by each Party in connection with the acquisition, exploration, development, and operation of the lease(s), and all other costs characterized as contributions or expenses borne by such Party under the Agreement. The contribution of the leases and any other properties committed to the Partnership shall be made by each Party's agreement to hold legal title to its interest in such leases or other property as nominee of the Partnership.

5.2    FMV CAPITAL ACCOUNTS.

The FMV capital accounts shall be increased and decreased as follows:

5.2.1  The FMV capital account of a Party shall be increased by:

(i) the amount of money and the FMV (as of the date of contribution) of any property contributed by such Party to the Partnership (net of liabilities assumed by the Partnership or to which the contributed property is subject);

(ii) that Party's share of Partnership items of income or gain, allocated in accordance with Sec. 6.1; and

(iii) that Party's share of any Code ss.705(a)(1)(B) item.

5.2.2  The FMV capital account of a Party shall be decreased by:

(i) the amount of money and the FMV of property distributed to a Party (net of liabilities assumed by such Party or to which the property is subject);

(ii) that Party's Sec. 6.1 allocated share of Partnership loss and deductions, or items thereof; and,

(iii) that Party's share of any Code ss.705(a)(2)(B) item.

5.2.3 "FMV" when it applies to property contributed by a Party to the Partnership shall be assumed, for purposes of 5.2.1, to equal the adjusted tax basis, as defined in Code ss. 1011, of that property unless the Parties agree otherwise as indicated in Sec. 9.2.

5.2.4 As provided in Treas. Reg. ss.1.704-1(b)(2)(iv)(e), upon distribution of Partnership property to a Party the capital accounts will be adjusted to reflect


                                     Page 5
JOA - Exhibit "F"
the manner in which the unrealized income, gain, loss and deduction inherent in distributed property (not previously reflected in the capital accounts) would be allocated among the Parties if there were a disposition of such property at its FMV as of the time of distribution. Furthermore, if so agreed to in Sec. 9.2, under the rules of Treas. Reg. ss. 1.704 1 (b)(2)(iv)(f), the FMV capital accounts shall be revalued at certain times to reflect value changes of the Partnership property.


6.     PARTNERSHIP ALLOCATIONS

6.1    FMV CAPITAL ACCOUNT ALLOCATIONS.

Each item of income, gain, loss, or deduction shall be allocated to each Party as follows:

6.1.1 Actual or deemed income from the sale, exchange, distribution or other disposition of production shall be allocated to the Party entitled to such production or the proceeds from the sale of such production. The amount received from the sale of production and the amount of the FMV of production taken in kind by the Parties are deemed to be identical; accordingly, such items may be omitted from the adjustments made to the Parties' FMV capital accounts.

6.1.2 Exploration cost, IDC, operating and maintenance cost shall be allocated to each Party in accordance with its respective contribution, or obligation to contribute, to such cost.

6.1.3 Depreciation shall be allocated to each Party in accordance with its contribution, or obligation to contribute, to the cost of the underlying asset.

6.1.4 Simulated depletion shall be allocated to each Party in accordance with its FMV capital account adjusted basis in each oil and gas property of the Partnership.

6.1.5 Loss (or simulated loss) upon the sale, exchange, distribution, abandonment or other disposition of depreciable or depletable property shall be allocated to the Parties in the ratio of their respective FMV capital account adjusted bases in the depreciable or depletable property.

6.1.6 Gain (or simulated gain) upon the sale, exchange, distribution, or other disposition of depreciable or depletable property shall be allocated to the Parties so that the FMV capital account balances of the Parties will most closely reflect their respective percentage or fractional interests under the Agreement.

6.1.7 Costs or expenses of any other kind shall be allocated to each Party in accordance with its respective contribution, or obligation to contribute, to such costs or expense.

6.1.8 Any other income item shall be allocated to the Parties in accordance with the manner in which such income is realized by each Party.



                                     Page 6
JOA- Exhibit "F"

6.2    TAX RETURN AND TAX BASIS CAPITAL ACCOUNT ALLOCATIONS.

6.2.1 Unless otherwise expressly provided in this Sec. 6.2, the allocations of the Partnership's items of income, gain, loss, or deduction for tax return and tax basis capital account purposes shall follow the principles of the allocations under Sec, 6.1. However, the Partnership's gain or loss on the taxable disposition of a Partnership property in excess of the. gain or loss under Sec. 6.1, if any, is allocated to the contributing Party to the extent of such Party's pre-contribution gain or loss.

6.2.2 The Parties recognize that under Code ss.613A(c)(7)(D) the depletion allowance is to be computed "separately by each Party. For this purpose, each Party's share of the adjusted tax basis in each oil and gas property shall be equal to its contribution to the adjusted tax basis of such property.

6.2.3 Under Codess.613A(c)(7)(D) gain or loss on the disposition of an oil and gas property is to be computed separately by each Party. According to Treas. Reg. ss. 1.7041 (b)(4)(v), the amount realized shall be allocated as follows:
(i) An amount that represents recovery of adjusted simulated depletion basis is allocated (without being credited to the capital accounts) to the Parties in the same proportion as the aggregate simulated depletion basis was allocated to such Parties under Sec. 5.2; and (ii) any remaining realization is allocated in accordance with Sec. 6.1.6.

6.2.4 Depreciation shall be allocated to each Party in accordance with its contribution to the adjusted tax basis of the depreciable asset.

6.2.5 In accordance with Treas. Reg. ss.1.1245-1(e), depreciation recapture shall be allocated, to the extent possible, among the Parties to reflect their prior sharing of the depreciation.

6.2.6 In accordance with the principles of Treas. Reg. ss.1.1254-5, any recapture of IDC is determined and reported by each Party separately. Similarly, any recapture of depletion shall be computed separately by each Party, in accordance with its depletion allowance computed pursuant to Sec. 6.2.2.

6.2.7 For Partnership properties with FMV capital account values different from their adjusted tax bases the Parties intend that the allocations described in this Section 6.2 constitute a "reasonable method" of allocating gain or loss under Treas. Reg. ss.1.704 3 (a)(1).

6.2.8 Take-in-kind. If checked "Yes" in Sec. 9.2, below, each Party has the right to determine the market for its proportionate share of production. All items of income, deductions, and credits arising from such marketing of production shall be recognized by the Partnership and shall be allocated to the Party whose production is so marketed.



                                     Page 7
JOA - Exhibit "F"

7.     TERMINATION AND LIQUIDATING DISTRIBUTION .


7.1    TERMINATION OF THE PARTNERSHIP.

7.1.1 Upon termination, as provided in Code ss.708(b)(1)(A), the business shall be wound up and concluded, and the assets shall. be distributed to the Parties as described below by the end of such calendar year (or, if later, within ninety
(90) days after the date of such termination). The assets shall be valued and distributed to the Parties in the order provided in Sees. 7.1.2, 7.5, and 7.7.

7.1.2 First, all cash representing unexpended contributions by any Party and any property in which no interest has been earned by any other Party under the Agreement shall be returned to the contributor.


7.2    BALANCING OF FMV CAPITAL ACCOUNTS.

Second, the FMV capital accounts of the Parties shall be determined as described hereafter. The TRP shall take the actions specified under Sees. 7.2 through 7.5 in order to cause the ratios of the Parties' FMV capital accounts to reflect as closely as possible their interests under the Agreement. The ratio of a Party's FMV capital account is represented by a fraction, the numerator of which is the Party's FMV capital account balance and the denominator of which is the sum of all Parties' FMV capital account balances. This is hereafter referred to as the "balancing of the FMV capital accounts" and, when completed, the FMV capital accounts of the Parties shall be referred to as "balanced."

7.3    DEEMED SALE GAIN/Loss CHARGE BACK.

The FMV of all Partnership properties shall be determined and the gain or loss for each property, which would have resulted if sold -at such FMV, shall be allocated in accordance with Sees. 6.1.5 and 6.1.6.

7.4    DEFICIT MAKE-UP OBLIGATION AND BALANCING CASH CONTRIBUTIONS.

If hereafter a Party has a negative FMV capital account balance, that is a balance of less than zero, in accordance with of Treas. Reg. ss.1.704-1(b)(2)(ii)(b)(3) such Party is obligated to contribute, by the end of the taxable year or, if later, within 90 days from the Partnership's liquidation, an amount of money to the Partnership sufficient to achieve a zero balance FMV capital account (the `Deficit Make-Up Obligation"). Moreover, any Party may contribute an amount of cash to the Partnership to facilitate the balancing of the FMV capital accounts. If after these adjustments the FMV capital accounts are not balanced, Sees. 7.5 shall apply.


7.5    DISTRIBUTION TO BALANCE CAPITAL ACCOUNTS.

7.5.1 If all Parties agree, any cash or an undivided interest in certain selected properties shall be distributed to one or more Parties as necessary for the purpose of balancing the FMV capital accounts.



                                     Page 8
JOA -- Exhibit "F"

7.5.2 Distribution of undivided interests. Unless Sec. 7.5.1 applies, an undivided interest in each and every property shall be distributed to one or more Parties in accordance with the ratios of their FMV capital accounts.


7.6    FMV DETERMINATION.

If a property is to be valued for purposes of balancing the capital accounts and making a distribution under this Sec. 7, the Parties must first attempt to agree on the FMV of the property; failing such an agreement, the TRP shall cause a nationally recognized independent engineering firm to prepare an appraisal of the FMV of such property.


7.7    FINAL DISTRIBUTION.

After the FMV capital accounts of the Parties have been adjusted pursuant to Sees. 7.2 to 7.5, all remaining property and interests then held by the Partnership shall be distributed to the Parties in accordance with their positive FMV capital account balances.


8.     TRANSFERS, INDEMNIFICATION, AND CORRESPONDENCE


8.1    TRANSFER OF PARTNERSHIP INTERESTS.

Transfers of Partnership interests shall be governed by the Agreement. A Party transferring its interest, or any part thereof shall notify the TRP in writing within two weeks after such transfer.


8.2    CORRESPONDENCE.

All correspondence relating to the preparation and fling of the Partnership's income tax returns and capital accounts shall be sent to:

                      (Attach separate list, if necessary)

--------------------------------------------------------------------------------
TRP                                       "Attention to:" reference
--------------------------------------------------------------------------------
Chevron U.S.A. Inc.                       Attention: Partnership Compliance
Tax Department
P. O. Box 6028 (94583-0728)
2613 Camino Ramon (94583) San
Ramon, CA
--------------------------------------------------------------------------------
Other Parties:















                                     Page 9
JOA - Exhibit "F"

9.     ELECTIONS AND CHANGES TO ABOVE PROVISIONS


9.1    OPERATOR NOT THE TRP.

With respect to Sec. 2.1, (insert name of Party to be TRP instead of Operator, or indicate "N/A") N/A is designated as TRP.

9.2    SPECIAL TAX ELECTIONS.

With respect to Sec. 4.1, the Parties agree (if not applicable insert "N/A" or strike):

-----------------------------------------------------------------------------------------------
e) that the Partnership shall elect to account for dispositions of depreciable        NO
assets under the NO general asset method to-the extent permitted by Code
168(i)(4);
-----------------------------------------------------------------------------------------------
f) that the Partnership shall elect under Code ss.754 to adjust the basis of          Upon
Partnership property, with the adjustments provided in Code ss.734 for a              any
distribution of property and in Code ss.743 for a transfer of a partnership           Party's
interest. In case of distribution of property the TRP shall adjust all tax basis      written
capital accounts. In the case of a transfer of a partnership interest the             request
acquiring party(ies) shall establish and maintain its (their) tax basis capital account(s);
-----------------------------------------------------------------------------------------------
g) that the Partnership shall elect under Code ss.6231 to be subject to the           NO
TEFRA rules.
-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------
With respect to Sec. 4.2, Depletion the Parties agree that the Partnership shall      NO
use simulated percentage depletion instead of simulated cost depletion.
-----------------------------------------------------------------------------------------------
With respect to Sec. 5.2.4, under the rules of Treas. Reg.                            NO
ss.1.704-1(b)(2)(iv)(f) the Parties agree that the FMV capital accounts shall be revalued to reflect value changes of the Partnership property upon the occurrence of the events specified in (5)(i) through (iii) of said
-1(b)(2)(iv)(f) regulations.
-----------------------------------------------------------------------------------------------
With respect to Sec. 6.2.8, the income attributable to take-in-kind production        NO
will be reflected on the tax return.
-----------------------------------------------------------------------------------------------

With respect to Sec. 5.2.3 the FMV for the listed properties are determined as follows (mark as "N/A" if not applicable; use separate sheet if necessary)

--------------------------------------------------------------------------------
Property Description                                        FMV
--------------------------------------------------------------------------------
To be determined prior to the execution of the Joint Operating Agreement.







9.3    CHANGE OF MAJORITY FOR OTHER TAX ELECTIONS.

Instead of the Sec. 4.4 majority for other tax elections, a majority shall be considered if consisting of (specify or line out blanks)


                                     THE END



                                    Page 10
JOA - Exhibit "F"

                                   Exhibit "G"

Attached to and made a part of that certain Offshore Operating Agreement effective as of October 1, 2005, between Chevron U.S.A. Inc., Newfield Exploration Company and Ridgewood Energy Corporation, Manager Ridgewood Energy Q Fund, LLC, covering Main Pass Blocks 221 and 222, Offshore, Gulf of Mexico.

                        MEMORANDUM OF OPERATING AGREEMENT
                             AND FINANCING STATEMENT
                             -----------------------
                                   (LOUISIANA)

              To be filed in the conveyance records and in the mortgage records and as a non-standard financing statement in accordance with Paragraph 6.0 herein.


1.0 This Memorandum of Operating Agreement and Financing Statement (Louisiana) (this "Memorandum") is effective as of the effective date of the Operating Agreement referred to in Paragraph 2.0 below and is executed by the undersigned, duly authorized representative of _________________, a _______________ corporation, whose taxpayer identification number is _______________ and whose address is _________________________ (the "Operator"), and the undersigned, duly authorized representative of _____________________, a limited liability company, whose taxpayer identification number is _______________________ and whose address is ____________________ (the "Non-Operating Party").

2.0 The Operator and the Non-Operating Party are parties to that certain Offshore Operating Agreement dated effective ______________________ (the "Operating Agreement") which Operating Agreement provides for the development and production of crude oil, natural gas and associated substances from the OCS blocks, or portions thereof, described in Exhibit "A" of the Operating Agreement and in Attachment "1" to this Memorandum, or covered by the Leases (hereinafter called the "Contract Area") and which designates ________________________, as the Operator, to conduct such operations for itself and the Non-Operating Party.

3.0 Among other provisions, the Operating Agreement (a) provides for certain liens, mortgages, pledges and security interests to secure payment by the parties. of their respective share of costs and performance of other obligations under the Operating Agreement, (b) contains an Accounting Procedure, which establishes, among other things, interest to be charged on indebtedness, certain costs, and other expenses under the Operating Agreement at the rate set forth therein, (c) includes non-consent clauses which establish that parties who elect not to participate in certain operations shall be deemed to have relinquished their interest in production until the carrying consenting parties recover their costs of such operations plus a specified amount, (d) grants each party to the Operating Agreement the right to take in kind its proportionate share of all oil and gas produced from the Contract Area, and (e) includes a volumetric Gas Balancing Agreement which is attached as Exhibit "E" to the Operating Agreement.

4.0 The Operator hereby certifies that a true and correct copy of the Operating Agreement is on file and is available for inspection by third parties at the offices of the Operator at the address set forth in this Memorandum.

5.0 In addition to any other security rights and remedies provided for by law with respect to services rendered or materials and equipment furnished under the Operating Agreement, for and in consideration of the covenants and mutual undertakings of the Operator and the Non-Operating Party set forth in the Operating Agreement, the Operator and the Non-Operating Party hereby agree as follows:


                                       1
JOA - Exhibit "G"

       5.1 Each Non-operator hereby grants to the Operator a mortgage, hypotheca, and pledge of and over all of its rights, titles, and interests in and to (a) the Contract Area, (b) the Hydrocarbons in, on, under, and that may be produced from the lands within the Contract Area, and (c) ail. other immovable property susceptible of mortgage situated within the Contract Area. This mortgage is given to secure the complete and timely performance of and payment by each Non-operator of all obligations and indebtedness of every kind and nature, whether now owed by such Non-operator or hereafter arising, pursuant to this Agreement., To the extent susceptible under applicable law, this mortgage and the security interests granted in favor of the Operator herein shall secure the payment of all costs and other expenses properly charged to such Party, together with (A) interest-on such indebtedness, costs, and other expenses at the rate set forth in the Accounting Procedure or the maximum rate allowed by law, whichever is the lesser, (B) reasonable attorneys' fees, (C) court costs, and (D) other directly related collection costs. If any Non-operator does not pay such costs and other expenses or perform its obligations under the Operating Agreement when due, the Operator shall have the additional right to notify the purchaser or purchasers of the defaulting Non-operator's Hydrocarbon production and collect such costs and other expenses out of the proceeds from the sale of the defaulting Non-operator's share of Hydrocarbon production until the amount owed has been paid. The Operator shall have the right to offset the amount owed against the proceeds from, the sale of such defaulting Non-operator's share of Hydrocarbon production. Any purchaser of such production shall be entitled to, rely on the Operator's statement concerning the amount of costs and other expenses owed by the defaulting Non-operator and payment made to the Operator by any purchaser shall be binding and conclusive as between such purchaser and such defaulting Non-operator.

              The maximum amount for which the mortgage herein granted by each Non-operator shall be deemed to secure the obligations and indebtedness of such Non-operator to the Operator as stipulated herein is hereby fixed in an amount equal to $25,000,000.00 (the "Limit of the Mortgage of each Non-operator"). Except as provided in the previous sentence (and then only to the extent such limitations are required by law), the entire amount of obligations and indebtedness of each Non-operator to the Operator is secured hereby without limitation. Notwithstanding the foregoing Limit of the Mortgage of each Non-operator, the liability of each Non-operator under this Agreement and the mortgage and security interest granted hereby shall be limited to (and the Operator shall not be entitled to enforce the same against such Non-operator for, an amount exceeding) the actual obligations and indebtedness [including all interest charges, costs, attorneys' fees, and other charges provided for in the Operating Agreement] outstanding and unpaid and that are attributable to or charged against the interest of such Non-operator pursuant to the Operating Agreement.


       5.2 To secure the complete and timely performance of and payment by each Non-operator of all obligations and indebtedness of every kind and nature, whether now owed by such Non-operator or hereafter arising, pursuant to the Operating Agreement, each Non operator hereby grants to the Operator a continuing security interest in and to all of its rights, titles, interests, claims, general intangibles, proceeds, and products thereof, whether now existing or hereafter acquired, in and to (a) all Hydrocarbons produced from the lands or offshore blocks covered by the Contract Area or attributable to the Contract Area when produced, (b) all accounts receivable accruing or arising as a result of the sale of such Hydrocarbons (including, without limitation, accounts arising from gas imbalances or from the sale of Hydrocarbons at the wellhead), (c) all cash or other proceeds from the sale of such Hydrocarbons once produced, and (d) all Platforms and Development Facilities, wells, fixtures, other corporeal property, whether movable or immovable, whether now or hereafter placed on the lands or offshore blocks covered by the Contract Area or maintained or used in connection with the ownership, use or exploitation of the Contract Area, and other surface and sub-surface equipment of any kind or character located on or attributable to the Contract Area and the cash or other proceeds realized from the sale, transfer, disposition or conversion thereof. The interest of the Nonoperators in and to the oil and gas produced from or attributable to the Contract Area when extracted and the accounts receivable accruing or arising as the result of the sale thereof shall be financed at the wellhead of the well or wells located on the Contract Area.


                                       2
JOA - Exhibit "G"

              To the extent susceptible under applicable law, the security interest granted by each Nonoperator hereunder covers: (A) all substitutions, replacements, and accessions to the property of such Non-operator described herein and is intended to cover all of the rights, titles and interests of such Non-operator in all movable property now or hereafter located upon o r used in connection with the Contract Area, whether corporeal or incorporeal; (B) all rights' under any gas balancing agreement, farmout rights, option farmout rights, acreage and cash contributions, and conversion rights of such Non-operator in connection with the Contract Area, or the Hydrocarbons produced from- or attributable to the Contract 'Area, whether now owned and existing or hereafer acquired or arising, including, without limitation,' all interests of each Non-operator in any partnership, tax partnership, limited partnership, association, joint venture, or other entity or enterprise that holds, owns, or controls any interest in the Contract Area; and (C) all rights, claims, general intangibles, and proceeds, whether now existing or hereafter acquired, of each Non-operator in and to the contracts, agreements, permits, licenses, rights-of-way, and similar rights and privileges that relate to or are appurtenant to the Contract Area, including the following:


              (1) all of its rights, titles, and interests, whether now owned and existing or hereafter acquired or arising, in, to, and under or derived from any present or future operating, farmout, bidding, pooling, unitization, and communitization agreements, assignments, and subleases, whether or not described on Attachment "1," to the extent, and only to the extent, that such agreements, assignments, and subleases cover or include any of its rights, titles, and interests, whether now owned and existing or hereafer acquired or arising, in and to all or any portion of the Contract Area, and all units created by any such pooling, unitization, and communitization agreements and all units formed under orders, regulations, rules, or other oficial acts of any governmental authority having jurisdiction, to the extent and only to the extent that such units cover or include all or any portion of the Contract Area;

              (2) all of its rights, titles, and interests, whether now owned and existing or hereafter acquired or arising, in, to, and under or derived from all presently existing and future advance payment agreements, and oil, casinghead gas, and gas sales, exchange, and processing contracts and agreements, including, without Limitation, those contracts and agreements that are described on Attachment "1," to the extent, and only to the extent, those contracts and agreements cover or include all or any portion of the Contract Area; and

              (3) all of its rights, titles, and interests, whether now owned and existing or hereafter acquired or arising, in, to, and under or derived from all existing and future permits, licenses, rights-of-way, and similar rights and privileges that relate to or are appurtenant to the Contract Area.

       5.3 This Memorandum (including a carbon, photographic, or other reproduction thereof and hereof) shall constitute a non-standard form of financing statement under the terms of Chapter 9 of the Louisiana Commercial Laws, La. R.S. 10:9-101 et seq. (the "Uniform Commercial Code," as adopted in the State of Louisiana) and, as such, for the purposes of the security interest in favor of the Operator, may be filed for record in the office of the Clerk of Court of any parish in the State of Louisiana, with the Operator being the secured party and the Non-Operating Party being the debtors with respect to such filing.


       5.4 The Operator hereby grants to each Non-operator a mortgage, hypotheca, and pledge of and over all of its rights, titles, and interests in and to (a) the Contract Area; (b) the Hydrocarbons in, on, under, and that my be produced from the lands within the Contract Area; and (c) all other immovable property or other property susceptible of mortgage situated within the Contract Area. This mortgage is given to secure the complete and timely performance of and payment by the Operator of all obligations and indebtedness of every kind and nature, whether now owed by the Operator or hereafer arising, pursuant to this Agreement. To the extent susceptible under applicable law, this mortgage and the


                                       3
JOA - Exhibit "G"
              security interests granted in favor of each Non-operator herein shall secure the payment of all costs and other expenses properly charged to the Operator, together with (A) interest on such indebtedness, costs, and other expenses at the rate set forth in the Accounting Procedure or the maximum rate allowed by law, whichever is the lesser, (B) reasonable attorneys' fees, (C) court costs, and (D) other directly related collection costs. If the Operator does not pay such costs and other expenses or perform its obligations under the Operating Agreement when due, the Non-operators shall have the additional right to notify the purchaser or purchasers of the Operator's Hydrocarbon production and collect such costs and other expenses out of the proceeds from the sale of the Operator's share of Hydrocarbon production until the amount owed has been paid. The Non operators shall have the right to offset the amount owed against the proceeds from the sale of the Operator's share of Hydrocarbon production. Any purchaser of such production shall be entitled to rely on the Non-operators' statement concerning the amount of costs and other expenses owed by the Operator and payment made to the Non-operators by any purchaser shall be binding and conclusive as between such purchaser and the Operator.

              The maximum amount for which the mortgage herein granted by the Operator shall be. deemed to secure the obligations and indebtedness of the Operator to all Non-operators as stipulated herein is hereby fixed in an amount equal to $25,000,000.00 in the aggregate (the "Limit of the Mortgage of the Operator"). Except as provided in the previous sentence (and then only to the extent such limitations are required by law), the entire amount of obligations and indebtedness of the Operator to the Non-operators is secured hereby without limitation. Notwithstanding the foregoing Limit of the Mortgage of the Operator, the liability of the Operator under the Operating Agreement and the mortgage and security interest granted hereby shall be limited to (and the Non-operators shall not be entitled to enforce the same against the Operator for, an amount exceeding) the actual obligations and indebtedness [including all interest charges, costs, attorneys' fees, and other charges provided for in the Operating Agreement] outstanding and unpaid and that are attributable to or charged against the interest of the Operator pursuant to this Agreement.

       5.5 To secure the complete and timely performance of and payment by the Operator of all obligations and indebtedness of every kind and nature, whether now owed by the Operator or hereafter arising, pursuant to the Operating Agreement, the Operator hereby grants to each Non-operator a continuing security interest in and to all of its rights, titles, interests, claims, general intangibles, proceeds, and products thereof, whether now existing or hereafter acquired, in and to (a) all Hydrocarbons produced from the lands or offshore blocks covered by the Contract Area or included within the Contract Area or attributable to the Contract Area when produced, (b) all accounts receivable accruing or arising as a result of the sale of such Hydrocarbons (including, without limitation, accounts arising from gas imbalances or from the sale of Hydrocarbons at the wellhead), (c) all cash or other proceeds from the sale of such Hydrocarbons once produced, and (d) all Platforms and Development Facilities, wells, fixtures, other corporeal property whether movable or immovable, whether now or hereafer placed on the offshore blocks covered by the Contract Area or maintained or used in connection with the ownership, use or exploitation of the Contract Area, and other surface and sub-surface equipment of any kind or character located on or attributable to the Contract Area and the cash or other proceeds realized from the sale, transfer, disposition or conversion thereof. The interest of the Operator in and to the Hydrocarbons produced from or attributable to the Contract Area when extracted and the accounts receivable accruing or arising as the result of the sale thereof shall be financed at the wellhead of the well or wells located on the Contract Area. To the extent susceptible under applicable law, the security interest granted by the Operator hereunder covers: (A) all substitutions, replacements, and accessions to the property of the Operator described herein and is intended to cover all of the rights, titles and interests of the Operator in all movable property now or hereafer located upon or used in connection with the Contract Area, whether corporeal or incorporeal; (B) all rights under any gas balancing agreement, farmout rights, option farmout rights, acreage and cash contributions, and conversion rights of the Operator in connection with the Contract Area, the Hydrocarbons produced from or


                                       4
JOA -- Exhibit "G"
              attributable to the Contract Area, whether now owned and existing or hereafter acquired or arising, including, without limitation, all interests of the Operator in any partnership, tax partnership, limited partnership, association, joint venture, or other entity or enterprise that holds, owns, or controls any interest in the Contract Area; and (C) all rights, claims, general intangibles, and proceeds, whether now existing or hereafer acquired, of the Operator in and to the contracts, agreements, permits, licenses, rights-of-way, and similar rights and privileges that relate to or are appurtenant to the Contract Area, including the following:


              (1) all of its rights, titles, and interests; whether now owned and existing or hereafter acquired or arising, in, to, and under or derived from any present or future operating, farmout, bidding, pooling, unitization, and communitization agreements, assignments, and subleases, whether or not described in Attachment "1," to the extent, and only to the extent, that such agreements, assignments, and subleases cover or include any of its rights, titles, and interests, whether now owned and existing or hereafter acquired .4r arising, in and to all or any portion of the Contract Area, and all units created by any such pooling, unitization, and communitization agreements and all units formed under orders, regulations, rules, or other official acts of any governmental authority having jurisdiction, to the extent and only to the extent that such units cover or include all or any portion of the Contract Area;

              (2) all of its rights, titles, and interests, whether now owned and existing or hereafer acquired or arising, in, to, and under or derived from all presently existing and future advance payment agreements, and oil, casinghead gas, and gas sales, exchange, and Development contracts and agreements, including, without limitation, those contracts and agreements that are described on Attachment "1," to the extent, and only to the extent, those contracts and agreements cover or include all or any portion of the Contract Area; and

              (3) all of its rights, titles, and interests, whether now owned and existing or hereafter acquired or arising, in, to, and under or derived from all existing and future permits, licenses, rights-of-way, and similar rights and privileges that relate to or are appurtenant to any of the Contract Area.

       5.6 For the purposes of the security interest in favor of the Non-Operating Party, this Memorandum (including a carbon, photographic, or other reproduction thereof and hereof) may be filed as a non-standard form of financing statement pursuant to the Uniform Commercial Code in the office of the Clerk of Court of any parish in the State of Louisiana, with the Non-Operating Party being the secured parties and the Operator being the debtor with respect to such filing.

6.0 To serve as notice of the existence of the Operating Agreement as a burden on the title of the Operator and the Non-Operating Party to their interests in and to the Contract Area and for purposes of satisfying otherwise relevant recording and filing requirements of applicable law, this Memorandum is to be fled or recorded, as the case may be, in (a) the conveyance records of the parish or parishes in which the offshore blocks covered by the Contract Area are located or adjacent pursuant to La. R.S. 9:2731 et seq., (b) the mortgage records of such parish or parishes, and
       (c) the appropriate Uniform Commercial Code records. All parties to the Operating Agreement are identified on Attachment "1" hereto.

7.0 If performance of any obligation under the Operating Agreement or payment of any indebtedness created thereunder does not occur or is not made when due under the Operating Agreement or upon default of any covenant or condition of the Operating Agreement, in addition to any other remedy afforded by law, each party to the Operating Agreement and any successor to such party by assignment, operation of law, or otherwise, shall have, and is hereby given and vested with, the power and authority to foreclose the mortgage, pledge, and security interest established in its favor herein and in the Operating Agreement in the manner provided by law and to exercise all rights of a secured party under the Uniform Commercial Code.


                                       5
JOA - Exhibit "G"

8.0 Upon expiration of the Operating Agreement and the satisfaction of all obligations and indebtedness arising thereunder, the Operator, on behalf of all parties to the Operating Agreement, shall file of record an appropriate release and termination of all security and other rights created under the Operating Agreement and this Memorandum executed by all parties to the Operating Agreement. Upon the filing of such release and termination instrument, all benefits and obligations under this Memorandum shall terminate as to all parties who have executed or ratified this Memorandum. In addition, at any time prior to the filing of such release and termination instrument, each of the Operator and the Non-Operating Party shall have the right to (i) file a. continuation statement pursuant to the Uniform Commercial Code with respect to any financing statement filed in their favor under the terms of this Memorandum and (ii) reinscribe this act in the appropriate mortgage records.

9.0 It is understood and agreed by the parties hereto that if any part, term, or provision of this Memorandum is held by the courts to be illegal or in conflict with any law of the state where made, the validity of the remaining portions or provisions shall not be affected, and the rights and obligations of the parties shall be construed and enforced as if the Memorandum did not contain' the particular part, term, or provision held to be invalid.

10.0 This Memorandum shall be binding upon and shall inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns. The failure of one or more persons owning an interest in the Contract Area to expcute this Memorandum shall not in any manner affect the validity of the Memorandum as to those persons who execute this Memorandum.

11.0 A party having an interest in the Contract Area may ratify this Memorandum by execution and delivery of an instrument of ratification, adopting and entering into this Memorandum, and such ratification shall have the same effect as if the ratifying party had executed this Memorandum or a counterpart thereof. By execution or ratification of this Memorandum, such party hereby consents to its ratification and adoption by any party who acquires or may acquire any interest in the Contract Area.

12.0 This Memorandum may be executed or ratified in one or more counterparts and all of the executed or ratified counterparts shall together constitute one instrument. For purposes of recording in each of the records described in Paragraph 6 above, duplicate copies of this Memorandum with individual signature pages attached thereto may be filed of record, one copy of each to be indexed in the name of the Operator, as grantor, and one copy of each to be indexed in the name of each Non-Operating Party, as grantor, and duplicate copies of this Memorandum with individual signature pages attached thereto may be filed in the appropriate Uniform Commercial Code records, one filing for the Operator, as secured party, and another fling for the Non-Operating Party, as secured parties. The respective addresses of the Operator, as both secured party and debtor, and the Non-Operating Party, as both debtors and secured parties, at which information with respect to the security interests created in the Operating Agreement may be obtained, are set forth in Paragraph 1.0 of this Memorandum.

13.0 The Operator and the Non-Operating Party hereby agree to execute, acknowledge and deliver or cause to be executed, acknowledged and delivered, any instrument or take any action necessary or appropriate to efectuate the terms of the Operating Agreement or any Exhibit, instrument, certificate or other document pursuant thereto.

14.0 Whenever the context requires, reference herein made to the single number shall be understood to include the plural, and the plural shall likewise be understood to include the singular, and specific enumeration shall not exclude the general, but shall be construed as cumulative.




                                       6
JOA - Exhibit "G"

EXECUTED on the dates set forth below each signature but effective as of the ________ day of __________, 20__.

                                           OPERATOR:
                                           ---------

WITNESSES:
                                           ____________________

__________________________________         By:_____________________________
                                           Title:__________________________
__________________________________         Date:___________________________



                                           NON-OPERATING PARTY:
                                           -------------------

WITNESSES:
                                           ____________________

__________________________________         By:_____________________________
                                           Title:__________________________
__________________________________         Date:___________________________







                                       7
JOA - Exhibit "G"

                                 ACKNOWLEDGMENT

                                    OPERATOR:


STATE OF _____________

PARISH/COUNTY OF ______________________

       On this ________ day of ______, 200_, before me, appeared _____________, to me personally known, who, being by me duly sworn, did say that he is the ____________________ of _____________, a ___________ corporation, and that the foregoing instrument was signed on behalf of the corporation by authority of its Board of Directors and that ____ acknowledged the instrument to be the free act and deed of the corporation.



                                                 _________________________
                                                 NOTARY PUBLIC in and for
                                                 the State of ____________

My Commission expires:____________


                                 ACKNOWLEDGMENT

                              NON-OPERATING PARTY


STATE OF _____________

PARISH/COUNTY OF ______________________

       On this ________ day of ______, 20__, before me, appeared _____________, to me personally known, who, being by me duly sworn, did say that he is the ____________________ of _____________, a ___________ limited liability company, and that the foregoing instrument was signed on behalf of the company by authority of its members and that _______ acknowledged the instrument to be the free act and deed of the limited liability company.



                                                 _________________________
                                                 NOTARY PUBLIC in and for
                                                 the State of ____________

My Commission expires:____________













                                       8
JOA - Exhibit "G"

                          ATTACHMENT "1" TO EXHIBIT "G"

                       Attached to and made a part of the
      Memorandum of Operating Agreement and Financing Statement (Louisiana)
                    effective _______________,by and between
                       __________________, as Operator, and
                      __________________, as Non-Operator.


I.     DESCRIPTION OF LANDS AND LEASES WITHIN THE CONTRACT AREA
       --------------------------------------------------------

II.    OPERATOR
       --------

III.   PARTIES REPRESENTATIVES, ADDRESSES, AND INTERESTS CONTRIBUTED
       -------------------------------------------------------------























                                       9
JOA - Exhibit "G"

                                   Exhibit "H"


    Attached to and made a part of that certain Offshore Operating Agreement effective as of October 1, 2005, between Chevron U.S.A. Inc.,
         Newfield Exploration Company and Ridgewood Energy Corporation,
                 Manager Ridgewood Energy Q Fund, LLC, covering
            Main Pass Blocks 221 and 222, Offshore, Gulf of Mexico.



                          Dispute Resolution Procedure
                          ----------------------------



I.   OVERVIEW
     --------

     A. Description and Goals. Arbitration as used in this statement is a procedure whereby an Arbitration Panel ("Panel") resolves any claim(s), controversy(ies) or dispute(s) between Chevron U.S.A. Inc and Ridgewood Energy Corporation (hereinafer referred to singularly as "Party" and collectively as "Parties") arising out of, relating to or in connection with the Exploration Participation Agreement (hereinafter "Agreement") including the interpretation, validity, termination or breach thereof.

          (i) Binding. The arbitration process is binding on the Parties and this arbitration is intended to be a final resolution of the dispute(s) between the Parties as described above, to the same extent as a final judgment of a court of competent jurisdiction. Each Party hereby expressly covenants that it shall not resort to court remedies except as provided for herein, and for preliminary relief in aid of arbitration.

          (ii) Violation. A Party who violates the covenants in Section l.A.(i) shall pay all legal costs incurred by the other Party in connection with the enforcement thereof. Suits, actions or proceedings in connection with violations of the covenants in Section I.A.(i) shall be instituted in the United States District Court for the Eastern District of Louisiana, and pursuant to Title IX of the United States Code. Each Party waives any option or objection which it may now or thereafer have to the laying of the venue in any such suit, action or proceeding and irrevocably submits to the jurisdiction of such court in any such suit, action or proceeding.

     B. Duty to Negotiate. The Parties shall inform one another promptly following the occurrence or discovery of any item or event which might reasonably be expected to result in a dispute in connection with the Agreement. The Parties will attempt to resolve satisfactorily any such matters.

     C. Notice of Unresolved Dispute. Should a dispute arise which the Parties cannot resolve satisfactorily, either Party may deliver to the other Party a written notice of the dispute with supporting documentation as to the circumstances leading to the dispute (the "Notice of Dispute"). The Parties, within ten (10) Business Days from delivery of such notice, shall then each appoint a management representative ("Management Representative") who has no prior direct involvement with the subject matter of the Notice of Dispute and who is duly authorized to investigate, negotiate and settle the dispute. The Management Representative for each Party shall meet and confer as often as they


                                       1
JOA - Exhibit "H"
deem reasonably necessary for a period not exceeding thirty (30) days following the delivery of the Notice of Dispute in good faith negotiations to resolve the dispute amicably. The parties in their sole discretion may also agree to utilize the service of a mediator pursuant to` a joint engagement. Unless otherwise provided herein, all such notices shall be served in accordance with the provisions of the Agreement.



II.  ARBITRATION PROCESS
     -------------------

     A. Arbitration. If the Parties are unable to resolve the dispute within thirty (30) days following the receipt of the Notice of Dispute, the matter shall be submitted to arbitration in accordance with the procedures set forth below.

     B. Initiation of Arbitration. The arbitration shall be initiated by either party delivering to the other a Notice of Intention to Arbitrate as provided for in Section 6 of the Commercial Arbitration Rules and the Supplementary Procedures for Large, Complex Disputes of the American Arbitration Association (collectively, the "AAA Guidelines")

     C. Governing Procedures. Except as expressly provided herein, the arbitration shall be conducted in accordance with applicable New York law regarding arbitration. To the extent that a matter is not addressed by this Agreement or New York law, the arbitration shall be conducted with reference to the AAA Guidelines. The action of a majority of the members of the arbitration Panel shall govern and their decision in writing shall be final and binding on the Parties hereto.

          (i) Conflicts. In the event of a conflict between the AAA Guidelines and this Dispute Resolution Procedure, this Procedure shall govern.

          (ii) Governing Law. The Panel shall apply the governing substantive law chosen by the Parties to the Agreement.

     D. Arbitration Panel. There shall be three arbitrators, all of whom shall be independent and impartial, and experienced in arbitration proceedings. For those disputes involving the transfer of, or title to, any real property rights or interests, including but not limited to mineral rights, or involving the development of a mineral interest or the marketing of mineral production, each arbitrator shall be experienced in the oil and gas industry and knowledgeable or specializing as to the subject matter involved in the dispute. The arbitrators shall be chosen as follows: each Party shall have thirty (30) days from the delivery of a Notice of Intention to Arbitrate to designate an arbitrator and notify the other Party of the name of such arbitrator. If such other Party shall fail to name a second arbitrator within thirty (30) days, then the Party who first served the notice may, within three (3) days after written notice to the other Party, apply to the American Arbitration Association as the Appointing Authority, for the appointment of such second arbitrator for or on behalf of the other Party, and in such case the arbitrator appointed by the Appointing Authority shall meet the criteria set forth in this Section II.D. and shall act as if named by the other Party.

                                       2
JOA - Exhibit "H"

           (i) Selection of Third Arbitrator. The two (2) arbitrators chosen as provided for above shall, within thirty (30) days after the appointment of the second arbitrator, choose the third arbitrator who shall meet the criteria set forth in this Section II.D., and in the event of their failure. to do so within said thirty (30) days, either of the Parties hereto may in like manner, within three (3) days after written notice to the other Party, apply to the Appointing Authority for the appointment of a third arbitrator: The third arbitrator shall then disclose any and all conflicts of interest and any business relationship that he or she has with any Party. Following that disclosure, the Parties shall agree to appoint the chosen third arbitrator or to continue the selection process in the same manner. The three (3) arbitrators selected shall constitute the Panel. The third arbitrator shall-serve as Chairman. of the Panel.

           (ii) Conflicts. All arbitrators, prior to their appointment shall disclose to the. Parties, and to the other members of the Panel all actual or perceived conflicts of interest and business relationships involving the dispute or the Parties, including but not limited to, any professional or social relationships, present or past, with any Party (or its affiliates), including any Party's (or its affiliates) directors, officers, and supervisory personnel and counsel. Any Party may challenge in writing the appointment or continued service of any arbitrator for lack of independence, partiality, or any other cause likely to impair such arbitrator's ability to effectively participate in the proceedings or render a fair and equitable decision. Where such challenge is made, the Appointing Authority shall uphold or dismiss the challenge. In the event a challenge is upheld, the arbitrator as to whom the challenge was upheld shall cease to be a member of the Panel. A replacement will be selected in the same manner as the original arbitrator was selected. If an arbitrator resigns or becomes unable or unwilling to continue to serve on the Panel, a replacement shall be selected in the same manner as that arbitrator was chosen.

          (iii) Multi-Party Arbitrations. Where more than two Parties are involved in the dispute ("Multi-Party Arbitration"), all Parties shall jointly name and agree as the appointment of the two arbitrators meeting the criteria set forth in Section N.D. above. The third arbitrator shall be appointed as set forth in Section ll.D.(i) above. If the Parties cannot agree as to the choice of the two arbitrators within the said thirty (30) days, either of the Parties hereto may in like manner, within three (3) days after written notice to the other Party, apply to the Appointing Authority for the appointment of the two arbitrators meeting the criteria set forth in Section II.D. above.

          (iv) Management of the Arbitration. The Panel shall actively manage the proceedings as it deems best so as to make the same expeditious, economical, and less burdensome and adversarial than litigation.

     E. Confidentiality All documents, briefs, testimony, transcripts, as well as, all Panel decisions shall be confidential, except that, upon prior written consent of both Parties, such information may be divulged to third parties who agree in writing to keep such information confidential if such disclosure is deemed necessary pursuant to common business practice or is required by law. Likewise, the views, suggestions, admissions, proposals, and other information exchanged in the arbitration are confidential and are inadmissible in any other proceeding.


                                       3
JOA - Exhibit "H"

     F. Costs and Expenses. Each side shall be solely responsible for all costs, fees and expenses. incurred by its party-appointed arbitrator. The fees, costs, and expenses of the third arbitrator and any other incidental costs incurred in connection with: the arbitrator proceeding shall be borne equally by the Parties. Each Party is solely responsible for its own attorneys' fees and expenses incurred in the arbitration. In the event of a Multi-Party arbitration, all costs and expenses shall be borne equally by all Parties.

     G. Submissions. Within thirty (30) days after the selection of the Panel, each Party shall provide the Panel. with a short and plain submission defining the issues to be, decided and the nature of the relief that the Panel may award (the "Submission"). This Submission shall explicitly authorize the Arbitration Panel to decide these issues. This authorization shall stay in force for six (6) months from this Submission. If the Parties are unable to reach consensus as to the issues involved, the Panel in its sole discretion shall frame the issues through a reasonable procedure. The Panel will render decisions on the specific issues established and shall fashion any remedy that the Panel deems appropriate so long as that remedy is consistent with the Parties' Submissions hereunder. Any money judgment entered by the Panel shall be payable in U.S. dollars.

     H. Transcriptions. The presentations and argument will be transcribed for the benefit of the Panel and the Parties.

     I. Discovery. Commencing thirty (30) days after the receipt of the opposing Party's Submission, each Party may serve upon the other Party up to fifteen (15) requests for the production of documents, including sub-parts. The requests shall be made in good faith and not be served for the purpose of delay or harassment. Each request shall describe the type of document(s) sought and each request shall be limited to documents that are relevant to a claim or defense in the arbitration proceeding, or reasonably calculated to lead to the discovery of admissible evidence. The requests need not be served all at once but may be served in stages.

          (i) The Party served with a request under this provision shall provide the adverse Party with copies of the requested documents, and identify the request to which each document is responsive, within twenty (20) days of the receipt of the request. If the Party served with a request objects to the production of any of the requested documents, it shall nevertheless produce within the permitted time all documents responsive to any request that is not objected to by that Party.

           (ii) A Party that is served with a request may challenge the propriety of the request within the time permitted for response by a short written objection which shall be forwarded to the adverse Party and to each member of the Panel. The adverse Party shall submit its response, if any, to the objecting Party and each member of the Panel within five
     (5) days of receipt of the objection. The Panel shall consider the request, the objection, and the response, if any, and decide whether the production shall be allowed or denied or whether the request should be modified within ten (10) days after the submission of the adverse Party's response.


                                       4
JOA - Exhibit "H"

     J. Presentations. No later than twenty-five (25) days prior to the date that presentations to the Panel are to begin, each Party will submit to the Panel and serve on the other Party a written position statement. The original statement of each Party shall not exceed thirty-five '(35) typewritten letter-sized pages. Each Party shall have the. right to . submit reply statements no .later than fifteen (15) days prior -to. the date of the presentation. Such reply statements shall- not exceed fifteen (15) typewritten letter-sized pages.

          (i) All documents and affidavits that a Party intends to use during its presentation shall be submitted to the Panel and served on the other Party with the position and reply statements. All demonstrative exhibits shall be exchanged five (5) days in advance of the presentations,

          (ii) The presentations to the Panel shall extend for such time as the Panel agrees, to be appropriate. In the absence of any agreement, the presentations for both Parties shall extend for no longer than two (2) days and shall be concluded within six (6) months after selection of the Panel. Presentations of each Party shall occur successively with no intervening delay.

          (iii) Each Party shall make an oral and/or documentary presentation of its position in such order and in accordance with the time schedule established by the Panel. The Panel may question each of the presenters during or following any and all presentations.

The Panel shall determine a reasonable time and location for the presentations.

     K. Decision and Award. The Panel shall promptly (within sixty (60) days of conclusion of the presentations or such longer period as the Parties may mutually agree) determine the claims of the Parties and render their final decision in writing. All decisions and awards shall be decided by a majority of the Panel. The decision shall state with specificity the findings of fact and conclusions of law on which it rests. The decision rendered by the Panel may be enforced in any federal court having jurisdiction to do so and may only be appealed pursuant to Section L below. The decision shall be served upon each of the Parties by facsimile transmission and by first class mail. If there be no majority as to any part of the award, such part of the award shall be made by the third arbitrator.

          (i) If applicable law allows pre-award interest, the Panel may, in their discretion, grant pre-award interest and, if so, such interest may be at commercial rates during the relevant period. The Panel may award all or a part of a Party's reasonable attorney's fees and costs of arbitration, taking into account the final result of the arbitration, the conduct of the Parties and their counsel in the course of the arbitration, and other relevant factors. The Panel shall not award consequential or punitive damages.

          (ii) Within ten (10) days of receipt of the award either side may submit a Motion to Modify the award. A response shall be due within fifteen
     (15) days thereafer and the Panel shall rule thereon within fifteen (15) days after receipt of the response.


                                       5
7 JOA -- Exhibit "H"

          (iii) Judgment on the award may be entered in a United States District Court for the federal district within which the decision was made at any time within one year after the decision is made.

     L. Vacation of Award and Appeal. The Parties. agree that an award made by the Panel may only be vacated or confirmed. by a federal court of proper jurisdiction. as established above. The Parties agree that an award made-by the Panel may be vacated by a court only if the award was procured by or through fraud or corruption or because the Panel refused to hear evidence material to the controversy or otherwise so conducted the hearing as to substantially prejudice the rights of a Party. An appeal from an order or judgment pursuant to this Section II.L. shall be instituted in the United States District Court for the Eastern District of Louisiana. Each Party .waives any option or objection which it may now or thereafer have to the laying of the venue of any such suit, action or proceeding and irrevocably submits to the jurisdiction of the court in any such suit, action or proceeding. Each Party agrees that a remedy at law for a violation of this Section II.L. may not be adequate and therefore agrees that the remedies of specific performance and injunctive relief shall be available in the event of any violation in addition to any other right or remedy at law or in equity to which any Party may be entitled.

     M. Res Judicata. To the extent permitted by law, any decision of the Panel shall not be resjudicata or have any binding effect in any unrelated litigation or arbitration.












                                       6
JOA - Exhibit "H"

                                   Exhibit "I"

    Attached to and made a part of that certain Offshore Operating Agreement effective as of October l, 2005, between Chevron U.S.A. Inc.,
         Newfield Exploration Company and Ridgewood Energy Corporation,
                 Manager Ridgewood Energy Q Fund, LLC, covering
             Main Pass Blocks 221 and 222, Offshore, Gulf of Mexico.


                               ARTICLE 8.6 ET SEQ.
                            SHELF OPERATING AGREEMENT
                                   (LOUISIANA)

         Security Rights; Default; Unpaid Charges; Carved-out Interests.

8.6    Security Rights (LA).

       In addition to any other security rights and remedies provided by law with respect to services, rendered or materials and equipment furnished under this Agreement, for and in consideration of the covenants and mutual undertakings of the Operator and the Non-operators herein, the Parties shall have the following security rights:

       8.6.1  Mortgage in Favor of the Operator.

       Each Non-operator hereby grants to the Operator a mortgage, hypotheca, and pledge of and over all of its rights, titles, and interests in and to
       (a) the Contract Area, (b) the Hydrocarbons in, on, under, and that may be produced from the lands within the Contract Area, and (c) all other immovable property susceptible of mortgage situated within the Contract Area. This mortgage is given to secure the complete and timely performance of and payment by each Non-operator of all obligations and indebtedness of every kind and nature, whether now owed by such Non-operator or hereafter arising, pursuant to this Agreement. To the extent susceptible under applicable law, this mortgage and the security interests granted in favor of the Operator herein shall secure the payment of all costs and other expenses properly charged to such Party, together with (A) interest on such indebtedness, costs, and other expenses at the rate set forth in Exhibit "C" attached hereto (the "Accounting Procedure") or the maximum rate allowed by law, whichever is the lesser, (B) reasonable attorneys' fees, (C) court costs, and (D) other directly related collection costs. If any Non-operator does not pay such costs and other expenses or perform its obligations under this Agreement when due, the Operator shall have the additional right to notify the purchaser or purchasers of the defaulting Non-operator's Hydrocarbon production and collect such costs and other expenses out of the proceeds from the sale of the defaulting Non-operator's share of Hydrocarbon production until the amount owed has been paid. The Operator shall have the right to offset the amount owed against the proceeds from the sale of such defaulting Non-operator's share of Hydrocarbon production. Any purchaser of such production shall be entitled to rely on the Operator's statement concerning the amount of costs and other expenses owed by the defaulting Non-operator and payment made to the Operator by any purchaser shall be binding and conclusive as between such purchaser and such defaulting Non-operator.


JOA -- Exhibit "I"
                                        7

       The maximum amount for which the mortgage herein granted by each Non-operator shall be deemed to secure the obligations and indebtedness of such Non-operator to the Operator as stipulated herein is hereby fixed in an amount equal to $25,000,000.00 (the "Limit of the Mortgage of each Non-operator"). Except as provided in the previous sentence (and then only to the extent such limitations are required by law), the, entire amount of obligations and indebtedness of each 'Non-operator to the Operator is secured hereby without limitation. Notwithstanding the foregoing Limit of the Mortgage of each Non-operator, the liability of each Non-operator under this Agreement and the mortgage and security interest granted hereby shall be limited to (and the Operator shall not be entitled to enforce the same against such Non-operator for, an amount exceeding) the o .actual obligations and indebtedness- [including all interest. charges, costs, attorneys' fees, and other charges provided for in this Agreement or in the Memorandum of Operating Agreement and Financing Statement (Louisiana), as such term is defined in Article
       8.6.1.4 (Recordation) hereof] outstanding and unpaid and that are attributable to or charged against the interest of such Non-operator pursuant to this Agreement.

              8.6.1.1 Security Interest in Favor of the Operator.

              To secure the complete and timely performance of and payment by each Non-operator of all obligations and indebtedness of every kind and nature, whether now owed by such Non-operator or hereafter arising, pursuant to this Agreement, each Non-operator hereby grants to the Operator a continuing security interest in and to all of its rights, titles, interests, claims, general intangibles, proceeds, and products thereof, whether now existing or hereafter acquired, in and to (a) all Hydrocarbons produced from the lands or offshore blocks covered by the Contract Area or attributable to the Contract Area when produced, (b) all accounts receivable accruing or arising as a result of the sale of such Hydrocarbons (including, without limitation, accounts arising from gas imbalances or from the sale of Hydrocarbons at the wellhead), (c) all cash or other proceeds from the sale of such Hydrocarbons once produced, and (d) all Platforms and Development Facilities, wells, fixtures, other corporeal property, whether movable or immovable, whether now or hereafter placed on the lands or offshore blocks covered by the Contract Area or maintained or used in connection with the ownership, use or exploitation of the Contract Area, and other surface and sub-surface equipment of any kind or character located on or attributable to the Contract Area and the cash or other proceeds realized from the sale, transfer, disposition or conversion thereof. The interest of the Non-operators in and to the oil and gas produced from or attributable to the Contract Area when extracted and the accounts receivable accruing or arising as the result of the sale thereof shall be financed at the wellhead of the well or wells located on the Contract Area. To the extent susceptible under applicable law, the security interest granted by each Non-operator hereunder covers: (A) all substitutions, replacements, and accessions to the


JOA - Exhibit "I"
                                        2
              property of such Non-operator described herein and is intended to cover all of the rights, titles and interests of such Non-operator in all movable property now or hereafter located upon or used in connection with the Contract Area, whether corporeal or incorporeal; (8) all rights under any gas balancing agreement, farmout rights, option farmout rights, acreage and cash contributions, and conversion rights of such Non-operator in connection with the Contract Area, or the Hydrocarbons produced from or attributable to the. Contract Area, whether . now owned and. existing or hereafter acquired or arising, including, without limitation, all interests of each Non-operator in any partnership, tax partnership, limited partnership, association, joint venture, or other entity or enterprise that holds, owns, or controls any interest in the Contract Area; and (C) all rights, claims, general intangibles, and proceeds, whether now existing or hereafter acquired, of each Non-operator in and to the contracts, agreements, permits, licenses, rights-of-way,- and similar rights and privileges that relate to or are appurtenant to the Contract Area, including the following:

                     1) all of its rights, titles, and interests, whether now owned and existing or hereafter acquired or arising, in, to, and under or derived from any present or future operating, farmout, bidding, pooling, unitization, and communitization agreements, assignments, and subleases, whether or not described in Exhibit "A," to the extent, and only to the extent, that such agreements, assignments, and subleases cover or include any of its rights, titles, and interests, whether now owned and existing or hereafer acquired or arising, in and to all or any portion of the Contract Area, and all units created by any such pooling, unitization, and communitization agreements and all units formed under orders, regulations, rules, or other official acts of any governmental authority having jurisdiction, to the extent and only to the extent that such units cover or include all or any portion of the Contract Area;

                     2) all of its rights, titles, and interests, whether now owned and existing or hereafter acquired or arising, in, to, and under or derived from all presently existing and future advance payment agreements, and oil, casinghead gas, and gas sales, exchange, and processing contracts and agreements, including, without limitation, those contracts and agreements that are described on Exhibit "A," to the extent, and only to the extent, those contracts and agreements cover or include all or any portion of the Contract Area; and

                     3) all of its rights, titles, and interests, whether now owned and existing or hereafter acquired or arising, in, to, and under or derived from all existing and future permits, licenses, rights-of-way, and similar rights and privileges that relate to or are appurtenant to the Contract Area.

              8.6.1.2 Mortgage in Favor of the Non-operators.

              The Operator hereby grants to each Non-operator a mortgage,


JOA - Exhibit"I"
                                        3
              hypotheca, and pledge of and over all of its rights, titles, and interests in and to (a) the Contract Area; (b) the Hydrocarbons in, on, under, and that my be produced from the lands within the Contract Area; and (c) all other immovable property or other property susceptible of mortgage situated within the Contract Area.

                     This mortgage is given to secure the complete and timely performance of and payment by the Operator of all obligations and indebtedness of every kind and nature, whether now owed by the Operator or hereafter arising, pursuant to this Agreement. To the extent susceptible under applicable law, this mortgage and the security interests granted in favor of each Non-operator herein shall secure the payment of all costs and other expenses properly charged to the Operator, together with (A) interest on such indebtedness, costs, and other expenses at the rate set forth in Exhibit "C" or the maximum rate allowed by law, whichever is the lesser, (B) reasonable attorneys' fees,
                     (C) court costs, and (D) other directly related collection costs. If the Operator does not pay such costs and other expenses or perform its obligations under this Agreement when due, the Non-operators shall have the additional right to notify the purchaser or purchasers of the Operator's Hydrocarbon production and collect such costs and other expenses out of the proceeds from the sale of the Operator's share of Hydrocarbon production until the amount owed has been paid. The Non-operators shall have the right to offset the amount owed against the proceeds from the sale of the Operator's share of Hydrocarbon production. Any purchaser of such production shall be entitled to rely on the Non-operators' statement concerning the amount of costs and other expenses owed by the Operator and payment made to the Non-operators by any purchaser shall be binding and conclusive as between such purchaser and the Operator. The maximum amount for which the mortgage herein granted by the Operator shall be deemed to secure the obligations and indebtedness of the Operator to all Non-operators as stipulated herein is hereby fixed in an amount equal to $25,000,000.00 in the aggregate (the "Limit of the Mortgage of the Operator"). Except as provided in the previous sentence (and then only to the extent such limitations are required by law), the entire amount of obligations and indebtedness of the Operator to the Non-operators is secured hereby without limitation. Notwithstanding the foregoing Limit of the Mortgage of the Operator, the liability of the Operator under this Agreement and the mortgage and security interest granted hereby shall be limited to (and the Non-operators shall not be entitled to enforce the same against the Operator for, an amount exceeding) the actual obligations and indebtedness [including all interest charges, costs, attorneys' fees, and other charges provided for in this Agreement or in the Memorandum of Operating Agreement and Financing Statement


JOA -- Exhibit" I"
                                        4

                     (Louisiana), as such term is defined in Article 8.6.1.4 hereof] outstanding and unpaid and that are attributable to or charged against the interest of the Operator pursuant to this Agreement.

              8.6.1.3 Security Interest in Favor of the Non-operators.

              To secure the complete and timely performance of and payment by the Operator of all obligations and indebtedness of every kind and nature, whether now owed by the Operator or hereafer arising, pursuant to this Agreement, the Operator hereby grants to each Non-operator a continuing security interest in and to all of its rights, titles, interests, claims, general intangibles, proceeds, and products thereof, whether now existing or hereafter acquired, in and to (a) all Hydrocarbons produced from the lands or offshore blocks covered-by the Contract Area or included within-the Contract Area or attributable to the Contract Area when produced,
              (b) all accounts receivable accruing or arising as a result of the sale of such Hydrocarbons (including, without limitation, accounts arising from gas imbalances or from the sale of Hydrocarbons at the wellhead), (c) all cash or other proceeds from the sale of such Hydrocarbons once produced, and (d) all Platforms and Development Facilities, wells, fixtures, other corporeal property whether movable or immovable, whether now or hereafer placed on the offshore blocks covered by the Contract Area or maintained or used in connection with the ownership, use or exploitation of the Contract Area, and other surface and sub-surface equipment of any kind or character located on or attributable to the Contract Area and the cash or other proceeds realized from the sale, transfer, disposition or conversion thereof. The interest of the Operator in and to the Hydrocarbons produced from or attributable to the Contract Area when extracted and the accounts receivable accruing or arising as the result of the sale thereof shall be financed at the wellhead of the well or wells located on the Contract Area. To the extent susceptible under applicable law, the security interest granted by the Operator hereunder covers: (A) all substitutions, replacements, and accessions to the property of the Operator described herein and is intended to cover all of the rights, titles and interests of the Operator in all movable property now or hereafer located upon or used in connection with the Contract Area, whether corporeal or incorporeal; (B) all rights under any gas balancing agreement, farmout rights, option farmout rights, acreage and cash contributions, and conversion rights of the Operator in connection with the Contract Area, the Hydrocarbons produced from or attributable to the Contract Area, whether now owned and existing or hereafter acquired or arising, including, without limitation, all interests of the Operator in any partnership, tax partnership, limited partnership, association, joint venture, or other entity or enterprise that holds, owns, or controls any interest in the Contract Area; and (C) all rights, claims, general intangibles, and proceeds, whether now existing or hereafer acquired, of the Operator in and to the contracts, agreements, permits, licenses, rights-of-way, and similar rights and privileges that relate to or are appurtenant to the Contract Area, including the following:


JOA - Exhibit "I"
                                        5

                     (a) all of its rights, titles, and interests, whether now owned and existing or hereafter acquired or arising, in, to, and under or derived from any present or future operating, farmout, bidding, pooling, unitization, and communitization agreements, assignments, and subleases, whether or not described in Exhibit "A," to the extent, and only to the extent, that such agreements, assignments, and subleases cover or include any of its rights, titles, and interests, whether now owned and existing or hereafter acquired or arising, in and to all or any portion of the Contract Area, and all units created by any such pooling, unitization, and communitization agreements and all units formed under orders, regulations, rules, or other official acts of any governmental authority having jurisdiction, to the extent and only to the extent that such units cover or include all or any portion of the Contract Area;

                     (b) all of its rights, titles, and interests, whether now owned and existing or hereafter acquired or arising, in, to, and under or derived from all presently existing and future advance payment agreements, and oil, casinghead gas, and gas sales, exchange, and Development contracts and agreements, including, without limitation, those contracts and agreements that are described on Exhibit "A," to the extent, and only to the extent, those contracts and agreements cover or include all or any portion of the Contract Area; and

                     (c) all of its rights, titles, and interests, whether now owned and existing or hereafter acquired or arising, in, to, and under or derived from all existing and future permits, licenses, rights-of-way, and similar rights and privileges that relate to or are appurtenant to any of the Contract Area.

              8.6.1.4 Recordation.

              To provide evidence of, and to further perfect the Parties' security rights created hereunder, upon request, each Party shall execute and acknowledge the Memorandum of Operating Agreement and Financing Statement (Louisiana) attached as Exhibit "G" (the "Memorandum of Operating Agreement and Financing Statement (Louisiana)") in multiple counterparts as appropriate. The Parties authorize the Operator to file the Memorandum of Operating Agreement and Financing Statement (Louisiana) in the public records set forth below to serve as notice of the existence of this Agreement as a burden on the title of the Operator and the Non-operators to their interests in the Contract Area and for purposes of satisfying otherwise relevant recording and filing requirements of applicable law and to attach an original of the Memorandum of Operating Agreement and Financing Statement (Louisiana) to a standard UCC-1 in mutually agreeable forms for fling in the UCC records set forth below to perfect the security interests created by the Parties in this Agreement. Upon the acquisition of a leasehold interest in the Contract Area, the


JOA -- Exhibit "I"
                                        6

              Parties shall, within five business days following request by one of the Parties hereto, execute and furnish to the requesting Party for recordation such a Memorandum of Operating Agreement and Financing Statement (Louisiana) describing such leasehold interest. Such Memorandum of Operating Agreement and Financing Statement (Louisiana) shall be amended from time to time upon acquisition of additional leasehold interests in the Contract Area, and the Parties shall, within five business days following request by one of the Parties hereto, execute and furnish to the requesting Party for recordation any such amendment.

              The Memorandum of Operating Agreement and Financing Statement (Louisiana) is to be filed or recorded, as the case may be, in (a) the conveyance records of the parish or parishes. adjacent to the lands or offshore blocks covered by the Contract Area or contained within the Contract Area pursuant to La. R.S. 9:2739 et seq., (b) the mortgage records of such parish or parishes, and (c) the appropriate Uniform Commercial Code records.

       8.6.2  Default.

       If any Party does not pay its share of the charges authorized under this Agreement when due, the Operator may give the defaulting Party notice that unless payment is made within thirty (30) days from delivery of the notice, the non-paying Party shall be in default. A Party in default shall have no further access to the rig, Platform or Development Facilities, any Confidential Data or other maps, records, data, interpretations, or other information obtained in connection with activities or operations hereunder or be allowed to participate in meetings. A Party in default shall not be entitled to vote or to make an election until such time as the defaulting Party is no longer in default. The voting interest of each non-defaulting Party shall be counted in the proportion its Participating Interest share bears to the total non-defaulting Participating Interest shares. As to any operation approved during the time a Party is in default, such defaulting Party shall be deemed to be a Non-participating Party, except where such approval is binding on all Parties or Participating Parties, as applicable. In the event a Party believes that such statement of charges is incorrect, the Party shall nevertheless pay the amounts due as provided herein, and the Operator shall attempt to resolve the issue as soon as practicable, but said attempt shall be made no later than sixty
       (60) days after receiving notice from the Party of such disputed charges.

       8.6.3  Unpaid Charges.

       If any Participating Party fails to pay its share of the costs and other expenses authorized under this Agreement in accordance with Exhibit "C" or to otherwise perform any of its obligations under this Agreement when due, the Party to whom such payment is due, in order to take advantage of the provisions of this Article 8.6, shall notify the other Party by certified or registered U.S. Mail that it is in default and has thirty
       (30) days from the receipt of such notice to pay. If such payment is not made timely by the non-paying Party after the issuance of such notice to pay, the Party requesting such payment may take immediate steps to diligently pursue collection of the unpaid costs and other expenses owed


JOA - Exhibit "1"
                                        7
       by such Participating Party and to exercise the mortgage and security rights granted by this Agreement. The bringing of a suit and the obtaining of a judgment by any Party for the secured indebtedness shall not be deemed an election of remedies or otherwise affect the security rights granted herein. In. addition to any other remedy afforded by law, each Party shall have, and is hereby given and vested with, the power and authority to foreclose the lien, mortgage, pledge, and security interest established hereby in its favor in the manner provided by law, to exercise the Power of Sale provided for herein, if applicable, and to exercise all rights of a secured party under the Uniform Commercial Code as adopted by the state in which the Contract Area is located or such other states as such Party may deem appropriate. The Operator shall keep an accurate account of amounts owed by the nonperforming Party (plus interest and collection costs) and any amounts collected with respect to amounts owed by the nonperforming Party. In-the event there become three or more Parties to this. Agreement, then if any nonperforming Party's share of costs remains delinquent for a period of sixty (60) days, each other Participating Party shall, upon the Operator's request, pay the unpaid amount of costs in the proportion that its Working Interest bears to the total non-defaulting Working Interests. Each Participating Party paying its share of the unpaid amounts of a nonperforming Party shall be subrogated to the Operator's mortgage and security rights to the extent of the payment made by such Participating Party.

       8.6.4  Carved-out Interests.

       Any agreements creating any overriding royalty, production payment, net proceeds interest, net profits interest, carried interest or any other interest carved out of a Working Interest in the Contract Area shall specifically make such interests inferior to the rights of the Parties to this Agreement. If any Party whose Working Interest is so encumbered does not pay its share of costs and other expenses authorized under this Agreement, and the proceeds from the sale of its Hydrocarbon production pursuant to this Article 8.6 are insufficient to pay such costs and expenses, then subject to the provisions of Article 16.2, the security rights provided for in this Article 8.6 may be applied against the carved-out interests with which the defaulting or nonperforming Party's interest in the Contract Area is burdened. In such event, the rights of the owner of such carved-out interest shall be subordinated to the security rights granted by this Article 8.6.











JOA - Exhibit "I"
                                        8